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Exhibit 2.1

OFFERING CIRCULAR

ALLIED DOMECQ PLC

(incorporated with limited liability in England and Wales with Registered No. 3771147)
(as an Issuer and as Guarantor)

ALLIED DOMECQ FINANCIAL SERVICES PLC

(incorporated with limited liability in England and Wales with Registered No. 2706797)
(as an Issuer)

ALLIED DOMECQ (HOLDINGS) PLC

(incorporated with limited liability in England and Wales with Registered No. 689729)
(as an Issuer)

ALLIED DOMECQ NORTH AMERICA CORP.

(incorporated with limited liability in Delaware)
(as an Issuer)

LIF B.V.

(incorporated with limited liability in The Netherlands)
(as an Issuer)

U.S.$3,000,000,000
Global Medium Term Note Programme

             On 18 November 1999 Allied Domecq PLC ("Allied Domecq"), Allied Domecq Financial Services PLC ("Financial Services") and Lif B.V. ("Lif") entered into a U.S.$2,000,000,000 Global Medium Term Note Programme (the "Programme"), as subsequently amended. On 13 March 2001 Allied Domecq (Holdings) PLC ("AD Holdings") and Allied Domecq North America Corp. ("AD North America", and together with Allied Domecq in its capacity as an issuer, Financial Services, Lif and AD Holdings, the "Issuers" and each an "Issuer") were added as issuers under the Programme. This Offering Circular supersedes all previous prospectuses, offering circulars and supplements thereto. Any Notes issued under the Programme after the date hereof are issued subject to the provisions set out herein. This does not affect any Notes issued prior to the date hereof nor any Notes issued after the date hereof and forming a single series (as defined below) with Notes issued prior to the date hereof.

             Under this Programme, each of the Issuers may from time to time issue notes (the "Notes") denominated in any currency agreed between the relevant Issuer and the relevant Dealer (as defined below).

             The payments of all amounts owing in respect of Notes issued by Financial Services, Lif, AD Holdings or AD North America will be unconditionally and irrevocably guaranteed by Allied Domecq.

             Notes may be issued in bearer or, in the case only of Notes issued by Lif, or AD North America, registered form (respectively "Bearer Notes" and "Registered Notes"). The maximum aggregate nominal amount of all Notes from time to time outstanding under the Programme will not exceed U.S.$3,000,000,000 (or its equivalent in other currencies calculated as described herein), subject to increase as described herein.

             The Notes may be issued on a continuing basis to one or more of the Dealers specified under "Summary of the Programme" and any additional Dealer appointed under the Programme from time to time (each a "Dealer" and together the "Dealers"), which appointment may be for a specific issue or on an ongoing basis. References in this Offering Circular to the "relevant Dealer" shall, in the case of an issue of Notes being (or intended to be) subscribed or purchased by more than one Dealer, be to all Dealers agreeing to subscribe or purchase such Notes.

             Application has been made to the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 (the "UK Listing Authority") for Notes issued under the Programme during the period of 12 months from the date of this Offering Circular to be admitted to the Official List of the UK Listing Authority (the "Official List") and to the London Stock Exchange plc (the "London Stock Exchange") for such Notes to be admitted to trading on the London Stock Exchange's market for listed securities. Admission to the Official List together with admission to trading on the London Stock Exchange's market for listed securities constitute official listing on the London Stock Exchange. Notice of the aggregate nominal amount of Notes, interest (if any) payable in respect of Notes, the issue price of Notes and any other terms and conditions not contained herein which are applicable to each Tranche (as defined under "Terms and Conditions of the Notes") of Notes will be set out in a pricing supplement (the "Pricing Supplement") which, with respect to Notes to be admitted to the Official List and admitted to trading on the London Stock Exchange's market for listed securities, will be delivered to the UK Listing Authority and the London Stock Exchange on or before the date of issue of the Notes of such Tranche.

             The Programme provides that Notes may be listed on such other or further stock exchange(s) as may be agreed between the relevant Issuer and the relevant Dealer. Each Issuer may also issue unlisted Notes. The applicable Pricing Supplement will specify whether or not the Notes of a Tranche will be listed on the Official List and admitted to trading on the London Stock Exchange's market for listed securities (or any other stock exchange). Application may also be made to have certain Series of Notes accepted for trading in the Private Offerings, Resales and Trading through Automated Linkages System ("PORTAL") of the National Association of Securities Dealers, Inc.

             Neither the Notes nor any guarantee of the Notes has been or will be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") or with any securities regulatory authority of any state or other jurisdiction of the United States nor may any Notes be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act ("Regulation S")) unless the Notes are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. In addition, the Bearer Notes are subject to U.S. tax law requirements.

             See "Form of the Notes" for a description of the manner in which Notes will be issued. Registered Notes are subject to certain restrictions on transfer – see "Subscription and Sale and Transfer and Selling Restrictions".

             Each Issuer may agree with any Dealer and The Law Debenture Trust Corporation p.l.c. (the "Trustee") as trustee for the holders of the Notes that Notes may be issued in a form not contemplated by the Terms and Conditions of the Notes herein, in which event (in the case of Notes admitted to the Official List of the UK Listing Authority only) supplementary listing particulars or further listing particulars, if appropriate, will be made available which will describe the effect of the agreement reached in relation to such Notes.

Arranger

Goldman Sachs International

Dealers

BNP PARIBAS    Citigroup
Goldman Sachs International    HSBC
ING Financial Markets    JPMorgan
The Royal Bank of Scotland

Offering Circular dated 29 April 2004.

          Each of Allied Domecq, Financial Services, Lif, AD Holdings and AD North America accepts responsibility for the information contained in this Offering Circular. To the best of the knowledge and belief of each of Allied Domecq, Financial Services, Lif, AD Holdings and AD North America (having taken all reasonable care to ensure that such is the case) the information contained in this Offering Circular is in accordance with the facts and does not omit anything likely to affect the import of such information. Any reference in this Offering Circular to Listing Particulars (as defined below) means this Offering Circular excluding all information incorporated by reference. Each of Allied Domecq, Financial Services, Lif, AD Holdings and AD North America has confirmed that any information incorporated by reference, including any such information to which readers of this Offering Circular are expressly referred, has not been and does not need to be included in the Listing Particulars to satisfy the requirements of the Financial Services and Markets Act 2000 or the listing rules of the UK Listing Authority. Each of Allied Domecq, Financial Services, Lif, AD Holdings and AD North America believes that none of the information incorporated in this Offering Circular by reference conflicts in any material respect with the information included in the Listing Particulars.

          In this Offering Circular, references to the "Issuer" are to either Allied Domecq, Financial Services, Lif, AD Holdings or AD North America, as the case may be, as the issuer of Notes under the Programme and references to the "relevant Issuer" shall be construed accordingly and references to "Obligor" mean each of Allied Domecq, Financial Services, Lif, AD Holdings and AD North America, which together are referred to as the "Obligors".

          Copies of this Offering Circular, which comprises the listing particulars approved by the UK Listing Authority as required by the Financial Services and Markets Act 2000, as amended (the "Listing Particulars") in relation to Notes to be admitted to the Official List and admitted to trading on the London Stock Exchange's market for listed securities and issued during the period of 12 months from the date of this Offering Circular, have been delivered for registration to the Registrar of Companies in England and Wales as required by section 83 of that Act. Copies of each Pricing Supplement (in the case of Notes to be admitted to the Official List) will be available from FT Business Research Centre, operated by FT Interactive Data, at Fitzroy House, 13-17 Epworth Street, London EC2A 4DL and from the specified office set out below of each of the Paying Agents (as defined below).

          This Offering Circular is to be read in conjunction with all documents which are deemed to be incorporated herein by reference (see "Documents Incorporated by Reference" below) (provided, however, that such incorporated documents do not form part of the Listing Particulars). This Offering Circular shall, save as specified herein, be read and construed on the basis that such documents are so incorporated and form part of this Offering Circular but not part of the Listing Particulars.

          Neither the Dealers nor the Trustee have independently verified the information contained herein. Accordingly, no representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Dealers or the Trustee as to the accuracy or completeness of the information contained or incorporated by reference in this Offering Circular or any other information provided by the Obligors in connection with the Programme.

          No person is or has been authorised by any Obligor or the Trustee to give any information or to make any representation not contained in this Offering Circular and, if given or made, such information or representation must not be relied upon as having been authorised by any of the Obligors or any of the Dealers or the Trustee.

          Neither this Offering Circular nor any other information supplied in connection with the Programme or any Notes (i) is intended to provide the basis of any credit or other evaluation or (ii) should be considered as a recommendation by any of the Obligors, any of the Dealers or the Trustee that any recipient of this Offering Circular or any other information supplied in connection with the Programme or any Notes should purchase any Notes. Each investor contemplating purchasing any Notes should make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the relevant Issuer and, where applicable, Allied Domecq as guarantor and should determine for itself the relevance of the information contained in this Offering Circular, and its purchase of the Notes should be based upon such investigation as it deems necessary. Neither this Offering Circular nor any other information supplied in connection with the Programme or the issue of any Notes constitutes an offer or invitation by or on behalf of any of the Obligors, any of the Dealers or the Trustee to any person to subscribe for or to purchase any Notes.

          Neither the delivery of this Offering Circular nor the offering, sale or delivery of any Notes shall in any circumstances imply that the information contained herein concerning any of the Obligors is correct at any time subsequent to the date hereof. The Dealers and the Trustee expressly do not undertake to review the financial condition or affairs of any of the Obligors during the life of the Programme or to advise any investor in the Notes of any information coming to their attention. Investors should review, inter alia, the documents which are deemed to be incorporated herein by reference when deciding whether or not to purchase any Notes.

          This Offering Circular does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make the offer or solicitation in such jurisdiction. The distribution of this Offering Circular and the offer or sale of Notes may be restricted by law in certain jurisdictions. None of the Obligors, the Dealers and the Trustee represents that this Offering Circular may be lawfully distributed, or that any Notes may be lawfully offered, in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, or assumes any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by the Obligors, the Dealers or the Trustee (save for the approval of this document as listing particulars by the UK Listing Authority and delivery of copies of this document to the Registrar of Companies in England and Wales) which would permit a public offering of any Notes or distribution of this document in any jurisdiction where action for that purpose is required. Accordingly, no Notes may be offered or sold, directly or indirectly, and neither this Offering Circular nor any advertisement or other offering material may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose possession this Offering Circular or any Notes may come must inform themselves about, and observe, any such restrictions on the distribution of this Offering Circular and the offering and sale of Notes. In particular, there are restrictions on the distribution of this Offering Circular and the offer or sale of Notes in the United States, the United Kingdom, Japan, France, Germany and The Netherlands – see "Subscription and Sale and Transfer and Selling Restrictions".

          In making an investment decision, investors must rely on their own examination of the relevant Issuer, Allied Domecq as guarantor (where applicable) and the terms of the Notes being offered, including the merits and risks involved.

          None of the Dealers, the Obligors and the Trustee makes any representation to any investor in the Notes regarding the legality of its investment under any applicable laws. Any investor in the Notes should be able to bear the economic risk of an investment in the Notes for an indefinite period of time.

U.S. INFORMATION

          This Offering Circular together with an applicable Pricing Supplement may be submitted on a confidential basis in the United States to a limited number of QIBs or Institutional Accredited Investors (each as defined under "Form of the Notes") for informational use solely in connection with the consideration of the purchase of the Notes being offered hereby. Its use for any other purpose in the United States is not authorised. It may not be copied or reproduced in whole or in part nor may it be distributed or any of its contents disclosed to anyone other than the prospective investors to whom it is originally submitted.

          Bearer Notes are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to United States persons, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986 and the regulations promulgated thereunder.

          Registered Notes may be offered or sold outside the United States in offshore transactions to non-U.S. persons in reliance on Regulation S or within the United States only to QIBs or to Institutional Accredited Investors, in each case in transactions exempt from registration under the Securities Act. Each U.S. purchaser of Registered Notes is hereby notified that the offer and sale of any Registered Notes to it may be being made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act ("Rule 144A").

          Each purchaser or holder of Definitive IAI Registered Notes, Notes represented by a Rule 144A Global Note or any Notes issued in registered form in exchange or substitution therefor (together "Legended Notes") will be deemed, by its acceptance or purchase of any such Legended Notes, to have made certain representations and agreements intended to restrict the resale or other transfer of such Notes as set out in "Subscription and Sale and Transfer and Selling Restrictions". Purchasers of Definitive IAI Registered Notes will also be required to execute and deliver an IAI Investment Letter. Institutional Accredited Investors which are not QIBs will receive Notes in definitive form only. Terms used in this paragraph have the meanings given to them in "Form of the Notes" and "Terms and Conditions of the Notes".

          This Offering Circular includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934. All statements other than statements of historical facts included in this Offering Circular, including, without limitation, those regarding the Issuers' financial position, business strategy, plans and objectives of management for future operations (including development plans and objectives relating to the Issuers' products), are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Issuers, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding the Issuers' present and future business strategies and the environment in which the Issuer will operate in the future. These forward-looking statements speak only as of the date of this Offering Circular. The Issuers expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any changes in the Issuers' expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

          The Notes have not been approved or disapproved by the United States Securities and Exchange Commission or any other securities commission or other regulatory authority in the United States, nor have the foregoing authorities approved this Offering Circular or confirmed the accuracy or determined the adequacy of the information contained in this Offering Circular. Any representation to the contrary is unlawful.

NOTICE TO NEW HAMPSHIRE RESIDENTS

          NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENCE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

AVAILABLE INFORMATION

          To permit compliance with Rule 144A in connection with any resales or other transfers of Notes that are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, Lif, AD North America and Allied Domecq have each undertaken in a deed poll dated 11 March 2002 (the "Deed Poll") to furnish, upon the request of a holder of such Notes or any beneficial interest therein, to such holder or to a prospective purchaser designated by him, the information required to be delivered under Rule 144A(d)(4) under the Securities Act if, at the time of the request, neither the relevant Issuer nor Allied Domecq is a reporting company under Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder.

          All references in this document to "U.S. dollars", "U.S.$" and "$" refer to United States dollars, to "Japanese Yen" and "Yen" refer to Japanese yen, to "Sterling" and "£" refer to pounds sterling, to "NZ$" refer to New Zealand dollars, to "Pesos" refer to Mexican pesos, to "DM" refer to German deutschmarks and to "euro" and "€" refer to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

TABLE OF CONTENTS

DOCUMENTS INCORPORATED BY REFERENCE
GENERAL DESCRIPTION OF THE PROGRAMME
SUMMARY OF THE PROGRAMME
FORM OF THE NOTES
FORM OF PRICING SUPPLEMENT
TERMS AND CONDITIONS OF THE NOTES
USE OF PROCEEDS
DESCRIPTION OF ALLIED DOMECQ PLC
GROUP CAPITALISATION AND INDEBTEDNESS
DESCRIPTION OF ALLIED DOMECQ FINANCIAL SERVICES PLC
DESCRIPTION OF ALLIED DOMECQ (HOLDINGS) PLC
DESCRIPTION OF ALLIED DOMECQ NORTH AMERICA CORP
DESCRIPTION OF LIF B.V
BOOK-ENTRY CLEARANCE SYSTEMS
TAXATION
SUBSCRIPTION AND SALE AND TRANSFER AND SELLING RESTRICTIONS
GENERAL INFORMATION

          In connection with the issue and distribution of any Tranche of Notes, the Dealer (if any) disclosed as the stabilising manager in the applicable Pricing Supplement or any person acting for it may over-allot or effect transactions with a view to supporting the market price of the Notes of the Series (as defined below) of which such Tranche forms part at a level higher than that which might otherwise prevail for a limited period. However, there may be no obligation on the stabilising manager or any agent of it to do this. Such stabilising, if commenced, may be discontinued at any time and must be brought to an end after a limited period. Such stabilising may include the purchase of Notes to stabilise their market price, the purchase of Notes to cover some or all of a short position in the Notes maintained by the stabilising manager and the imposition of penalty bids to the extent afforded by applicable law and/or regulations. For a description of these activities, see "Subscription and Sale and Transfer and Selling Restrictions".

DOCUMENTS INCORPORATED BY REFERENCE

          The following documents published or issued from time to time after the date hereof shall be deemed to be incorporated in, and to form part of, this Offering Circular (provided, however, that such incorporated documents do not form a part of the Listing Particulars):

  (a)
  the most recently published audited non-consolidated annual financial statements of Financial Services, AD Holdings, AD North America and Lif and the most recently published audited consolidated annual financial statements of Allied Domecq and its subsidiaries (the "Group"); and

  (b)
  all supplements or amendments to this Offering Circular circulated by the Obligors from time to time,

save that any statement contained herein or in a document which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Offering Circular (but not the Listing Particulars) to the extent that a statement contained in any such subsequent document which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement (whether expressly, by implication or otherwise). Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular.

          Each Obligor will provide, without charge, to each person to whom a copy of this Offering Circular has been delivered, upon the request of such person, a copy of any or all of the documents deemed to be incorporated herein by reference unless such documents have been modified or superseded as specified above. Requests for such documents should be directed to Goldman Sachs International.

          If the terms of the Programme are modified or amended in a manner which would make this Offering Circular, as so modified or amended, inaccurate or misleading, a new offering circular will be prepared.

GENERAL DESCRIPTION OF THE PROGRAMME

          Under the Programme, each Issuer may from time to time issue Notes denominated in any currency, subject as set out herein. A summary of the terms and conditions of the Programme and the Notes appears below. The applicable terms of any Notes will be agreed between the relevant Issuer and the relevant Dealer prior to the issue of the Notes and will be set out in the Terms and Conditions of the Notes endorsed on, attached to, or incorporated by reference into, the Notes, as modified and supplemented by the applicable Pricing Supplement attached to, or endorsed on, such Notes, as more fully described under "Form of the Notes" below.

          This Offering Circular and any supplement will only be valid for listing Notes on the Official List during the period of 12 months from the date of this Offering Circular in an aggregate nominal amount which, when added to the aggregate nominal amount then outstanding of all Notes previously or simultaneously issued under the Programme, does not exceed U.S.$3,000,000,000 or its equivalent in other currencies. For the purpose of calculating the U.S. dollar equivalent of the aggregate nominal amount of Notes issued under the Programme from time to time:

  (a)
  the U.S. dollar equivalent of Notes denominated in another Specified Currency (as specified in the applicable Pricing Supplement in relation to the relevant Notes, described under "Form of the Notes") shall be determined, at the discretion of the relevant Issuer, either as of the date on which agreement is reached for the issue of Notes or on the preceding day on which commercial banks and foreign exchange markets are open for business in London, in each case on the basis of the spot rate for the sale of the U.S. dollar against the purchase of such Specified Currency in the London foreign exchange market quoted by any leading international bank selected by the relevant Issuer on the relevant day of calculation;

  (b)
  the U.S. dollar equivalent of Dual Currency Notes, Index Linked Notes and Partly Paid Notes (each as specified in the applicable Pricing Supplement in relation to the relevant Notes, described under "Form of the Notes") shall be calculated in the manner specified above by reference to the original nominal amount on issue of such Notes (in the case of Partly Paid Notes regardless of the subscription price paid); and

  (c)
  the U.S. dollar equivalent of Zero Coupon Notes (as specified in the applicable Pricing Supplement in relation to the relevant Notes, described under "Form of the Notes") and other Notes issued at a discount or a premium shall be calculated in the manner specified above by reference to the net proceeds received by the relevant Issuer for the relevant issue.

SUMMARY OF THE PROGRAMME

          The following summary does not purport to be complete and is taken from, and is qualified in its entirety by, the remainder of this document and, in relation to the terms and conditions of any particular Tranche of Notes, the applicable Pricing Supplement. Words and expressions defined in "Form of the Notes" and "Terms and Conditions of the Notes" below shall have the same meanings in this summary.

Issuers:	Allied Domecq PLC ("Allied Domecq")
Allied Domecq Financial Services PLC ("Financial Services")
Allied Domecq (Holdings) PLC ("AD Holdings")
Allied Domecq North America Corp. ("AD North America")
Lif B.V. ("Lif")
Guarantor (of Notes issued by Financial Services, AD Holdings, AD North America or Lif):	Allied Domecq
Description:	Global Medium Term Note Programme
Arranger:	Goldman Sachs International
Dealers:	BNP PARIBAS Citigroup Global Markets Limited Goldman Sachs International HSBC Bank plc ING Bank N.V J.P. Morgan Securites Ltd. The Royal Bank of Scotland plc
and any other Dealers appointed in accordance with the Programme Agreement.
Certain Restrictions:
Each issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply will only be issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements from time to time (see "Subscription and Sale and Transfer and Selling Restrictions") including the following restrictions applicable at the date of this Offering Circular.

Swiss Francs
Issues of Notes denominated in Swiss francs or carrying a Swiss franc-related element with a maturity of more than one year (other than Notes privately placed with a single investor with no publicity) will be effected in compliance with the relevant regulations of the Swiss National Bank based on article 7 of the Federal Law on Banks and Savings Banks of 8 November 1934 (as amended) and article 15 of the Federal Law on Stock Exchanges and Securities Trading of 24 March 1995 (as amended) in connection with article 2, paragraph 2 of the Ordinance of the Federal Banking Commission on Stock Exchanges and Securities Trading of 25th June 1997. Under the said regulations, the relevant Dealer or, in the case of a syndicated issue, the lead manager (the "Swiss Dealer") must be a bank domiciled in Switzerland (which includes branches or subsidiaries of a foreign bank located in Switzerland) or a securities dealer duly licensed by the Swiss Federal Banking Commission pursuant to the Federal Law on Stock Exchanges and Securities Trading of 24 March 1995 (as amended). The Swiss Dealer must report certain details of the relevant transaction to the Swiss National Bank no later than the relevant Issue Date for such a transaction.

Notes having a maturity of less than one year
Notes having a maturity of less than one year will constitute deposits for the purposes of the prohibition on accepting deposits contained in Section 19 of the Financial Services and Markets Act 2000 unless they are issued to a limited class of professional investors and have a denomination of at least £100,000 or its equivalent (see "Subscription and Sale and Transfer and Selling Restrictions").
Trustee:	The Law Debenture Trust Corporation p.l.c.
Issuing and Principal Paying Agent:	Citibank, N.A.
Registrar:	Citibank, N.A.
Exchange Agent:	Citibank, N.A.
Programme Size:
Up to U.S.$3,000,000,000 (or its equivalent in other currencies calculated as described under "General Description of the Programme") outstanding at any time. The Obligors may increase the nominal amount of the Programme in accordance with the terms of the Programme Agreement.
Distribution:	Notes may be distributed by way of private or public placement and in each case on a syndicated or non-syndicated basis.
Currencies:	Subject to any applicable legal or regulatory restrictions, U.S. dollars, euro or any other currency agreed between the relevant Issuer and the relevant Dealer.
Redenomination:
The applicable Pricing Supplement may provide that certain Notes may be redenominated in euro. If so, the wording of the redenomination clause will be set out in full in the applicable Pricing Supplement.
Maturities:
Such maturities as may be agreed between the relevant Issuer and the relevant Dealer, subject to such minimum or maximum maturities as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant Issuer or the relevant Specified Currency.
Issue Price:
Notes may be issued on a fully-paid or a partly-paid basis and at an issue price which is at par or at a discount to, or premium over, par. Special tax rules may apply to Notes which are issued at a discount to par – see "Taxation".
Form of Notes:	The Notes will be issued in bearer or registered form as described in "Form of the Notes". Registered Notes will not be exchangeable for Bearer Notes or vice versa.
Fixed Rate Notes:
Fixed interest will be payable on such date or dates as may be agreed between the relevant Issuer and the relevant Dealer and on redemption will be calculated on the basis of such Day Count Fraction as may be agreed between the relevant Issuer and the relevant Dealer.
Floating Rate Notes:	Floating Rate Notes will bear interest at a rate determined:

(i) on the same basis as the floating rate under a notional interest rate swap transaction in the relevant Specified Currency governed by an agreement incorporating the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes of the relevant Series); or
(ii) on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service; or

(iii) on such other basis as may be agreed between the relevant Issuer and the relevant Dealer.
The margin (if any) relating to such floating rate will be agreed between the relevant Issuer and the relevant Dealer for each Series of Floating Rate Notes.
Index Linked Notes:
Payments of principal in respect of Index Linked Redemption Notes or of interest in respect of Index Linked Interest Notes will be calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the relevant Issuer and the relevant Dealer may agree.
Other provisions in relation to Floating Rate Notes and Index Linked Interest Notes:
Floating Rate Notes and Index Linked Interest Notes may also have a Maximum Rate of Interest, a Minimum Rate of Interest or both. Interest on Floating Rate Notes and Index Linked Interest Notes in respect of each Interest Period, as agreed prior to issue by the relevant Issuer and the relevant Dealer, will be payable on such Interest Payment Dates, and will be calculated on the basis of such Day Count Fraction, as may be agreed between the relevant Issuer and the relevant Dealer.
Dual Currency Notes:
Payments (whether in respect of principal or interest and whether at maturity or otherwise) in respect of Dual Currency Notes will be made in such currencies, and based on such rates of exchange, as the relevant Issuer and the relevant Dealer may agree.
Zero Coupon Notes:	Zero Coupon Notes will be offered and sold at a discount to their nominal amount and will not bear interest.
Redemption:
The applicable Pricing Supplement will indicate either that the relevant Notes cannot be redeemed prior to their stated maturity (other than in specified instalments, if applicable, or for taxation reasons or following an Event of Default) or that such Notes will be redeemable at the option of the relevant Issuer and/or the Noteholders upon giving the specified period of notice to the Noteholders or the relevant Issuer, as the case may be, on a date or dates specified prior to such stated maturity and at a price or prices and on such other terms as may be agreed between the relevant Issuer and the relevant Dealer.
The applicable Pricing Supplement may provide that Notes may be redeemable in two or more instalments of such amounts and on such dates as are indicated in the applicable Pricing Supplement.
Notes issued on terms that they must be redeemed before their first anniversary are subject to restrictions on their denomination and distribution (see "Certain Restrictions" above).
Denomination of Notes:
Notes will be issued in such denominations as may be agreed between the relevant Issuer and the relevant Dealer save that the minimum denomination of each Note will be such as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant Specified Currency (see "Certain Restrictions" above).
Notes having a maturity of less than one year are subject to restrictions on their denomination and distribution (see "Certain Restrictions" above).

Unless otherwise stated in the applicable Pricing Supplement, the minimum denomination of each Definitive IAI Registered Note will be U.S.$500,000 or its approximate equivalent in the relevant Specified Currency.

Taxation:
All payments in respect of the Notes will be made without deduction for or on account of withholding taxes imposed by any Tax Jurisdiction (as defined in Condition 8) subject as provided in Condition 8. In the event that any such deduction is made, the relevant Issuer or Allied Domecq as the guarantor, as the case may be, will, save in certain limited circumstances provided in Condition 8, be required to pay additional amounts to cover the amounts so deducted.
Negative Pledge:	The terms of the Notes will contain a negative pledge provision as further described in Condition 4.
Cross Default:	The terms of the Notes will contain a cross default provision as further described in Condition 10.
Status of the Notes:
The Notes will constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 4), unsecured obligations of the relevant Issuer and will rank pari passu, without any preference among themselves, and (subject as aforesaid and to such exceptions as exist by statute) equally with all other present and future unsecured and unsubordinated obligations of the relevant Issuer from time to time outstanding.
Guarantee:
Payments in respect of Notes issued by Financial Services, AD Holdings, AD North America or Lif will be unconditionally and irrevocably guaranteed by Allied Domecq as the guarantor. The obligations of Allied Domecq under such guarantee will be direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of Allied Domecq and (subject as aforesaid and to such exceptions as exist by statute) will rank pari passu and equally with all other present and future unsecured and unsubordinated obligations of Allied Domecq from time to time outstanding.
Rating:
The Programme has been rated [Baa1] (long term rating) by Moody's Investors Service Limited and [BBB+/neg] by Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc. Tranches of Notes issued under the Programme may be rated or unrated. Where a Tranche of Notes is rated, such rating will not necessarily be the same as the ratings assigned to the Programme. A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.
Listing:
Application has been made to admit the Notes issued under the Programme to the Official List and to trading on the London Stock Exchange's market for listed securities. The Notes may also be listed on such other or further stock exchange(s) as may be agreed between the relevant Issuer and the relevant Dealer in relation to each Series.
Unlisted Notes may also be issued.
The applicable Pricing Supplement will state whether or not the relevant Notes are to be listed and, if so, on which stock exchange(s).
Governing Law:	The Notes will be governed by, and construed in accordance with, English law.
Selling Restrictions:
There are restrictions on the offer, sale and transfer of the Notes in the United States, the United Kingdom, Japan, France, Germany, The Netherlands and such other restrictions as may be required in connection with the offering and sale of a particular Tranche of Notes – see "Subscription and Sale and Transfer and Selling Restrictions".

FORM OF THE NOTES

          The Notes of each Series will be in either bearer form, with or without interest coupons ("Coupons") attached, or, in the case of Notes issued by AD North America or Lif, registered form, without Coupons attached. Bearer Notes will be issued outside the United States in offshore transactions to non-U.S. persons in reliance on Regulation S and Registered Notes will be issued both outside the United States in offshore transactions to non-U.S. persons in reliance on Regulation S and within the United States to QIBs (as defined below) in reliance on Rule 144A or to Institutional Accredited Investors (as defined below) in transactions not involving a public offering.

Bearer Notes

          Each Tranche of Bearer Notes will initially be issued in the form of either a temporary bearer global note (a "Temporary Bearer Global Note") or a permanent bearer global note (a "Permanent Bearer Global Note") as indicated in the applicable Pricing Supplement, which, in either case, will be delivered on or prior to the original issue date of the Tranche to a common depositary (the "Common Depositary") for Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream, Luxembourg"). Whilst any Bearer Note is represented by a Temporary Bearer Global Note, payments of principal, interest (if any) and any other amount payable in respect of the Notes due prior to the Exchange Date (as defined below) will be made against presentation of the Temporary Bearer Global Note only to the extent that certification (in a form to be provided) to the effect that the beneficial owners of interests in such Bearer Note are not U.S. persons or persons who have purchased for resale to any U.S. person, as required by regulations of the U.S. Department of the Treasury, has been received by Euroclear and/or Clearstream, Luxembourg and Euroclear and/or Clearstream, Luxembourg, as applicable, has given a like certification (based on the certifications it has received) to the Principal Paying Agent.

          On and after the date (the "Exchange Date") which, in respect of each Tranche in respect of which a Temporary Bearer Global Note is issued, is the later of (i) 40 days after the Temporary Bearer Global Note is issued and (ii) 40 days after the completion of the distribution of the relevant Tranche, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant lead manager (in the case of a syndicated issue), interests in such Temporary Bearer Global Note will be exchangeable (free of charge) upon a request as described therein either for (i) interests in a Permanent Bearer Global Note of the same Series or (ii) for definitive Bearer Notes of the same Series with, where applicable, receipts, interest coupons and talons attached (as indicated in the applicable Pricing Supplement and subject, in the case of definitive Bearer Notes, to such notice period as is specified in the applicable Pricing Supplement), in each case against certification of beneficial ownership as described above unless such certification has already been given, provided that purchasers in the United States and certain U.S. persons will not be able to receive definitive Bearer Notes. The holder of a Temporary Bearer Global Note will not be entitled to collect any payment of interest, principal or other amount due on or after the Exchange Date unless, upon due certification, exchange of the Temporary Bearer Global Note for an interest in a Permanent Bearer Global Note or for definitive Bearer Notes is improperly withheld or refused.

          Payments of principal, interest (if any) or any other amounts payable on a Permanent Bearer Global Note will be made through Euroclear and/or Clearstream, Luxembourg against presentation or surrender (as the case may be) of the Permanent Bearer Global Note without any requirement for certification. The applicable Pricing Supplement will specify that a Permanent Bearer Global Note will be exchangeable (free of charge), in whole but not in part, for definitive Bearer Notes with, where applicable, receipts, interest coupons and talons attached upon either (i) not less than 60 days' written notice from Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in such Permanent Bearer Global Note) to the Principal Paying Agent as described therein or (ii) only upon the occurrence of an Exchange Event, except that option (i) above shall be selected for any Pricing Supplement applicable to Bearer Notes issued by AD North America with a maturity of more than 183 days. For these purposes, "Exchange Event" means that (i) an Event of Default (as defined in Condition 10) has occurred and is continuing, (ii) both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system is available or (iii) the relevant Issuer would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) of any jurisdiction referred to in Condition 8 which would not be suffered were the Notes represented by the Permanent Bearer Global Note in definitive form and a certificate to such effect signed by two Directors of the relevant Issuer (or, in the case of Lif, by one

Managing Director) is delivered to the Trustee. The relevant Issuer will promptly give notice to the Noteholders in accordance with Condition 14 if an Exchange Event occurs. In the event of the occurrence of an Exchange Event, Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in such Permanent Bearer Global Note) or the Trustee may give notice to the Principal Paying Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the relevant Issuer may also give notice to the Principal Paying Agent requesting exchange. Any such exchange shall occur not later than 60 days after the date of receipt of the first relevant notice by the Principal Paying Agent.

          The following legend will appear on (i) all Bearer Notes issued by Allied Domecq, Financial Services, Lif and AD Holdings which have an original maturity of more than 365 days and (ii) all Bearer Notes issued by AD North America which have an original maturity of more than 183 days and on all receipts and interest coupons relating to such Notes:

          "ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE."

          The following legend will appear on all Bearer Notes issued by AD North America which have an original maturity of 183 days or less and on all receipts and interest coupons relating to such Notes.

          "BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER)."

          Bearer Notes with a maturity of 183 days or less issued by AD North America are required to be issued in minimum denominations of U.S.$500,000 (or the equivalent amount in the relevant Specified Currency determined by reference to the spot rate on the date of issuance).

          Notes which are represented by a Bearer Global Note will only be transferable in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be.

Registered Notes

          The Registered Notes of each Tranche offered and sold in reliance on Regulation S, which will be sold outside the United States in offshore transactions to non-U.S. persons, will initially be represented by a global note in registered form, without Receipts or Coupons (a "Regulation S Global Note") which will be deposited with a custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Clearstream, Luxembourg. Prior to expiry of the Distribution Compliance Period (as defined in Condition 2(h) of the Terms and Conditions of the Notes) applicable to each Tranche of Notes, beneficial interests in a Regulation S Global Note may not be offered or sold to, or for the account or benefit of, a U.S. person save as otherwise provided in Condition 2 and may not be held otherwise than through Euroclear or Clearstream, Luxembourg and such Regulation S Global Note will bear a legend regarding such restrictions on transfer.

          The Registered Notes of each Tranche may only be offered and sold in the United States or to U.S. persons in private transactions (i) to "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act ("QIBs") or (ii) to "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that are institutions ("Institutional Accredited Investors") who agree to purchase the Notes for their own account and not with a view to the distribution thereof. The Registered Notes of each Tranche sold to QIBs will be represented by a global note in registered form, without Receipts or Coupons (a "Rule 144A Global Note" and, together with a Regulation S Global Note, the "Registered Global Notes"), which will be deposited with a custodian for, and registered in the name of a nominee of, DTC.

          Persons holding beneficial interests in Registered Global Notes will be entitled or required, as the case may be, under the limited circumstances described below, to receive physical delivery of definitive Notes in fully registered form.

          The Registered Notes of each Tranche sold to Institutional Accredited Investors will be in definitive form, registered in the name of the holder thereof ("Definitive IAI Registered Notes"). Unless otherwise set forth in the applicable Pricing Supplement, Definitive IAI Registered Notes will be issued only in minimum denominations of U.S.$500,000 and integral multiples of U.S.$1,000 in excess thereof (or the approximate equivalents in the applicable Specified Currency). Definitive IAI Registered Notes will be subject to the restrictions on transfer set forth therein and will bear the restrictive legend described under "Subscription and Sale and Transfer and Selling Restrictions". Transferees acquiring the Notes in transactions exempt from registration under the Securities Act pursuant to Regulation S or Rule 144 under the Securities Act (if available) may only do so upon satisfaction of the requirements applicable to such transfer as described under "Subscription and Sale and Transfer and Selling Restrictions". The Rule 144A Global Note will be subject to certain restrictions on transfer set forth therein and will bear a legend regarding such restrictions.

          Payments of principal, interest and any other amount in respect of the Registered Global Notes will, in the absence of provision to the contrary, be made to the nominee of DTC as the registered holder of the Registered Global Notes. None of AD North America, Lif, Allied Domecq as guarantor, any Paying Agent and the Registrar will have any responsibility or liability for any aspect of the records relating to or payments or deliveries made on account of beneficial ownership interests in the Registered Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Payments of principal, interest or any other amount in respect of the Registered Notes in definitive form will, in the absence of provision to the contrary, be made to the persons shown on the Register on the relevant Record Date (as defined in Condition 6(d)) immediately preceding the due date for payment in the manner provided in Condition 6.

          Interests in a Registered Global Note will be exchangeable (free of charge), in whole but not in part, for definitive Registered Notes without receipts, interest coupons or talons attached only upon the occurrence of an Exchange Event. For these purposes, "Exchange Event" means that (i) an Event of Default has occurred and is continuing, (ii) DTC has notified the relevant Issuer that it is unwilling or unable to continue to act as depositary for the Notes and no alternative clearing system is available, (iii) DTC has ceased to constitute a clearing agency registered under the Exchange Act or the relevant Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and, in any such case, no alternative clearing system is available or (iv) the relevant Issuer would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) of any jurisdiction referred to in Condition 8 which would not be suffered were the Notes represented by the Registered Global Note in definitive form and a certificate to such effect signed by (where the relevant Issuer is AD North America) two directors of AD North America and (where the relevant Issuer is Lif) one Managing Director of Lif is delivered to the Trustee. The relevant Issuer will promptly give notice to Noteholders in accordance with Condition 14 if an Exchange Event occurs. In the event of the occurrence of an Exchange Event, DTC, Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in such Registered Global Note) or the Trustee may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iv) above, the relevant Issuer may also give notice to the Registrar requesting exchange. Any such exchange shall occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.

Transfer of Interests

          Interests in a Registered Global Note may, subject to compliance with all applicable restrictions, be transferred to a person who wishes to hold such interest in another Registered Global Note or in the form of a Definitive IAI Registered Note and Definitive IAI Registered Notes may, subject to compliance with all applicable restrictions, be transferred to a person who wishes to hold such Notes in the form of an interest in a Registered Global Note or a Definitive IAI Registered Note. No beneficial owner of an interest in a Registered Global Note will be able to transfer such interest, except in accordance with the applicable procedures of DTC, Euroclear and Clearstream, Luxembourg, in each case to the extent applicable. Registered Notes are also subject to the restrictions on transfer set forth therein and will bear a legend regarding such restrictions – see "Subscription and Sale and Transfer and Selling Restrictions".

General

          Pursuant to the Agency Agreement (as defined under "Terms and Conditions of the Notes"), the Principal Paying Agent shall arrange that, where a further Tranche of Notes is issued which is intended to form a single Series with an existing Tranche of Notes, the Notes of such further Tranche shall be assigned a common code and ISIN and, where applicable, a CUSIP and CINS number which are different from the common code, ISIN, CUSIP and CINS assigned to Notes of any other Tranche of the same Series until at least the expiry of the Distribution Compliance Period applicable to the Notes of such Tranche.

          For so long as any of the Notes is represented by a Bearer Global Note held on behalf of Euroclear and/or Clearstream, Luxembourg, each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the relevant Issuer, Allied Domecq as guarantor (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif), the Agents (as defined under "Terms and Conditions of the Notes") and the Trustee as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the relevant Issuer, Allied Domecq as guarantor (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) and its or, as the case may be, their agents and the Trustee as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly.

          For so long as any of the Notes is represented by a Registered Global Note registered in the name of DTC or its nominee, each person who is for the time being shown in the records of DTC or such nominee as the holder of a particular nominal amount of such Notes shall be treated by the relevant Issuer, Allied Domecq as guarantor, the Agents and the Trustee as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on, or voting, giving consents or making requests in respect of, such nominal amount of such Notes for which purpose DTC or, in the case of payments only, its nominee shall be treated by the relevant Issuer, Allied Domecq as guarantor, the Agents and the Trustee as the holder of such nominal amount of such Notes in accordance with and subject to the terms of such Registered Global Note, and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly. In determining whether a particular person is entitled to a particular nominal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

          Any reference herein to Euroclear and/or Clearstream, Luxembourg and/or DTC shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the relevant Issuer, the Principal Paying Agent and the Trustee.

FORM OF PRICING SUPPLEMENT

          Set out below is the form of Pricing Supplement which will be completed for each Tranche of Notes issued under the Programme.

[Date]

[Allied Domecq PLC/Allied Domecq Financial Services PLC/Allied Domecq (Holdings) PLC/Allied Domecq North America Corp./Lif B.V.]

Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]
[Guaranteed by Allied Domecq PLC]1
under the U.S.$3,000,000,000 Global Medium Term Note Programme

          This document constitutes the Pricing Supplement relating to the issue of Notes described herein. Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 29 April 2004 [and the supplemental Offering Circular dated [    •    ]]. This Pricing Supplement contains the final terms of the Notes and must be read in conjunction with such Offering Circular [as so supplemented].

          [The following alternative language applies if the first tranche of an issue which is being increased was issued under an Offering Circular with an earlier date.

          Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the Conditions) set forth in the Offering Circular dated [original date]. This Pricing Supplement contains the final terms of the Notes and must be read in conjunction with the Offering Circular dated 29 April 2004 [and the supplemental Offering Circular dated [    •    ]], save in respect of the Conditions which are extracted from the Offering Circular dated [original date] and are attached hereto.]

          [Include whichever of the following apply or specify as "Not Applicable" (N/A). Note that the numbering should remain as set out below, even if "Not Applicable" is indicated for individual paragraphs or sub-paragraphs.]

1.	[(i)]	Issuer:	[Allied Domecq PLC/Allied Domecq Financial Services PLC/Allied Domecq (Holdings) PLC/Allied Domecq North America Corp./Lif B.V.]
	[(ii)	Guarantor:	Allied Domecq PLC][1]
2.	[(i)]	Series Number:	[ ]
	[(ii)	Tranche Number:	[ ]
(If fungible with an existing Series, details of that Series, including the date on which the Notes become fungible)]
3.	Specified Currency or Currencies:		[ ]
4.	Aggregate Nominal Amount:
	—	Tranche:	[ ]
	—	Series (including this Tranche):	[ ]
5.	[(i)]	Issue Price:	[ ] per cent. of the Aggregate Nominal Amount [plus accrued interest from [insert date] (in the case of fungible issues only, if applicable)]
	[(ii)	Net Proceeds:	[ ] (Required only for listed issues)]
6.	Specified Denomination(s): (in the case of Registered Notes, this means the minimum integral amount in which transfers can be made)		[ ] [ ][2]

1.
Delete in the case of issues by Allied Domecq PLC.
2.
Notes with a maturity of less than one year from the date of their issue must have a minimum redemption value of £100,000 (or its equivalent in other currencies).

7.	(i)	Issue Date:	[ ]
	(ii)	Interest Commencement Date:	[ ]
8.	Maturity Date:		[specify date or (for Floating Rate Notes) Interest Payment Date falling, in or nearest to the relevant month and year]
9.	Interest Basis:		[[ ] per cent. Fixed Rate] [[LIBOR] [EURIBOR]+/- [ ] per cent. Floating Rate] [Zero Coupon] [Index Linked Interest] [specify other] (further particulars specified below)
10.	Redemption/Payment Basis:		[Redemption at par] [Index Linked Redemption] [Dual Currency] [Partly Paid] [Instalment] [specify other]
11.	Change of Interest Basis or Redemption/Payment Basis:		[Specify details of any provision for change of Notes into another Interest Basis or Redemption/Payment Basis]
12.	Put/Call Options:		[Investor Put] [Issuer Call] [(further particulars specified below)]
13.	[(i)]	Status of the Notes:	[Senior/[Dated/Perpetual]/Subordinated]
	[(ii)]	Status of the Guarantee:	[Senior/[Dated/Perpetual]/Subordinated]
	[(iii)]	Date [Board] approval for issuance of Notes [and Guarantee] obtained:	[ ] [and [ ], respectively]
14.	Listing:		[Official List of the UK Listing Authority and trading on the London Stock Exchange/specify other/None]
15.	Method of distribution:		[Syndicated/Non-syndicated]
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
16.	Fixed Rate Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Rate[(s)] of Interest:	[ ] per cent. per annum [payable [annually/semi- annually/quarterly] in arrear] (If payable other than annually, consider amending Condition 5)
	(ii)	Interest Payment Date(s):
[[             ] in each year adjusted in accordance with [specify Business Day Convention and any applicable Business Centre(s) for the definition of "Business Day"]/not adjusted]
(NB: This will need to be amended in the case of long or short coupons)
	(iii)	Fixed Coupon Amount(s):	[ ] per [ ] in nominal amount
	(iv)	Broken Amount(s):	[Insert particulars of any initial or final broken interest amounts which do not correspond with the Fixed Coupon Amount and the Interest Payment Dates to which they relate]

	(v)	Day Count Fraction:
[•] [Day Count Fraction should be Actual/Actual (ISMA) for all fixed rate issues other than those denominated in U.S. dollars, unless the client requests otherwise]
(NB: if interest is not payable on a regular basis (for example, if there are Broken Amounts specified) Actual/Actual (ISMA) may not be a suitable Day Count Fraction)
	(vi)	Determination Date(s):
[             ] in each year
[Insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon]
 (NB: This will need to be amended in the case of regular interest payment dates which are not of equal duration)
(NB: Only relevant where Day Count Fraction is Actual/Actual (ISMA))
	(vii)	Other terms relating to the method of calculating interest for Fixed Rate Notes:	[None/give details]
17.	Floating Rate Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Specified Period(s)/Specified Interest Payment Dates:	[ ]
	(ii)	Business Day Convention:	[Floating Rate Business Day Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/[specify other]]
	(iii)	Additional Business Centre(s):	[ ]
	(iv)	Manner in which the Rate of Interest and Interest Amount is to be determined:	[Screen Rate Determination/ISDA Determination/specify other]
	(v)	Party responsible for calculating the Rate of Interest and Interest Amount (if not the Agent):	[ ]
	(vi)	Screen Rate Determination:
		(a) Reference Rate:	[ ] (Either LIBOR, EURIBOR or other, although additional information is required if other — including fallback provisions in the Agency Agreement)
(b) Interest Determination Date(s):
[             ]
(Second London business day prior to the start of each Interest Period if LIBOR (other than Sterling or euro LIBOR), first day of each Interest Period if Sterling LIBOR and the second day on which the TARGET System is open prior to the start of each Interest Period if EURIBOR or euro LIBOR)
		(c) Relevant Screen Page:	[ ] (In the case of EURIBOR, if not Telerate Page 248 ensure it is a page which shows a composite rate or amend the fallback provisions appropriately)
	(vii)	ISDA Determination:
		(a) Floating Rate Option:	[ ]
		(b) Designated Maturity:	[ ]

		(c) Reset Date:	[ ]
	(viii)	Margin(s):	[+/-] [ ] per cent. per annum
	(ix)	Minimum Rate of Interest:	[ ] per cent. per annum
	(x)	Maximum Rate of Interest:	[ ] per cent. per annum
	(xi)	Day Count Fraction:	[Actual/365 Actual/365 (fixed) Actual/365 (Sterling) Actual/360 30/360 30E/360 Other] (See Condition 5 for alternatives)
	(xii)	Fall back provisions, rounding provisions and any other terms relating to the method of calculating interest on Floating Rate Notes, if different from those set out in the Conditions:	[ ]
18.	Zero Coupon Note Provisions		[Applicable/Not Applicable](If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Accrual Yield:	[ ] per cent. per annum
	(ii)	Reference Price:	[ ]
	(iii)	Any other formula/basis of determining amount payable:	[ ]
	(iv)	Day Count Fraction in relation to Early Redemption Amounts and late payment:	[Conditions 7(e)(iii) and 7(j) apply/specify other] (Consider applicable Day Count Fraction if euro payment: denominated)
19.	Index Linked Interest Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Index/Formula:	[give or annex details]
	(ii)	Calculation Agent responsible for calculating the principal and/or interest due:	[ ]
	(iii)	Provisions for determining Coupon where calculation by reference to Index and/or Formula is impossible or impracticable:	[ ]
	(iv)	Specified Period(s)/Specified Interest Payment Dates:	[ ]
	(v)	Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/specify other]
	(vi)	Additional Business Centre(s):	[ ]
	(vii)	Minimum Rate of Interest:	[ ] per cent. per annum
	(viii)	Maximum Rate of Interest:	[ ] per cent. per annum
	(ix)	Day Count Fraction:	[ ]

20.	Dual Currency Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Rate of Exchange/method of calculating Rate of Exchange:	[give details]
	(ii)	Calculation Agent, if any, responsible for calculating the principal and/or interest payable:	[ ]
	(iii)	Provisions applicable where calculation by reference to Rate of Exchange impossible or impracticable:	[ ]
	(iv)	Person at whose option Specified Currency(ies) is/are payable:	[ ]
PROVISIONS RELATING TO REDEMPTION
21.	Issuer Call		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Optional Redemption Date(s):	[ ]
	(ii)	Optional Redemption Amount of each Note and method, if any, of calculation of such amount(s):	[ ] per Note of [ ] Specified Denomination
	(iii)	If redeemable in part:
		(a) Minimum Redemption Amount:	[ ]
		(b) Maximum Redemption Amount:	[ ]
	(iv)	Notice period:
[             ]
(N.B. If setting notice periods which are different to those provided in the Conditions, the Issuer is advised to consider the practicalities of distribution of information through intermediaries, for example, clearing systems and custodians, as well as any other notice requirements which may apply, for example, as between the Issuer and the Agent or Trustee)
22.	Investor Put		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Optional Redemption Date(s):	[ ]
	(ii)	Optional Redemption Amount of each Note and method, if any, of calculation of such amount(s):	[ ] per Note of [ ] Specified Denomination

(iii) Notice period:
[             ]
(N.B. If setting notice periods which are different to those provided in the Conditions, the Issuer is advised to consider the practicalities of distribution of information through intermediaries, for example, clearing systems and custodians, as well as any other notice requirements which may apply, for example, as between the Issuer and the Agent or Trustee)
23.	Final Redemption Amount of each Note	[ ] per Note of Specified Denomination/specify other/see Appendix]
24.
	Early Redemption Amount of each Note payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required or if different from that set out in Condition 7(e)):	[ ]
GENERAL PROVISIONS APPLICABLE TO THE NOTES
25.	Form of Notes:	[Bearer Notes:
Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes [on 60 days' notice given at any time/only upon an Exchange Event].
[Temporary Global Note exchangeable for Definitive Notes on and after the Exchange Date.]]
[Registered Notes:
Regulation S Global Note (U.S.$[ ] nominal amount)/Rule 144A Global Note (U.S.$[ ] nominal amount [/Definitive IAI Registered Notes (specify nominal amounts)]]
26.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	[Not Applicable/give details] (Note that this item relates to the date and place of payment and not Interest Period end dates to which items 17(iii) and 19(vi) relate)
27.	Talons for future Coupons or Receipts to be attached to Definitive Bearer Notes (and dates on which such Talons mature):	[Yes/No] (If yes, give details)
28.
	Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:	[Not Applicable/give details] (NB: new forms of Global Note may be required for Partly Paid issues)
29.	Details relating to Instalment Notes:
	(i) Instalment Amount(s):	[Not Applicable/give details]
	(ii) Instalment Date(s):	[Not Applicable/give details]
30.	Redenomination, renominalisation and reconventioning provisions:	[Not Applicable/if Redenomination is applicable, specify the terms of the redenomination in an Annex to the Pricing Supplement]

31.	Other terms or special conditions:[3]	[Not Applicable/give details] (NB — if an issue is to be made under Rule 144A or to Institutional Accredited Investors extensive additional disclosure will be required)
DISTRIBUTION
32.	(i) If syndicated, names of Managers:	[Not Applicable/give legal names]
	(ii) Stabilising Manager (if any):	[Not Applicable/give legal name]
33.	If non-syndicated, name of relevant Dealer:	[Give legal name]
34.	Whether TEFRA D or TEFRA C rules applicable or TEFRA rules not applicable:	[TEFRA D/TEFRA C/TEFRA not applicable]
35.	Additional selling restrictions:	[Not Applicable/give details]
OPERATIONAL INFORMATION
36.	ISIN Code:
37.	Common Code:
38.	Any clearing system(s) other than Euroclear and Clearstream, Luxembourg and the relevant identification number(s):	[Not Applicable/give name(s) and number(s), including CUSIP and CINS codes]
39.	Delivery:	Delivery [against/free of] payment
40.	Additional Paying Agent(s) (if any):	[ ]
41.	The aggregate nominal amount of Notes issued has been translated into U.S. dollars at the rate of [ ], producing a sum of (for Notes not denominated in U.S. dollars) :	[ ]

3.
If full terms and conditions are to be used, please add the following here:

  "The full text of the Conditions which apply to the Notes [and which will be endorsed on the Notes in definitive form] are set out in [the Annex hereto], which Conditions replace in their entirety those appearing in the Offering Circular for the purposes of these Notes and such Conditions will prevail over any other provision to the contrary."

  The first set of bracketed words is to be deleted where there is a permanent global Note instead of Notes in definitive form. The full Conditions should be attached to and form part of the pricing supplement.

[LISTING APPLICATION

          This Pricing Supplement comprises the details required to list the issue of Notes described herein pursuant to the U.S.$3,000,000,000 Global Medium Term Note Programme of Allied Domecq PLC, Allied Domecq Financial Services PLC, Allied Domecq (Holdings) PLC, Allied Domecq North America Corp. and Lif B.V.]

RESPONSIBILITY

          The Issuer [and Allied Domecq PLC as the Guarantor]* accept[s]** responsibility for the information contained in this Pricing Supplement.

Signed on behalf of the Issuer:	[Signed on behalf of Allied Domecq PLC as the Guarantor
By:	By:
Duly authorised	Duly authorised]*

*
Delete in the case of issues by Allied Domecq PLC.

**
Delete in the case of issues by Allied Domecq Financial Services PLC, Allied Domecq (Holdings) PLC, Allied Domecq North America Corp. or Lif B.V.

TERMS AND CONDITIONS OF THE NOTES

          The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the relevant Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Pricing Supplement in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to "Form of the Notes" for the form of Pricing Supplements which will specify which of such terms are to apply in relation to the relevant Notes.

          This Note is one of a Series (as defined below) of Notes issued by Allied Domecq PLC ("Allied Domecq"), Allied Domecq Financial Services PLC ("Financial Services"), Allied Domecq (Holdings) PLC ("AD Holdings"), Allied Domecq North America Corp. ("AD North America") or Lif B.V. ("Lif" and, together with Allied Domecq in its capacity as an issuer, Financial Services, AD Holdings and AD North America, the "Issuers" and each an "Issuer") and constituted by a Trust Deed (as modified and/or supplemented and/or restated as at the date of issue of the Notes (the "Issue Date"), the "Trust Deed") dated 18 November 1999 made between Allied Domecq (in its capacity both as an Issuer and as guarantor of Notes issued by Financial Services and Lif), Financial Services, Lif and The Law Debenture Trust Corporation p.l.c. (the "Trustee", which expression shall include any successor as trustee).

          References herein to the "Notes" shall be references to the Notes of this Series and shall mean:

  (i)
  in relation to any Notes represented by a global Note (a "Global Note"), units of the lowest Specified Denomination in the Specified Currency;

  (ii)
  any Global Note;

  (iii)
  any definitive Notes in bearer form ("Definitive Bearer Notes") issued in exchange for a Global Note in bearer form; and

  (iv)
  any definitive Notes in registered form ("Definitive Registered Notes") (whether or not issued in exchange for a Global Note in registered form and, for the avoidance of doubt, including Definitive IAI Registered Notes).

          References herein to the "relevant Issuer" shall be to the Issuer of the Notes named in the applicable Pricing Supplement (as defined below).

          The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an Agency Agreement (such Agency Agreement as amended and/or supplemented and/or restated as at the Issue Date, the "Agency Agreement") dated 18 November 1999 and made between Allied Domecq (in its capacity both as an Issuer and as guarantor of Notes issued by Financial Services and Lif), Financial Services, Lif, Citibank, N.A. as issuing and principal paying agent and agent bank (the "Principal Paying Agent", which expression shall include any successor principal paying agent) and the other paying agents named therein (together with the Principal Paying Agent, the "Paying Agents", which expression shall include any additional or successor paying agents), Citibank, N.A. as exchange agent (in such capacity, the "Exchange Agent", which expression shall include any successor exchange agent), as registrar (in such capacity, the "Registrar", which expression shall include any successor registrar) and as a transfer agent (together with the other transfer agents named therein, the "Transfer Agents", which expression shall include any additional or successor transfer agents) and the Trustee.

          Interest bearing Definitive Bearer Notes (unless otherwise indicated in the applicable Pricing Supplement) have interest coupons ("Coupons") and, if indicated in the applicable Pricing Supplement, talons for further Coupons ("Talons") attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Bearer Notes repayable in instalments have receipts ("Receipts") for the payment of the instalments of principal (other than the final instalment) attached on issue. Definitive Registered Notes and Global Notes do not have Receipts, Coupons or Talons attached on issue.

          The Pricing Supplement for this Note (or the relevant provisions thereof) is attached to or endorsed on this Note and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References to the "applicable Pricing Supplement" are to the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

          The Trustee acts for the benefit of the holders for the time being of the Notes (the "Noteholders", which expression shall, in relation to any Notes represented by a Global Note, be construed as provided below), the holders of the Receipts (the "Receiptholders") and the holders of the Coupons (the "Couponholders", which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.

          As used herein, "Tranche" means Notes which are identical in all respects (including as to listing) and "Series" means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

          Copies of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at 11 March 2002 at Fifth Floor, 100 Wood Street, London EC2V 7EX, England) and at the specified office of each of the Principal Paying Agent, the Registrar and the other Paying Agents and Transfer Agents (such Agents and the Registrar being together referred to as the "Agents") save that, if this Note is an unlisted Note of any Series, the applicable Pricing Supplement will only be available for inspection by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Trustee or, as the case may be, the relevant Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, are bound by, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement which are applicable to them. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

          Words and expressions defined in the Trust Deed or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed shall prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Pricing Supplement, the applicable Pricing Supplement shall prevail.

1.      Form, Denomination and Title

          The Notes are in bearer form ("Bearer Notes") or (in the case only of Notes issued by AD North America or Lif) in registered form ("Registered Notes") as specified in the applicable Pricing Supplement and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination and Bearer Notes may not be exchanged for Registered Notes or vice versa. Allied Domecq, Financial Services and AD Holdings may only issue Notes in bearer form.

          This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Pricing Supplement.

          This Note may be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Note, a Partly Paid Note or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Pricing Supplement.

          Definitive Bearer Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable. References in these Terms and Conditions to Receipts, Coupons and Talons do not apply to Registered Notes.

          Subject as set out below, title to the Bearer Notes, Receipts and Coupons will pass by delivery and title to the Registered Notes will pass upon registration of transfers in accordance with the provisions of the Agency Agreement and the Trust Deed. The relevant Issuer, Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif), any Agent and the Trustee will (except as otherwise required by law) deem and treat the bearer of any Bearer Note, Receipt or Coupon and the registered holder of any Registered Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next two succeeding paragraphs.

          For so long as any of the Notes is represented by a Bearer Global Note held on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme ("Clearstream, Luxembourg"), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the relevant Issuer, Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif), the Trustee and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Bearer Global Note shall be treated by the relevant Issuer, Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif), the Trustee and the Agents as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Bearer Global Note and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly.

          For so long as any of the Notes is represented by a Registered Global Note registered in the name of The Depository Trust Company of New York ("DTC") or its nominee, each person who is for the time being shown in the records of DTC or such nominee as the holder of a particular nominal amount of such Notes shall be treated by the relevant Issuer, Allied Domecq, the Trustee and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on, or voting, giving consents or making requests in respect of, such nominal amount of such Notes for which purpose DTC or, in the case of payments only, its nominee shall be treated by the relevant Issuer, Allied Domecq, the Trustee and the Agents as the holder of such nominal amount of such Notes in accordance with and subject to the terms of such Registered Global Note, and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly. In determining whether a particular person is entitled to a particular nominal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

          Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of DTC, Euroclear and Clearstream, Luxembourg, as the case may be. References to DTC, Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Pricing Supplement.

2.      Transfers of Registered Notes

(a)     Transfers of interests in Registered Global Notes

          Transfers of beneficial interests in Registered Global Notes will be effected by DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of beneficial transferors and transferees of such interests. A beneficial interest in a Registered Global Note will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Definitive Registered Notes or for a beneficial interest in another Registered Global Note only in the Specified Denominations and only in accordance with the rules and operating procedures for the time being of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and in accordance with the terms and conditions specified in the Agency Agreement and the Trust Deed. Transfers of a Registered Global Note shall be limited to transfers of such Registered Global Note, in whole but not in part, to a nominee of DTC or to a successor of DTC or such successor's nominee.

(b)     Transfers of Registered Notes

          Subject as provided in paragraphs (e), (f) and (g) below, upon the terms and subject to the conditions set forth in the Agency Agreement and the Trust Deed, a Registered Note may be transferred in whole or in part (in the Specified Denominations). In order to effect any such transfer (i) the holder or holders must

(A) surrender the Registered Note for registration of the transfer of the Registered Note (or the relevant part of the Registered Note) at the specified office of the Registrar or any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or his or their attorney or attorneys duly authorised in writing and (B) complete and deposit such certifications as may be required by the Registrar or, as the case may be, the relevant Transfer Agent and (ii) the Registrar or, as the case may be, the relevant Transfer Agent must, after due and careful enquiry, be satisfied with the documents of title and the identity of the person making the request. Any such transfer will be subject to such reasonable regulations as the relevant Issuer and the Registrar may from time to time prescribe (the initial such regulations being set out in the Agency Agreement). Subject as provided above, the Registrar or, as the case may be, the relevant Transfer Agent will, within three business days (a business day being for this purpose a day on which banks are open for business in the place where the specified office of the Registrar or, as the case may be, the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations) authenticate and deliver, or procure the authentication and delivery of, to the transferee at its specified office or, at the risk of the transferee, send by uninsured mail to such address as the transferee may request, a new Registered Note of a like aggregate nominal amount to the Registered Note (or the relevant part of the Registered Note) transferred. In the case of the transfer of part only of a Registered Note, a new Registered Note in respect of the balance of the Registered Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent by uninsured mail to such address as the transferor may request.

          Notwithstanding the foregoing, a person who acquires a Registered Note in a transfer exempt from registration under the Securities Act in reliance on Rule 144A or Regulation S may take delivery thereof in the form of an interest in the appropriate Registered Global Note. In exchange for any such Registered Note properly presented for transfer, the Registrar or, as the case may be, the relevant Transfer Agent will record such transfer on its records and instruct DTC or its nominee or custodian, as the case may be, concurrently with such transfer to increase or reflect in its records an increase in the nominal amount of the relevant Registered Global Note equal to the nominal amount of the Registered Note so transferred.

(c)     Registration of transfer upon partial redemption

          In the event of a partial redemption of Notes under Condition 7, the relevant Issuer shall not be required:

  (i)
  to register the transfer of Definitive Registered Notes (or parts of Definitive Registered Notes) or to effect exchanges of interests in a Registered Global Note for Definitive Registered Notes during the period beginning on the thirty-fifth day before the date of the partial redemption and ending on the day on which notice is given specifying the serial numbers of Notes called (in whole or in part) for redemption (both inclusive); or

  (ii)
  to register the transfer of any Registered Note (or part of a Registered Note) called for partial redemption.

(d)     Costs of registration

          Noteholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except that the relevant Issuer may require the payment of a sum sufficient to cover any stamp duty (or any other documentary tax or duty), tax or other governmental charge that may be imposed in relation to the registration.

(e)     Transfers of interests in Regulation S Global Notes

          Prior to expiry of the applicable Distribution Compliance Period, transfers by the holder of, or of a beneficial interest in, a Regulation S Global Note to a transferee in the United States or who is a U.S. person will only be made:

  (i)
  upon receipt by the Registrar of a written certification substantially in the form set out in the Agency Agreement, amended as appropriate (a "Transfer Certificate"), copies of which are available from the specified office of the Registrar or any Transfer Agent, from the transferor of the Note or beneficial interest therein to the effect that such transfer is being made:

  (A)
  to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A; or

    (B)
    to a person who is an Institutional Accredited Investor in a transaction not involving a public offering,

  together with, in the case of (B), a duly executed investment letter from the relevant transferee substantially in the form set out in the Agency Agreement (an "IAI Investment Letter"); or

  (ii)
  otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the relevant Issuer of such satisfactory evidence as the relevant Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of the United States and any State of the United States,

  and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.

          In the case of (A) above, such transferee may take delivery through a Legended Note in global or definitive form and, in the case of (B) above, such transferee may take delivery only through a Legended Note in definitive form. After expiry of the applicable Distribution Compliance Period (i) beneficial interests in Regulation S Global Notes may be held through DTC directly, by a participant in DTC, or indirectly through a participant in DTC and (ii) such certification requirements will no longer apply to such transfers.

(f)      Transfers of interests in Legended Notes

          Transfers of Legended Notes or beneficial interests therein may be made:

  (i)
  to a transferee who takes delivery of such interest through a Regulation S Global Note, upon receipt by the Registrar of a duly completed Transfer Certificate from the transferor to the effect that such transfer is being made in accordance with Regulation S and that, if such transfer is being made prior to expiry of the applicable Distribution Compliance Period, the interests in the Notes being transferred will be held immediately thereafter through Euroclear and/or Clearstream, Luxembourg; or

  (ii)
  to a transferee who takes delivery of such interest through a Legended Note:

  (A)
  where the transferee is a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, without certification; or

  (B)
  where the transferee is an Institutional Accredited Investor in a transaction not involving a public offering, subject to delivery to the Registrar of a Transfer Certificate from the transferor to the effect that such transfer is being made to an Institutional Accredited Investor, together with a duly executed IAI Investment Letter from the relevant transferee; or

  (iii)
  otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the relevant Issuer of such satisfactory evidence as the relevant Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of the United States and any State of the United States,

  and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.

          Notes transferred by Institutional Accredited Investors to QIBs pursuant to Rule 144A or outside the United States pursuant to Regulation S after the expiration of the Distribution Compliance Period will be eligible to be held by such QIBs or non-U.S. investors through DTC and Notes transferred by Institutional Accredited Investors outside the United States pursuant to Regulation S prior to the expiration of the Distribution Compliance Period will be eligible to be held by non-U.S. investors through Euroclear and Clearstream, Luxembourg and, in each case, the Registrar will arrange for any Notes which are the subject of such a transfer to be represented by the appropriate Registered Global Note, where applicable.

          Upon the transfer, exchange or replacement of Legended Notes, or upon specific request for removal of the Legend, the Registrar shall deliver only Legended Notes or refuse to remove the Legend, as the case may be, unless there is delivered to the relevant Issuer such satisfactory evidence as may reasonably be required by the relevant Issuer, which may include an opinion of U.S. counsel, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

(g)     Exchanges and transfers of Definitive Registered Notes generally

          Holders of Definitive Registered Notes, other than Institutional Accredited Investors, may exchange such Notes for interests in a Registered Global Note of the same type at any time.

(h)     Definitions

          In this Condition, the following expressions shall have the following meanings:

  "Distribution Compliance Period" means (a) in respect of each Tranche in respect of which a Temporary Bearer Global Note is issued, the later of (i) 40 days after the Temporary Bearer Global Note is issued and (ii) 40 days after completion of the distribution of the relevant Tranche, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant Lead Manager (in the case of a syndicated issue); and (b) in respect of any other Tranche of Notes, the period that ends 40 days after the completion of the distribution of each Tranche of Notes, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant Lead Manager (in the case of a syndicated issue);

  "Institutional Accredited Investor" means "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that are institutions;

  "Legend" means any legend required to be endorsed on Legended Notes pursuant to applicable securities laws of the United States;

  "Legended Note" means Definitive Registered Notes that are issued to Institutional Accredited Investors and Notes in registered form (whether being Definitive Registered Notes or Notes in registered form represented by a Registered Global Note) sold in private transactions to QIBs in accordance with the requirements of Rule 144A;

  "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A;

  "Regulation S" means Regulation S under the Securities Act;

  "Regulation S Global Note" means a Registered Global Note representing Notes sold outside the United States in offshore transactions to non-U.S. persons in reliance on Regulation S;

  "Rule 144A" means Rule 144A under the Securities Act; and

  "Securities Act" means the United States Securities Act of 1933, as amended.

3.      Status of the Notes and the Guarantee

(a)     Status of the Notes

          The Notes and any relative Receipts and Coupons constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the relevant Issuer and rank pari passu, without any preference among themselves, and (subject as aforesaid and to such exceptions as exist by statute) equally with all other present and future unsecured and unsubordinated obligations of the relevant Issuer from time to time outstanding.

(b)     Status of the Guarantee

          The payment of principal and interest in respect of the Notes and all other moneys payable by the relevant Issuer (unless it is Allied Domecq) under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed by Allied Domecq in the Trust Deed (the "Guarantee"). The obligations of Allied Domecq under the Guarantee are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of Allied Domecq and (subject as aforesaid and to such exceptions as exist by statute) rank pari passu and equally with all other present and future unsecured and unsubordinated obligations of Allied Domecq from time to time outstanding.

4.      Negative Pledge

          So long as any of the Notes remains outstanding (as defined in the Trust Deed), Allied Domecq will not, and will procure that none of Financial Services, AD Holdings, AD North America or Lif or any other Principal Subsidiary will, hereafter create any mortgage, charge, pledge, lien or other security interest on any of its present or future undertaking or assets or enter into any arrangement, the practical effect of which is to grant similar security, in any case in respect of (i) any Obligation of Allied Domecq or Financial Services or AD Holdings or AD North America or Lif or, as the case may be, any other Principal Subsidiary, or any Obligation of any other person, or (ii) any guarantee or indemnity in respect of any Obligation of Allied Domecq or

Financial Services or AD Holdings or AD North America or Lif or, as the case may be, any other Principal Subsidiary, or any Obligation of any other person, in each case without at the same time securing the Notes equally and rateably therewith to the satisfaction of the Trustee or providing other security therefor which the Trustee in its absolute discretion shall deem not materially less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

          "Obligation" means any present or future indebtedness evidenced by bonds, debentures or other securities which, at the request or with the concurrence of Allied Domecq or Financial Services or AD Holdings or AD North America or Lif, are quoted or traded for the time being on any stock exchange or other recognised market for securities, excluding any such indebtedness evidenced by bonds, debentures or other securities denominated or payable in Sterling.

          "Principal Subsidiary" means, at any time:

  (1)
  a Subsidiary of Allied Domecq whose gross assets (being the sum of fixed assets and current assets but adjusted as provided below) attributable to Allied Domecq represent at least 20 per cent. of the consolidated gross assets attributable to Allied Domecq or Allied Domecq and its Subsidiaries taken as a whole as at the date of the most recent published audited consolidated balance sheet of Allied Domecq, provided that if a Principal Subsidiary shall, since such date, (a) have ceased to be a Subsidiary of Allied Domecq, or (b) have transferred all or substantially all of its assets to another Subsidiary of Allied Domecq, it shall cease to be a Principal Subsidiary, but in the case of (b) above the transferee shall become a Principal Subsidiary; or

  (2)
  a Subsidiary of Allied Domecq whose annualised turnover attributable to Allied Domecq represents at least 20 per cent. of the consolidated annualised turnover (excluding turnover from discontinued operations) attributable to Allied Domecq or Allied Domecq and its Subsidiaries taken as a whole as shown by the most recent published audited consolidated profit and loss account of Allied Domecq, provided that if a Principal Subsidiary shall, since such date (a) have ceased to be a Subsidiary of Allied Domecq, or (b) have transferred all or substantially all its business to another Subsidiary of Allied Domecq, it shall cease to be a Principal Subsidiary, but in the case of (b) above the transferee shall become a Principal Subsidiary;

          provided that

  (3)
  a certificate of two Directors of Allied Domecq that in their opinion a Subsidiary is or is not or was or was not at any particular time or throughout a particular period a Principal Subsidiary may be relied upon by the Trustee and, if so relied upon, shall, in the absence of manifest or proven error, be conclusive and binding on all parties; and

  (4)
  to the extent that the gross assets attributable to Allied Domecq and its Subsidiaries taken as a whole as at the date of the most recent published audited consolidated balance sheet of Allied Domecq and its Subsidiaries include goodwill (including goodwill arising only on consolidation) or other intangible assets, there shall be deducted therefrom all (if any) amounts shown in respect of the book values of such intangible assets provided that no such deduction shall be required if, in aggregate, equal amounts are shown in respect of the book values of the relevant intangible assets in both the audited consolidated balance sheet of Allied Domecq and the balance sheets (if appropriate, consolidated and/or adjusted, in such manner as the Auditors consider appropriate, and on such assumptions as to allocation of the relevant intangible assets as they see fit, to show the relevant intangible assets in any case where or to the extent that they are not shown in such balance sheets) of Allied Domecq and/ or, as the case may be, the Subsidiaries to which the relevant intangible assets are attributable.

          "Subsidiary" means a subsidiary within the meaning of Section 736 of the Companies Act 1985.

5.      Interest

(a)     Interest on Fixed Rate Notes

          Each Fixed Rate Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

          Except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount so specified.

          As used in these Terms and Conditions, "Fixed Interest Period" means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

          If interest is required to be calculated for a period other than a Fixed Interest Period, such interest shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

          "Day Count Fraction" means, in respect of the calculation of an amount of interest in accordance with this Condition 5(a):

  (i)
  if "Actual/Actual (ISMA)" is specified in the applicable Pricing Supplement:

  1.
  in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the "Accrual Period") is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or

  2.
  in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

  (A)
  the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; and

  (B)
  the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; or

  (ii)
  if "30/360" is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360; or

  (iii)
  as may otherwise be specified in the applicable Pricing Supplement.

          In these Terms and Conditions:

  "Determination Period" means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

  "sub-unit" means with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)     Interest on Floating Rate Notes and Index Linked Interest Notes

  (i)
  Interest Payment Dates

    Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

    (A)
    the Specified Interest Payment Date(s) (each an "Interest Payment Date") in each year specified in the applicable Pricing Supplement; or

    (B)
    if no express Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each an "Interest Payment Date") which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

          Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

          If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

  (1)
  in any case where Specified Periods are specified in accordance with Condition 5(b)(i)(B) above, the Floating Rate Business Day Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

  (2)
  the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

  (3)
  the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

  (4)
  the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

          In this Condition, "Business Day" means a day which is both:

  (A)
  a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Pricing Supplement; and

  (B)
  either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively), (2) in relation to any sum payable in euro, a day on which the Trans-European Automated RealTime Gross Settlement Express Transfer (TARGET) System (the "TARGET System") is operating.

(ii)     Rate of Interest

          The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Pricing Supplement.

(A)
ISDA Determination for Floating Rate Notes

          Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph (A), "ISDA Rate" for an Interest Period means a rate equal to the Floating Rate that would be determined by the Principal Paying Agent under an interest rate swap transaction if the Principal Paying Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions, as amended and updated as at the Issue Date of the first Tranche of the Notes, published by the International Swaps and Derivatives Association, Inc. (the "ISDA Definitions") and under which:

  (1)
  the Floating Rate Option is as specified in the applicable Pricing Supplement;

  (2)
  the Designated Maturity is a period specified in the applicable Pricing Supplement; and

  (3)
  the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate ("LIBOR") for a currency, the first day of that Interest Period, (ii) if the applicable Floating Rate Option is based on the Euro-zone inter-bank offered rate ("EURIBOR"), the first day of that Interest Period or (iii) in any other case, as specified in the applicable Pricing Supplement.

  For the purposes of this sub-paragraph (A), "Floating Rate", "Calculation Agent", "Floating Rate Option", "Designated Maturity" and "Reset Date" have the meanings given to those terms in the ISDA Definitions and "Euro-zone" means the region comprised of Member States of the European Union that adopt or have adopted the single currency in accordance with the Treaty establishing the European Community, as amended.

(B)
Screen Rate Determination for Floating Rate Notes

          Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

  (1)
  the offered quotation; or

  (2)
  the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

    (expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

    The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

    If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

(iii)     Minimum and/or Maximum Rate of Interest

          If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

          If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)     Determination of Rate of Interest and calculation of Interest Amounts

          The Principal Paying Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Principal Paying Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

          The Principal Paying Agent will calculate the amount of interest (the "Interest Amount") payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

          "Day Count Fraction" means, in respect of the calculation of an amount of interest for any Interest Period:

  (i)
  if "Actual/365" or "Actual/Actual (ISDA)" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

  (ii)
  if "Actual/365 (Fixed)" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

  (iii)
  if "Actual/365 (Sterling)" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

  (iv)
  if "Actual/360" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

  (v)
  if "30/360", "360/360" or "Bond Basis" is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

  (vi)
  if "30E/360" or "Eurobond Basis" is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of an Interest Period ending on (but excluding) the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

(v)     Notification of Rate of Interest and Interest Amounts

          The Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the relevant Issuer, the Trustee and any stock exchange or other relevant authority on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed or by which they have been admitted to listing and notice thereof to be published in accordance with Condition 14 as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount or (ii) in all other cases, the fourth

London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange or other relevant authority on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed or by which they have been admitted to listing and to the Noteholders in accordance with Condition 14. If the Notes become immediately due and repayable under Condition 10, the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Trustee otherwise requires. For the purposes of this paragraph, the expression "London Business Day" means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London.

(vi)     Determination or calculation by Trustee

          If for any reason at any relevant time the Principal Paying Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Principal Paying Agent defaults in its obligation to calculate any Interest Amount in accordance with sub-paragraph (ii)(A) or (B) above or as otherwise specified in the applicable Pricing Supplement, as the case may be, and in each case in accordance with paragraph (iv) above, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition 5, but subject always to any Minimum or Maximum Rate of Interest specified in the applicable Pricing Supplement), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Principal Paying Agent or the Calculation Agent, as applicable.

(vii)    Certificates to be final

          All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5, whether by the Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the relevant Issuer, Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif), the Principal Paying Agent, the Calculation Agent (if applicable), the other Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the relevant Issuer, Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif), the Noteholders, the Receiptholders or the Couponholders shall attach to the Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)     Interest on Dual Currency Notes

          In the case of Dual Currency Notes, if the rate or amount of interest falls to be determined by reference to a Rate of Exchange, the rate or amount of interest payable shall be determined in the manner specified in the applicable Pricing Supplement.

(d)     Interest on Zero Coupon Notes

          Zero Coupon Notes will be offered and sold at a discount to their nominal amount and will not bear interest. When a Zero Coupon Note becomes repayable prior to its Maturity Date it will be redeemed at the Early Redemption Amount calculated in accordance with Condition 7(e)(iii). In the case of late payment the amount due and repayable shall be calculated in accordance with Condition 7(j).

(e)     Interest on Partly Paid Notes

          In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

(f)      Accrual of interest

          Each Note (or, in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

6.      Payments

(a)     Method of payment Subject as provided below:

  (i)
  payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively); and

  (ii)
  payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

          Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8.

(b)     Presentation of Definitive Bearer Notes, Receipts and Coupons

          Payments of principal in respect of Definitive Bearer Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Definitive Bearer Notes, and payments of interest in respect of Definitive Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including its territories and possessions, any State of the United States and the District of Columbia)).

          Payments of instalments of principal (if any) in respect of Definitive Bearer Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Definitive Bearer Note in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the Definitive Bearer Note to which it appertains. Receipts presented without the Definitive Bearer Note to which they appertain do not constitute valid obligations of the relevant Issuer. Upon the date on which any Definitive Bearer Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

          Bearer Notes which comprise Fixed Rate Notes (other than Dual Currency Notes, Index Linked Notes or Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 9) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

          Upon any Definitive Bearer Note which comprises a Fixed Rate Note becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

          Upon the date on which any Definitive Bearer Note which comprises a Floating Rate Note, Dual Currency Note, Index Linked Interest Note or Long Maturity Note becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A "Long Maturity Note" is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

          If the due date for redemption of any Definitive Bearer Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of such Definitive Bearer Note.

(c)     Payments in respect of Bearer Global Notes

          Payments of principal and interest (if any) in respect of Notes represented by any Bearer Global Note will (subject as provided below) be made in the manner specified above in relation to Definitive Bearer Notes and otherwise in the manner specified in the relevant Bearer Global Note against presentation or surrender, as the case may be, of such Bearer Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of any Bearer Global Note, distinguishing between any payment of principal and any payment of interest, will be made on such Bearer Global Note by the Paying Agent to which it was presented and such record shall be prima facie evidence that the payment in question has been made.

(d)     Payments in respect of Registered Notes

          Payments of principal (other than instalments of principal prior to the final instalment) in respect of each Registered Note (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of such Note at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of such Note appearing in the register of holders of the Registered Notes maintained by the Registrar (the "Register") at the close of business on the third business day (being for this purpose a day on which banks are open for business in the place where the specified office of the Registrar is located) before the relevant due date (a "Record Date"). Notwithstanding the previous sentence, if (i) a holder does not have a Designated Account or (ii) the principal amount of the Registered Notes held by a holder is less than U.S.$500,000 (or its approximate equivalent in any other Specified Currency), payment will instead be made by a cheque in the Specified Currency drawn on a Designated Bank (as defined below). For these purposes, "Designated Account" means the account (which, in the case of a payment in Japanese Yen to a nonresident of Japan, shall be a non-resident account) maintained by a holder with a Designated Bank and identified as such in the Register and "Designated Bank" means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) and (in the case of payment in euro) any bank which processes payments in euro.

          Payments of interest and payments of instalments of principal (other than the final instalment) in respect of each Registered Note (whether or not in global form) will be made by a cheque in the Specified Currency drawn on a Designated Bank and mailed by uninsured mail on the business day in the place where the specified office of the Registrar is located immediately preceding the relevant due date to the holder (or the first named of joint holders) of such Note appearing in the Register at the close of business on the fifteenth day (whether or not such fifteenth day is a business day) before the relevant due date (also a "Record Date") at his address shown in the Register on such Record Date and at his risk. Upon application of the holder to the specified office of the Registrar not less than three business days in the place where the specified office of the Registrar is located before the due date for any payment of interest in respect of a Registered Note, the payment may be made by transfer on the due date in the manner provided in the preceding paragraph. Any such application for transfer shall be deemed to relate to all future payments of interest (other than interest due on redemption) and instalments of principal (other than the final instalment) in respect of the Registered Notes which become payable to the holder who has made the initial application until such time as the Registrar is notified in writing to the contrary by such holder. Payment of the interest due in respect of each Registered Note on redemption and the final instalment of principal will be made in the same manner as payment of the principal amount of such Note.

          Holders of Registered Notes will not be entitled to any interest or other payment for any delay in receiving any amount due in respect of any such Note as a result of a cheque posted in accordance with this Condition arriving after the due date for payment or being lost in the post. No commissions or expenses shall be charged to such holders by the Registrar in respect of any payments of principal or interest in respect of such Notes.

          All amounts payable to DTC or its nominee as registered holder of a Registered Global Note in respect of Notes denominated in a Specified Currency other than U.S. dollars shall be paid by transfer by the Registrar to an account in the relevant Specified Currency of the Exchange Agent on behalf of DTC or its nominee for payment in such Specified Currency for conversion into and payment in U.S. dollars in accordance with the provisions of the Agency Agreement.

          None of the relevant Issuer, Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif), the Trustee and the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Registered Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)     General provisions applicable to payments

          The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the relevant Issuer or, as the case may be, Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear, Clearstream, Luxembourg or DTC as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear, Clearstream, Luxembourg or DTC, as the case may be, for his share of each payment so made by the relevant Issuer or, as the case may be, Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) to, or to the order of, the holder of such Global Note.

          Notwithstanding the provisions of this Condition, if any amount of principal and/or interest in respect of Bearer Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

  (i)
  the relevant Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on such Notes in the manner provided above when due;

  (ii)
  payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars;

  (iii)
  such payment is then permitted under United States law without involving, in the opinion of the relevant Issuer, any adverse tax consequences to the relevant Issuer.

(f)      Payment Day

          If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to any further interest or other payment in respect of such delay. For these purposes, "Payment Day" means any day which (subject to Condition 9) is:

  (i)
  a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in:

  (A)
  London;

  (B)
  the relevant place of presentation; and

  (C)
  any Additional Financial Centre specified in the applicable Pricing Supplement;

  (ii)
  either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Additional Financial Centre so specified and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET System is operating; and

  (iii)
  in the case of any payment in respect of a Registered Global Note denominated in a Specified Currency other than U.S. dollars and registered in the name of DTC or its nominee and in respect of which an accountholder of DTC (with an interest in such Registered Global Note) has elected to receive any part of such payment in U.S. dollars, a day on which commercial banks are not authorised or required by law or regulation to be closed in New York City.

(g)     Interpretation of principal and interest

          Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

  (i)
  any additional amounts which may be payable with respect to principal under Condition 8 or pursuant to any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed;

  (ii)
  the Final Redemption Amount of the Notes;

  (iii)
  the Early Redemption Amount of the Notes;

  (iv)
  the Optional Redemption Amount(s) (if any) of the Notes;

  (v)
  in relation to Notes redeemable in instalments, the Instalment Amounts;

  (vi)
  in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 7(e)(iii)); and (vii) any premium and any other amounts (other than interest) which may be payable by the relevant Issuer under or in respect of the Notes.

          Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8 or pursuant to any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

7.      Redemption and Purchase

(a)     Redemption at maturity

          Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the relevant Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date.

(b)     Redemption for taxation reasons

(i)      Redemption for taxation reasons of Notes issued by Allied Domecq, Financial Services, AD Holdings and Lif or guaranteed by Allied Domecq.

          The Notes may be redeemed at the option of the relevant Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note nor an Index Linked Interest Note nor a Dual Currency Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note or an Index Linked Interest Note or a Dual Currency Interest Note), on giving not less than 30 nor more than 60 days' notice to the Trustee and the Principal Paying Agent and, in accordance with Condition 14, the Noteholders (which notice shall be irrevocable), if the relevant Issuer or (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq satisfies the Trustee immediately before the giving of the notice referred to above that:

(1)
on the occasion of the next payment due under the Notes, the relevant Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 and/or in any undertakings given in addition thereto or substitution therefor pursuant to the Trust Deed or (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq would be unable for reasons outside its control to procure payment by the relevant Issuer and in making payment itself would be required to pay such additional amounts, in each case as a result of any change in, or amendment to, the laws or regulations of the relevant Tax Jurisdiction (as defined in Condition 8) or any political subdivision of, or any authority in, or of, the relevant Tax Jurisdiction having power to tax, or any change in the application of any official or generally accepted practice of any authority therein or thereof or in the application or official interpretation, or the application of any official or generally accepted interpretation, of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(2)
such obligation cannot be avoided by the relevant Issuer or, as the case may be, (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the relevant Issuer or, as the case may be, (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

          Prior to the publication of any notice of redemption pursuant to this Condition, the relevant Issuer shall deliver to the Trustee a certificate signed by two Directors of the relevant Issuer (or, in the case of Lif, one Managing Director) or, as the case may be, (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) two Directors of Allied Domecq stating that the relevant Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the relevant Issuer so to do have occurred, and an opinion of independent legal advisers of recognised standing approved by the Trustee to the effect that the relevant Issuer or, as the case may be, (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq has or will become obliged to pay such additional amounts as a result of such change or amendment and the Trustee shall be entitled to accept the certificate and the opinion as sufficient evidence of satisfaction of the conditions precedent set out above, in which event they shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders.

(ii)     Redemption for taxation reasons of Notes issued by AD North America

  (1)
  Special Tax Redemption

    If AD North America shall determine, based upon a written opinion of independent legal counsel of recognised standing, that any payment on a Bearer Note, Coupon or Receipt (a "Note" for the purpose of this Condition 7(b)(ii)(1) and (2)) made outside the United States by AD North America or any Paying Agent would, under any present or future laws or regulations of the United States, be subject to any certification, information or other reporting requirement of United States law or regulation with regard to the nationality, residence or identity of a beneficial owner of the relevant Note, who is not a United States person (other than such a requirement (i) that would not be applicable to a payment made by AD North America or any one of the Paying Agents (x) directly to the beneficial owner or (y) to any custodian, nominee or other agent of the beneficial owner, or (ii) that could be satisfied by such custodian, nominee or other agent or the Noteholder, Receiptholder or Couponholder (a "Noteholder" for the purpose of this Condition 7(b)(ii)(1) and (2)) certifying that the beneficial owner is not a United States person (as hereinafter defined); provided that, in any case referred to in clauses (i)(y) or (ii), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement referred to in this sentence; or (iii) that would not be applicable to a payment made by at least one other Paying Agent), AD North America may redeem the Notes in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' prior notice to the Noteholders. AD North America shall make such determination with respect to such certification, information or reporting requirement as soon as practicable after it becomes aware of an event that would give rise to such determination, and shall give prompt notice (the "Tax Notice") thereof at least once in accordance with Condition 7(b)(ii)(2), stating in the Tax Notice the effective date of such requirement. In no event shall any such redemption take place more than one year after the publication of the related Tax Notice. Prior to the publication of any notice of redemption of the Notes pursuant to the foregoing, AD North America shall deliver to the Trustee the opinion of independent legal counsel referred to above, together with a certificate of AD North America signed by two directors of AD North America, setting forth a statement of the facts showing that the conditions precedent to the right of AD North America so to redeem have occurred. Notwithstanding the foregoing, AD North America shall not so redeem the Notes if it shall subsequently determine, based upon the written opinion of independent legal counsel of recognised standing, not less than 30 days prior to the date fixed for redemption, that subsequent payments on the Notes would not be subject to any such requirement, in which case AD North America shall give notice of such subsequent determination in accordance with Condition 7(b)(ii)(2) not less than 15 days prior to the date fixed for redemption and any earlier redemption notice shall be revoked and of no further effect.

    The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organised in or under the laws of the United States or any political subdivision thereof or therein (unless, in the case of a partnership, future regulations of the U.S. Department of the Treasury otherwise provide), or an estate, the income of which is subject to United States federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over its administration or (ii) one or more of the United States fiduciaries has the authority to control all substantial decisions of the trust.

  (2)
  Backup Withholding Tax

    Notwithstanding Condition 7(b)(ii)(1), if and so long as all certifications, information or other reporting requirements referred to in Condition 7(b)(ii)(1) would be fully satisfied by payment of a United States backup withholding tax or similar charge, AD North America may elect, in the Tax Notice, to pay such Additional Amounts as may be necessary so that every net payment made outside the United States following the effective date of any such certification, information or other reporting requirements by AD North America or any of the Paying Agents, of principal of or interest on any Note of which the beneficial owner is not a United States person (but without the necessity of satisfying any such certifications, information or other reporting requirements), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a tax that (i) would not be applicable in the circumstances referred to in the parenthetical phrase of the first sentence of Condition 7(b)(ii)(1) or (ii) is imposed as a result of presentation of such Note for payment for more than 30 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later), will not be less than the amount provided for in such Note to be then due and payable. If AD North America elects to pay such Additional Amounts and for as long as it is obligated to pay such Additional Amounts, it may, subject to the penultimate sentence of Condition 7(b)(ii)(1) redeem the Notes at any time in whole, but not in part.

          Notes redeemed pursuant to this Condition 7(b)(i) or (ii) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption and, in the case of Condition 7(b)(ii)(2) any Additional Amounts required to be paid thereunder.

(c)     Redemption at the option of the relevant Issuer (Issuer Call)

          If Issuer Call is specified in the applicable Pricing Supplement, the relevant Issuer may, having given:

  (i)
  not less than 15 nor more than 30 days' notice (or such other notice period as may be specified in the applicable Pricing Supplement) to the Noteholders in accordance with Condition 14; and

  (ii)
  not less than 15 days before the giving of the notice referred to in (i), notice to the Trustee and the Principal Paying Agent and, in the case of a redemption of Notes in registered form, the Registrar;

    (which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption in part must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement. In the case of a partial redemption of Notes, the Notes to be redeemed ("Redeemed Notes") will be selected individually by lot, in the case of Redeemed Notes comprising Definitive Bearer or Definitive Registered Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg and/or DTC, in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the "Selection Date"). In the case of Redeemed Notes comprising Definitive Bearer or Definitive Registered Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 14 not less than 15 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes comprising Definitive Bearer or Definitive Registered Notes shall in each case bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of Definitive Bearer or Definitive Registered Notes outstanding bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that such first mentioned nominal amount shall, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination and the aggregate nominal amount of Redeemed Notes represented by a Global Note shall be equal to the balance of the Redeemed Notes not represented by Definitive Bearer or Definitive Registered Notes. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the relevant Issuer to the Noteholders in accordance with Condition 14 at least five days prior to the Selection Date.

(d)     Redemption at the option of the Noteholders (Investor Put)

          If Investor Put is specified in the applicable Pricing Supplement, upon the holder of any Note giving to the relevant Issuer in accordance with Condition 14 not less than 15 nor more than 30 days' notice (or such other notice period as may be specified in the applicable Pricing Supplement) the relevant Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Pricing Supplement, in whole (but not, in the case of a Definitive Bearer Note, in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. Notes in registered form may be redeemed under this Condition 7(d) in any multiple of their lowest Specified Denomination.

          If this Note is a Definitive Bearer Note or a Definitive Registered Note, to exercise the right to require redemption of this Note the holder of this Note must deliver this Note at the specified office of any Paying Agent (if this Note is a Definitive Bearer Note) or any Transfer Agent (if this Note is a Definitive Registered Note) at any time during the normal business hours of such Paying Agent or, as the case may be, such Transfer Agent falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent or, as the case may be, any Transfer Agent (a "Put Notice") and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition and, if this Note is a Definitive Registered Note, the nominal amount thereof to be redeemed and, if less than the full nominal amount of this Note, if it is a Definitive Registered Note, so surrendered is to be redeemed, an address to which a new Definitive Registered Note in respect of the balance of this Definitive Registered Note is to be sent subject to and in accordance with the provisions of Condition 2(b).

          If this Note is represented by a Global Note, to exercise the right to require redemption of this Note the holder of this Note must arrange for delivery (in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg or, as the case may be, DTC) at the specified office of any Paying Agent (in the case of a Bearer Note) or, as the case may be, Transfer Agent (in the case of a Registered Note) of a Put Notice duly completed as referred to in the preceding paragraph.

(e)     Early Redemption Amounts

          For the purpose of paragraph (b) above and Condition 10, each Note will be redeemed at its Early Redemption Amount calculated as follows:

  (i)
  in the case of a Note with a Final Redemption Amount equal to the Issue Price, at a percentage of its nominal amount equal to the Issue Price;

  (ii)
  in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and a Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the applicable Pricing Supplement, at its nominal amount; or

  (iii)
  in the case of a Zero Coupon Note, at an amount (the "Amortised Face Amount") equal to the sum of:

  (A)
  the Reference Price; and

  (B)
  the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable.

    Where such calculation is to be made for a period which is not a whole number of years, it shall be made (I) in the case of a Zero Coupon Note other than a Zero Coupon Note payable in euro, on the basis of a 360-day year consisting of 12 months of 30 days each or (II) in the case of a Zero Coupon Note payable in euro, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365) or (in either case) on such other calculation basis as may be specified in the applicable Pricing Supplement.

(f)      Instalments

          Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. The outstanding nominal amount of each such Note shall be reduced by the Instalment Amount (or, if such Instalment Amount is calculated by reference to a proportion of the nominal amount of such Note, such proportion) for all purposes with effect from the related Instalment Date, unless payment of the Instalment Amount is improperly withheld or refused on presentation of the related Receipt, in which case, such amount shall remain outstanding until the Relevant Date (as defined in Condition 8) relating to such Instalment Amount. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.

(g)     Partly Paid Notes

          Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Pricing Supplement.

(h)     Purchases

          Allied Domecq, Financial Services, AD Holdings, AD North America, Lif or any other Subsidiary of Allied Domecq may at any time purchase Notes (provided that, in the case of Definitive Bearer Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. If purchases are made by tender, tenders must be available to all Noteholders alike. Such Notes will be cancelled as set forth in paragraph (i) below.

(i)      Cancellation

          All Notes which are redeemed or purchased by the relevant Issuer or (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq will forthwith be cancelled (together, in the case of Definitive Bearer Notes, with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and Notes purchased and cancelled pursuant to paragraph (h) above (together, in the case of Definitive Bearer Notes, with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Principal Paying Agent and cannot be reissued or resold. Upon a cancellation of Notes represented by a Global Note, the nominal amount of the Notes represented by such Global Note shall be reduced by the nominal amount of such Notes so cancelled.

(j)      Late payment on Zero Coupon Notes

          If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and repayable were replaced by references to the date which is the earlier of:

  (i)
  the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

  (ii)
  the fifth day after the date on which the full amount of the moneys payable in respect of such Zero Coupon Note has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 14.

8.      Taxation

(a)     Notes issued by Allied Domecq, Financial Services, AD Holdings and Lif or guaranteed by Allied Domecq

          All payments of principal and interest in respect of the Notes, Receipts and Coupons by the relevant Issuer or (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq as guarantor will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any Tax Jurisdiction unless such withholding or deduction is required by law. In such event, the relevant Issuer or, as the case may be, (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq as guarantor will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any payment in respect of any Note, Receipt or Coupon:

  (i)
  to, or to a third party on behalf of, a holder who is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with the relevant Tax Jurisdiction other than the mere holding of such Note, Receipt or Coupon; or

  (ii)
  presented for payment by, or on behalf of, a Noteholder, Receiptholder or Couponholder who would be able to avoid such withholding or deduction by making a declaration of nonresidence or similar claim for exemption but fails to do so; or

  (iii)
  presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day, assuming that day to have been a Payment Day (as defined in Condition 6(f)); or

  (iv)
  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

  (v)
  presented for payment by or on behalf of a Noteholder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union.

          As used herein:

  (A)
  "Tax Jurisdiction" means, in the case of payments by the relevant Issuer where the relevant Issuer is Allied Domecq, Financial Services or AD Holdings, the United Kingdom or, where the relevant Issuer is Lif, The Netherlands or, in any case, any political subdivision or any authority thereof or therein having power to tax or, in the case of payments by Allied Domecq as guarantor, where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif, the United Kingdom or any political subdivision or any authority thereof or therein having power to tax or, in any case, any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which the relevant Issuer or Allied Domecq as guarantor, becomes subject in respect of payments made by it of principal and interest on the Notes, Receipts and Coupons; and

  (B)
  the "Relevant Date" means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying Agent, the Registrar or the Trustee as the case may be, on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 14.

(b)     Notes issued by AD North America

          All payments of principal and interest in respect of the Notes, Receipts and Coupons shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United States or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. AD North America will, subject to certain exceptions and limitations set forth below, pay to a Noteholder, Receiptholder or Couponholder (a "Noteholder" for the purpose of this Condition 8(b)) who is a United States Alien (as defined below) such Additional Amounts as may be necessary so that every net payment by AD North America of principal of, and interest on, the Notes, the Receipts and the Coupons (a "Note" for the purpose of this Condition 8(b)), after withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge imposed upon such Noteholder, or by reason of the making of such payment, by or within the United States (as defined below) or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Notes to be then due and payable. However, AD North America will not be required to make any payment of Additional Amounts for or on account of:

  (i)
  any tax, duty, assessment or governmental charge which would not have been so imposed but for (i) the existence of any current or former connection between such Noteholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Noteholder, if such Noteholder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such Noteholder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been present therein, being or having been a citizen or resident of, being or having been engaged in a trade or business in or having or having had a permanent establishment in the United States, (ii) the failure of such Noteholder or the beneficial owner of such Note to comply with any certification, identification or information reporting requirements under the income tax laws and regulations of the United States or any political subdivision or taxing authority thereof or therein to establish entitlement to an exemption from withholding as a United States Alien or (iii) the presentation of a Note for payment on a date more than 30 days after the Relevant Date except to the extent that the relevant Noteholder would have been entitled to such additional amounts on presenting such Note for payment on the last day of such period of 30 days;

  (ii)
  any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

  (iii)
  any tax, duty, assessment or governmental charge which is payable other than by way of withholding from payments of principal of, or interest on, a Note;

  (iv)
  any tax, duty, assessment or governmental charge imposed by reason of such Noteholder's past or present status with respect to the United States as a personal holding company, foreign personal holding company, passive foreign investment company or controlled foreign corporation or as a corporation that accumulates earnings to avoid United States federal income tax;

  (v)
  any tax, duty, assessment or governmental charge imposed which is required to be withheld by any Paying Agent from payments of principal of, or interest on, the Notes if such payment can be made without such withholding by at least one other Paying Agent;

  (vi)
  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

  (vii)
  any tax, duty, assessment or governmental charge imposed by reason of such Noteholder's past or present status as (i) the actual or constructive owner of 10 per cent. or more of the total combined voting power of all classes of stock of AD North America entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) a bank whose receipt of interest on a Note is described in Section 881(c)(3) of the Code; or

  (viii)
  any combination of items (i), (ii), (iii), (iv), (v), (vi) and (vii) above.

  The term "United States" means the United States of America including its territories and possessions, any State of the United States and the District of Columbia. The term "United States Alien" means any person who is, for United States federal income tax purposes, as to the United States: (a) a foreign corporation; (b) a non-resident alien individual; (c) a non-resident alien fiduciary of a foreign estate or trust; or (d) a foreign partnership any member of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

  If, as a result of (i) any change in, or amendment to, the laws, regulations or rulings of the United States or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes, AD North America has or will become obliged to pay Additional Amounts on the Notes as provided for or referred to in this Condition 8(b) or (ii) if any action (including any of those specified in (i) above) has been taken by any taxing authority of, or any action has been brought in a court of competent jurisdiction in, the United States, whether or not such action was taken or brought with respect to AD North America, or any change, amendment, application or interpretation shall be officially proposed on or after the date on which agreement is reached to issue the first Tranche of the Notes, which, in any such case, in the written opinion of independent legal counsel of recognised standing, results in a material probability that AD North America will be required to pay Additional Amounts on the Notes as described in this Condition 8(b) and, in the case of (i) or (ii) above, such obligation cannot be avoided by AD North America taking reasonable measures available to it, AD North America shall redeem the Notes in whole, but not in part, on giving not less than 30 nor more than 60 days' notice to the Noteholders, at their Early Redemption Amount (together with interest accrued to (but excluding) the date fixed for redemption and Additional Amounts, if any), provided that no such notice of redemption shall be given earlier than 90 days' prior to the earliest date on which AD North America would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption by, or on behalf of, AD North America pursuant to this paragraph, AD North America shall deliver to the Trustee a certificate signed by two directors of AD North America stating that AD North America is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of AD North America so to redeem have occurred, and, if applicable, the written opinion of independent legal advisers referred to above.

9.      Prescription

          The Notes (whether in bearer or registered form), Receipts and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 8) therefor.

          There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 6(b) or any Talon which would be void pursuant to Condition 6(b).

10.    Events of Default and Enforcement

(a)     Events of Default

          Upon the happening of any of the following events, the Trustee at its discretion may, and if so requested in writing by the holders of not less than one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders (subject in each case to being indemnified to its satisfaction) shall, (but in the case of the happening of any of the events mentioned in paragraph (ii), (iv), (v), (vi), (vii), (viii) or (ix) or, if such event relates to a Principal Subsidiary, (iii) below only if the Trustee shall have certified to the relevant Issuer and (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq that the happening of such event is, in its opinion, materially prejudicial to the interests of the Noteholders), by written notice to the relevant Issuer and (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq declare the Notes to be, and forthwith upon such declaration the Notes shall become, immediately due and repayable at their Early Redemption Amount, together with accrued interest as provided in the Trust Deed:

  (i)
  failure for more than 14 days to make payment of principal or interest due on any of the Notes when and as the same ought to be paid; or

  (ii)
  the relevant Issuer or (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq fails to perform or observe any of its other obligations under the Notes, the Receipts, the Coupons or the Trust Deed and (except where the Trustee considers such default to be incapable of remedy, upon notice to such effect being given to Allied Domecq) such failure continues for the period of 45 days (or such longer period as the Trustee may permit) next following the service by the Trustee on the relevant Issuer and (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq of notice requiring the same to be remedied; or

  (iii)
  an effective resolution is passed or an order is made for the winding up of the relevant Issuer or (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq (except in each case for the purposes of amalgamation, consolidation, merger or reconstruction, the terms of which have been approved either by the Trustee in writing or by an Extraordinary Resolution of Noteholders) or any Principal Subsidiary (except as aforesaid or by way of a members' voluntary winding up (or analogous proceeding) under which the surplus assets of such Principal Subsidiary are distributed to the members entitled thereto); or

  (iv)
  the relevant Issuer or (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq stops payment generally or ceases or threatens to cease to carry on all or substantially all of its business (otherwise than for the purposes of an amalgamation, consolidation, merger or reconstruction, the terms of which have been approved either by the Trustee in writing or by an Extraordinary Resolution of Noteholders); or

  (v)
  a Principal Subsidiary stops payment generally (otherwise than for the purposes of an amalgamation, consolidation, merger or reconstruction, the terms of which have been approved either by the Trustee in writing or by an Extraordinary Resolution of Noteholders or whereby the undertaking or assets of the Principal Subsidiary are transferred to or otherwise vested in Allied Domecq or one or more of its other Subsidiaries which, in the case of the transfer of all or substantially all of the assets to a Subsidiary, either is, or by virtue of the transfer becomes, a Principal Subsidiary); or

  (vi)
  a receiver, administrative receiver, administrator or other similar official is appointed in relation to the relevant Issuer (other than where the relevant Issuer is Lif), Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) or any Principal Subsidiary or 50 per cent. or more of the assets of the relevant Issuer (other than where the relevant Issuer is Lif), Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) or any Principal Subsidiary and such appointment is not removed, stayed or discharged within 45 days or such longer period as the Trustee may permit; or the holder of a security interest takes possession of the whole or 50 per cent. or more of the assets or undertaking of the relevant Issuer (other than where the relevant Issuer is Lif), Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) or any Principal Subsidiary, or (where the relevant Issuer is Lif) if an executory attachment (executoriaal beslag) is made on 50 per cent. or more of the relevant Issuer's assets or if a conservatory attachment (conservatoir beslag) is made thereof and in each case is not removed, stayed, discharged or paid out within 45 days or such longer period as the Trustee may permit; or

  (vii)
  a diligence, distress, execution or other analogous process is levied or enforced upon or sued out against 50 per cent. or more of the assets or undertaking of the relevant Issuer (other than where the relevant Issuer is Lif), Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) or any Principal Subsidiary following upon a decree or judgment of a court of competent jurisdiction and is not removed, stayed, discharged or paid out within 45 days or such longer period as the Trustee may permit; or

  (viii)
  (A)
  the relevant Issuer (where the relevant Issuer is Lif) (I) files a request for bankruptcy within the meaning of Section 1 of the Dutch Bankruptcy Act, (II) files a request for a moratorium of payments within the meaning of Section 213 of the Dutch Bankruptcy Act, (III) is declared bankrupt within the meaning of Section 1 of the Dutch Bankruptcy Act by a judgment of a competent court in The Netherlands and such judgment is not removed or stayed within 45 days or (IV) makes a general assignment for the benefit of its creditors generally; or

    (B)
    the relevant Issuer (where the relevant Issuer is Allied Domecq, Financial Services, AD Holdings or AD North America), Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) or any Principal Subsidiary (regardless of the Issuer) (I) is unable to pay its debts within the meaning of Section 123(1)(e) or (2) of the Insolvency Act 1986 or (II) makes a general assignment for the benefit of its creditors generally; or

  (ix)
  (A)
  any present or future indebtedness for borrowed money (as defined in the Trust Deed) of the relevant Issuer, Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) or any Principal Subsidiary becomes due and payable prior to its stated maturity by reason of default; or

  (B)
  any such indebtedness is not paid when due or, as the case may be, within any applicable grace period; or

  (C)
  the relevant Issuer, Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) or any Principal Subsidiary fails to pay when due or, as the case may be, within any applicable grace period any amount payable by it under any present or future guarantee or indemnity in respect of the indebtedness of any person, provided that an event mentioned in this paragraph (ix) shall not constitute an event of default if (A) the obligation to pay the relevant indebtedness (or pursuant to the relevant guarantee or indemnity) is, in the opinion of the Trustee, being disputed in good faith or (B) the amount of the relevant indebtedness, guarantee or indemnity in respect of which an event mentioned above in this paragraph (ix) has occurred is less than £35,000,000 (or its equivalent in other currencies).

(b)     Enforcement

          At any time after the Notes shall have become immediately due and repayable the Trustee may, at its discretion and without further notice, institute such proceedings against the relevant Issuer and/or (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq as it may think fit to enforce repayment of the Notes together with accrued interest and to enforce the provisions of the Trust Deed, but it shall not be bound to take any such proceedings unless (i) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding, and (ii) it shall have been indemnified to its satisfaction. No Noteholder or Couponholder shall be entitled to proceed directly against the relevant Issuer and/or (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

11.    Replacement of Notes, Receipts, Coupons and Talons

          Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent (in the case of Bearer Notes, Receipts or Coupons) or the Registrar (in the case of Notes in registered form) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the relevant Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

12.    Agents

          The names of the initial Agents and their initial specified offices are set out below.

          The relevant Issuer is entitled, with the prior written consent of the Trustee, to vary or terminate the appointment of any Agent and/or appoint additional or other Agents and/or approve any change in the specified office through which any Agent acts, provided that:

  (i)
  there will at all times be a Principal Paying Agent and a Registrar;

  (ii)
  so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent (in the case of Bearer Notes) and a Transfer Agent (in the case of Registered Notes) with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or such other relevant authority;

  (iii)
  it shall, if the conclusions of the ECOFIN Council meeting of 26-27 November 2000 are implemented, ensure that it maintains a Paying Agent in a European Union Member State that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings; and

  (iv)
  so long as any of the Registered Global Notes payable in a Specified Currency other than U.S. dollars are held through DTC or its nominee, there will at all times be an Exchange Agent with a specified office in London.

          In addition, the relevant Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the second paragraph of Condition 6(e). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days' prior notice thereof shall have been given to the Trustee and the Noteholders in accordance with Condition 14.

          In acting under the Agency Agreement, the Agents act solely as agents of the relevant Issuer and (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq and, in certain circumstances specified therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.

13.    Exchange of Talons

          On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 9.

14.    Notices

          All notices regarding the Bearer Notes will be deemed to be validly given if published (i) in a leading English language daily newspaper of general circulation in London and (ii) (in respect of any Bearer Notes listed on Euronext Paris S.A. (so long as that exchange requires)) in a French language daily newspaper of general circulation in Paris, each such newspaper to be approved by the Trustee. It is expected that such publication will be made in the Financial Times in London and Les Echos in Paris. The relevant Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or any other relevant authority on which the Bearer Notes are for the time being listed or by which they have been admitted to listing. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.

          All notices regarding the Registered Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Registered Notes are listed on a stock exchange or admitted to listing by any other relevant authority and the rules of that stock exchange or such other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by the rules of that stock exchange or other relevant authority.

          If publication as provided above is not practicable, notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee shall approve.

          Until such time as any Notes are issued in definitive form, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg and/or DTC, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to

Euroclear and/or Clearstream, Luxembourg and/or DTC for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or admitted to listing by any other relevant authority and the rules of that stock exchange or such other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by the rules of that stock exchange or other relevant authority. Any such notice shall be deemed to have been given to the holders of the Notes on the second day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg and/or DTC.

          Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note comprising a Definitive Bearer Note or a Definitive Registered Note) with the relative Note or Notes, with any Paying Agent (in the case of Definitive Bearer Notes) or any Transfer Agent (in the case of Definitive Registered Notes). Whilst any of the Notes is represented by a Global Note, such notice may be given by any holder of a Note to the Principal Paying Agent or the Registrar through Euroclear and/or Clearstream, Luxembourg and/or DTC, as the case may be, in such manner as the Principal Paying Agent, the Registrar and Euroclear and/or Clearstream, Luxembourg and/or DTC, as the case may be, may approve for this purpose.

15.    Meetings of Noteholders, Modification, Authorisation, Waiver and Determination

          The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification or abrogation of any of the provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed. Such a meeting may be convened by the relevant Issuer, Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) or the Trustee and shall be convened by the relevant Issuer at the request of Noteholders holding not less than 10 per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons present holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons present being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification or abrogation of certain provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate or amount of interest payable in respect of the Notes or altering the currency of payment of the Notes, the Receipts or the Coupons), the quorum for passing an Extraordinary Resolution shall be one or more persons present holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

          The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to:

  (i)
  any modification of any of the provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders; or

  (ii)
  any modification of any of the provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed which, in the opinion of the Trustee, is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of applicable law.

          The Trustee may also agree, without the consent of the Noteholders, Receiptholders or Couponholders, to the waiver or authorisation of any breach or proposed breach of any of these Terms and Conditions or any of the provisions of the Trust Deed or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, which in any such case is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders.

          Any such modification, waiver, authorisation or determination shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, any such modification made under (i) shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

          In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, but without limitation, in relation to any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular, but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the relevant Issuer, Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except, in the case of the relevant Issuer and (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) Allied Domecq, to the extent provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

16.    Indemnification of the Trustee and its Contracting with Allied Domecq and its Subsidiaries

          The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

          The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with Allied Domecq, Financial Services, AD Holdings, AD North America and Lif and the other Subsidiaries of Allied Domecq and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, any such persons, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders, Receiptholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

17.    Further Issues

          The relevant Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes of other Series in certain circumstances where the Trustee so decides.

18.    Substitution

          The Trustee may agree, without the consent of the Noteholders, the Receiptholders or the Couponholders, to the substitution in place of the relevant Issuer of Allied Domecq (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) or of any Subsidiary of Allied Domecq (where the relevant Issuer is Allied Domecq or Financial Services or AD Holdings or AD North America or Lif) as principal debtor under the Trust Deed, the Notes, the Receipts and the Coupons. The Trustee may also agree, without such consent as aforesaid, to the substitution of a new group holding company of the Allied Domecq group of companies in place of the relevant Issuer or (where the relevant Issuer is Financial Services, AD Holdings, AD North America or Lif) of Allied Domecq in each case if Allied Domecq has been or will be replaced as the ultimate holding company of the Allied Domecq group of companies by such new group holding company pursuant to an amalgamation, consolidation, merger or reconstruction the terms of which shall have been approved in writing by the Trustee and which are not, in the opinion of an independent merchant or investment bank of international repute appointed for such purpose by the Trustee, materially prejudicial to the interests of the Noteholders. Any such substitution shall be subject to the relevant provisions of the Trust Deed, such amendments thereof and such other conditions as the Trustee may require and (in any case where Allied Domecq or any new group holding company of the Allied Domecq group of companies is not the new principal debtor or replaced as guarantor) to the unconditional and irrevocable guarantee of Allied Domecq, unless the Trustee determines that the interests of the Noteholders will not be materially prejudiced by the absence of the guarantee.

19.    Contracts (Rights of Third Parties) Act 1999

          No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

20.    Governing Law and Submission to Jurisdiction

(a)     Governing law

          The Trust Deed (including the Guarantee), the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

(b)     Submission to jurisdiction

          Where the relevant Issuer is AD North America or Lif, each of AD North America and Lif agrees, for the exclusive benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with these Terms and Conditions, the Trust Deed, the Notes, the Receipts and the Coupons and that accordingly any suit, action or proceedings (together referred to as "Proceedings") arising out of or in connection with these Terms and Conditions, the Trust Deed, the Notes, the Receipts and the Coupons may be brought in such courts.

          Each of AD North America and Lif hereby irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

          Nothing contained in this Condition shall limit any right to take Proceedings against AD North America or Lif in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(c)     Appointment of Process Agent

          Each of AD North America and Lif appoints Allied Domecq PLC at its registered office for the time being, at 11 March 2002 The Pavilions, Bridgwater Road, Bedminster Down, Bristol BS13 8AR, as its agent for service of process in respect of any Proceedings in England, and undertakes that, in the event of Allied Domecq PLC ceasing so to act or ceasing to be registered in England, it will appoint such other person as the Trustee may approve as its agent for service of process in England in respect of any Proceedings in England. Nothing herein shall affect the right to serve proceedings in any other manner permitted by law.

USE OF PROCEEDS

          The net proceeds from each issue of Notes will be applied by the relevant Issuer for its general corporate purposes.

          Any relevant Issuer may lend the net proceeds of all issues of Notes to, or invest those net proceeds in, companies within the group to which it belongs, for use by those companies for general corporate purposes.

DESCRIPTION OF ALLIED DOMECQ PLC

Introduction

          Allied Domecq PLC ("Allied Domecq" or the "Company") is the holding company of a major international branded drinks and retailing group (the "Group"), which employs approximately 12,500 people worldwide. Allied Domecq is publicly quoted on the London Stock Exchange and has American Depositary Receipts listed on the New York Stock Exchange. The Group has a market capitalisation of approximately £5.1 billion based on the closing price of 460.25p per share on the London Stock Exchange on 26 April 2004.

          The Group comprises two principal businesses: Allied Domecq Spirits & Wine ("ADSW") and Allied Domecq Quick Service Restaurants ("QSR").

          Turnover for the financial year ended 31 August 2003 was £3.41 billion and trading profit before exceptional items and amortisation of goodwill ("Trading Profit") was £621 million. As at 31 August 2003, the Group had consolidated net assets of £994 million.

          The registered office of the Company is located at The Pavilions, Bridgwater Road, Bedminster Down, Bristol BS13 8AR.

History

          The Company was established in 1961 by the merger of three UK brewing and pub retailing companies. Since then, Allied Domecq has grown to become a leading international branded drinks and retailing company with operations in the spirits and wine industry, the quick service restaurants industry and, until September 1999, the retail pub industry.

          The key events in the growth of Allied Domecq's Spirits & Wine business were:

•    In 1966, it acquired Harveys of Bristol, a UK based producer of spirits and wine and the owner of Harveys® sherry and Cockburns® port;

•    In 1986, it acquired the Canadian distillers Hiram Walker, Gooderham & Worts, owners of a large premium branded spirits portfolio including Ballantine's® whisky, Canadian Club® whisky, Courvoisier® cognac and Kahlúa® coffee liqueur;

•    In 1988, it entered into a spirits distribution arrangement with Suntory Limited, a leading spirits distributor in Japan;

•    In 1990, it acquired James Burrough Limited, distillers of Beefeater® gin;

•    In 1994, it acquired Pedro Domecq S.A., a leading spirits producer and marketer in Spain and Mexico;

•    In 2000, it established a spirits production and distribution venture with Jinro Limited in South Korea;

•    In 2000, it entered into a Trademark, Supply and Distribution Agreement with Spirits International NV and S.P.l. Spirits (Cyprus) Limited granting Allied Domecq exclusive distribution and trademark rights in respect of its various vodka brands, including Stolichnaya® in the United States;

•    In 2001, it acquired Kuemmerling GmbH, a German spirits producer; and

•    In 2002, it acquired the Malibu® brand, a coconut-flavoured rum-based spirit.

Allied Domecq has recently increased the scope of its premium wine portfolio through a series of acquisitions, namely:

•    In 2001, it acquired G. H. Mumm & Cie and Champagne Perrier-Jouët, champagne producers;

•    In 2001, it acquired Montana Group (NZ) Limited, New Zealand's largest winemaker;

•    In 2001, it acquired Buena Vista Winery, Inc., a Californian wine producer;

•    In 2001, it acquired Bodegas y Viñedos Graffigna Limitada S.R.L. and Viñedos y Bodegas Sainte Sylvie S.R.L., two Argentine wine producers;

•    In 2001, it acquired Bodegas y Bebidas S. A., the leading Spanish wine producer; and

•    In 2002, it acquired Mumm Cuvée Napa®, a Californian sparkling wine.

          Allied Domecq entered into the QSR business in 1978 with its acquisition of J. Lyons & Company Limited, owner of Baskin-Robbins® (ice-cream). In 1989, it acquired Dunkin' Donuts® (coffee and baked goods), and in 1997 it acquired Togo's® (a sandwich chain).

          Allied Domecq also holds a 23.75% interest in Britannia Soft Drinks Limited, a UK company engaged in the manufacture and sale of soft drinks.

Effect of Recent Acquisitions

          Since the disposal of Allied Domecq's UK retail business in 1999, it has completed a number of acquisitions in order to diversify its portfolio and bring other specific benefits to its business, including building critical mass in key markets and extending its geographic reach into markets with growth potential. Consideration for these acquisitions totalled over £1 billion, and was financed primarily from new bank facilities and capital market fund raising activities. Allied Domecq's net debt peaked during the year ended 31 August 2002, primarily as a result of this acquisition programme, but during the year ended 31 August 2003 net debt reduced by £166 million.

          There were no acquisitions during the year ended 31 August 2003.

Mexican Excise Rebate

          In September 2000, the Mexican Supreme Court ruled in favour of a complaint, brought by a number of spirits companies in Mexico challenging the excise duty regime applicable to their Mexican operations during 1998 and 1999. The Mexican Supreme Court ruled that the excise tax, which only applied to large companies, was inequitable, and awarded damages to certain plaintiffs, including Allied Domecq. The Mexican Supreme Court awarded compensation which, by agreement with the Mexican tax authorities in October 2001, has been principally received by offset against current and future duties and taxes.

          As at 31 August 2003 the recovery was complete and a total of £298 million has been received (2003: £38 million, 2002: £213 million, 2001: £47 million) and was subject to applicable corporation tax at 35%.

Pensions

          In line with other companies, market and demographic dynamics over recent years have increased the cost of providing pensions. Allied Domecq has absorbed an increased pension profit and loss charge of £48 million in the year ended 31 August 2003. During the year ended 31 August 2003, formal triennial valuations were completed for the two United Kingdom funds, which represent approximately 80% of Allied Domecq's pension liabilities. Allied Domecq has agreed a plan with the pension fund trustees to address the funding deficits disclosed in the valuation reports over the next twelve years. The plan requires cash contributions of approximately £45 million to be paid to the United Kingdom funds in each of the next three years. The cost of providing pension and post-retirement healthcare benefits to eligible former employees is subject to changes in pension fund values and changing demographics, and may have a significant adverse effect on Allied Domecq's financial results.

Changes in accounting policies

          The Group has adopted FRS 17—Retirement Benefits in full from 1 September 2003. In prior years, the Group has complied with the transitional disclosure requirements of this standard. The adoption of FRS 17 has led to an increase in the reported trading profit of £16m for the year to 31 August 2003. In addition there was an increase in finance charges of £20m for the year to 31 August 2003. The tax impact of these changes was a decrease of £1m for the year to 31 August 2003. The overall effect of adopting FRS 17 was a decrease in retained profits of £3m the year to 31 August 2003. The adoption of this standard has resulted in a reduction of £552m in net assets at 31 August 2003.

          The Group has complied with UITF 38—Accounting for ESOP trusts. This has resulted in the reclassification of shares held in employee trusts from investments to shareholders' funds reducing net assets by £129m at 31 August 2003. There were no changes to the reported profits for the year to 31 August 2003. In addition the 2003 net cash outflow arising from the purchase and disposal of shares by the trusts has been reclassified from "Capital expenditure and financial investment" to "Financing".

          The figures detailed above appear in the interim (unaudited) financial statements and have been reviewed by Allied Domecq's auditors.

Exchange Rate Fluctuations

          Allied Domecq conducts its operations in many countries and, accordingly, a substantial portion of its sales and production costs are denominated in currencies other than Pounds Sterling. As a result, fluctuations between the Pound Sterling and other major currencies, including the US Dollar and the Euro, may affect its operating results.

          During the year ended 31 August 2003, the impact of foreign exchange movements on the translation of profits was adverse compared to the prior year, principally as a result of the devaluation of the US Dollar and Mexican Peso during the fiscal year. This was partially offset by the strengthening of the Euro. Since 31 August 2003, the US Dollar has continued to weaken substantially in comparison with Pounds Sterling and the Euro. Allied Domecq believes that these fluctuations in exchange rates have had and may continue to have a significant adverse effect on its results of operations for the year ending 31 August 2004.

          Allied Domecq's balance sheet can be significantly affected by currency translation movements. Its policy is to match foreign currency debt in proportion to foreign currency earnings so as to provide a hedge of part of the translation exposure. While Allied Domecq's currency debt is aggregated from currency borrowings and financial instruments in the form of forward contracts and currency swaps, there can be no assurance that exchange rate fluctuations in the future will not have a significant positive or adverse effect on Allied Domecq's balance sheet.

Spanish wholesaler and Retailer Inventory Reductions

          During the year ended 31 August 2003, the Spanish wholesalers and retailers changed their buying patterns which resulted in a reduction in their inventories. These changes affected Allied Domecq's sales in Spain at a pre-tax cost of approximately £20 million during the year. The wholesalers' and retailers' buying patterns began to recover during the second half of the year ended 31 August 2003.

Third-Party Ventures

          On 15 February 2000, Allied Domecq purchased a 70% interest in two South Korean companies, Jinro Ballantines Company Limited and Jinro Ballantines Import Company Limited, for £103 million. Jinro Limited, one of South Korea's largest spirits distributors, holds the remaining 30% interest. The first of these companies bottles and distributes the acquired Imperial® whisky brand while the second company imports and distributes brands from Allied Domecq's international spirits portfolio.

          Allied Domecq has entered into a series of arrangements with Suntory Limited, one of Japan's leading producers and distributors of spirits. Allied Domecq has a 49.99%. interest in a Japanese company, Suntory Allied Limited, which has the principal rights to distribute Allied Domecq's spirit products in Japan for a period up to and including 2029. Suntory Allied Limited is under the management control of Suntory Limited. At the same time as establishing Suntory Allied Limited, Suntory Limited took a 2.5% share in Allied Domecq PLC (3.4% as at 29 February 2004). Additionally, Allied Domecq PLC holds a 1% unlisted investment in Suntory Limited, incorporated in Japan.

The Business

ADSW

          ADSW's business manufactures markets and sells a portfolio of premium branded spirits, which Impact International estimates included 12 of the top 100 premium distilled spirit brands by volume in 2002, and a growing portfolio of premium branded wines. ADSW's business operates through a global distribution network in over 50 countries and generates approximately 35% of its Trading Profit in North America and 22% in Europe. During the year ended 31 August 2003, turnover of ADSW's business was £3,058 million restated, previously £3,151 million, and Trading Profit was £538 million restated, previously £522 million. Turnover and Trading Profit of ADSW's business represented approximately 92% and 84% of the total turnover and Trading Profit, respectively, in that year (please see "Changes in accounting policies" on page 55).

QSR

          The QSR business operates an international franchise business, which comprises over 11,300 distribution points. The QSR business is comprised of Dunkin' Donuts, one of the world's leading coffee and baked goods chains; Baskin-Robbins, one of the world's leading ice cream franchises; and Togo's, a sandwich chain operating principally on the West coast of the United States. During the year ended 31 August 2003, turnover of the QSR business was £259 million, principally related to franchise fees on retail sales by its franchisees, and trading profit was £79 million. Turnover and Trading Profit of Allied Domecq's QSR business represented approximately 8% and 13% of Allied Domecq's total turnover and Trading Profit, respectively, in that year.

Strategy

Spirits & Wine Strategy

          The objective of the ADSW business is to create shareholder value through the profitable growth of the business. ADSW believes that it is building a strong platform for sustainable future growth using a combination of focused investment in its core business to drive organic growth and through value-enhancing acquisitions.

•
Driving organic growth

  Focus on key brand/market combinations.

  ADSW's strategy is to continue to invest in consumer-led marketing behind its core brands in key markets to drive sustained long-term growth. In the year ended 31 August 2003, ADSW's business invested £437 million in advertising and promotion, of which approximately 57% was in connection with its core brands. Key markets are those where scale, market and competitor dynamics offer clear growth opportunities, such as the United States, Spain, Mexico and South Korea. ADSW's also intends to intensify the focus on its local market leaders in their respective markets.

  In ADSW's drive to become a marketing-led company, it is focusing on improving its understanding of the consumer, so as to better predict consumers' choice of drink and brand. It has clearly defined strategies for eleven brands and country strategies for its ten largest markets.

  Product innovation and line extension.

  ADSW has increased investment behind new product development and innovation as a means of driving future revenue and profit growth. For example, ADSW plans to take advantage of market opportunities to introduce new product lines where appropriate and cost effective. During 2003 ADSW launched new spirits products, including WET by BeefeaterTM, a premium extension of BeefeaterTM gin, and KuyaTM, a spiced, fusion rum extension of Kahlúa, as well as a number of new premium wine labels. With a view to increasing transactional value for its trademarks outside of liquid, in line with trademark strategy, ADSW has also increased its brand licensing actively moving into products such as speciality ice-cream, confectionary, gifts, table-ware and apparel.

  Optimise returns from existing assets.

  ADSW actively seeks opportunities to improve returns from its existing assets through the effective management of its brands and optimisation of its cost and capital base. ADSW has undertaken a number of major initiatives that it expects will enable it to reduce costs in its production operations, mainly in Scotland and Mexico. Through new ways of working, ADSW is seeking to achieve additional cost efficiencies and working capital improvements from progressive supply chain integration and targeted cost reductions through efficient business processes and structure.

•
Improving the growth profile of ADSW's business through value-enhancing acquisitions

  Re-align and strengthen portfolio and presence.

  ADSW has made a number of acquisitions over the past two to three years to support its objective to build a strong platform for sustainable future growth. They were selected to deliver the following benefits: fill gaps in the portfolio – the acquisition of the Malibu brand, the trademark rights for Stolichnaya in the United States and the distribution rights for Stolichnaya in Canada, the Nordic countries and Mexico; build critical mass in markets of strategic importance – the acquisition of Kuemmerling® bitters in Germany; extend geographical reach into markets with growth potential – the creation of the Jinro Ballantines venture in South Korea; access categories that ADSW deems to have growth potential – the establishment of a premium wine business of global scale. A significant proportion of ADSW's acquired businesses have been integrated and are enhancing earnings.

  Strategic acquisitions.

  ADSW will continue to pursue potential acquisitions of businesses, brands and products. Attractive acquisition targets may become available in the future dependent upon, among other factors, the amount of consolidation in the spirits and wine industry, the disposal of brands or businesses by industry participants and the sale of privately-owned brands or businesses. In addition to acquiring brands that are global premium brands or local market leaders, ADSW would consider acquiring brands or products that it believes it could turn into global premium brands or local market leaders by exploiting potential synergies with its existing brand portfolio. ADSW's evaluation of potential acquisitions and disposals takes into account their contribution to building sustainable future growth as well as their ability to generate acceptable future returns on investment ahead of its cost of capital.

QSR strategy

          The objective of the QSR business is to be a global leader in its industry, known for the quality of its brands, retail offerings and staff. A new QSR Chief Executive Officer was appointed in January 2003 and the business was restructured. The new, leaner organisation is structured to be brand-focused to work more efficiently and create operational synergies.

          QSR's key strategies include expanding the Dunkin' Donuts brand into additional US markets where it is under-represented. QSR intends to use a focused-market approach whereby it will aim to reach targeted penetration levels in approximately three years time. New product offerings, such as the highly successful espresso, cappuccino and latte lines, and a concentrated public relations effort in new markets, will support this effort. Similar to the opportunity for expansion in the United States, QSR believes continued expansion in select international markets will contribute to its growth. Market relevance and speed to market will be driven by leveraging QSR's global supply chain for new product and equipment development.

          QSR is also focused on the development, implementation and support of tools, systems and processes that continuously improve upon execution at the shop level which it believes to be paramount to enhancing guest satisfaction results for all its brands. QSR continually looks for better ways to communicate with, train and develop its people and its franchisees to better leverage these operational standards to provide its customers with an enjoyable shop experience every time.

Board of Directors of Allied Domecq

Name	Principal outside activities significant to the Group
G. J. Robinson (Non-Executive Chairman)	None.
P. Bowman (Chief Executive)	Non-Executive Director of Burberry Group and a member of the UK Industrial Advisory Board of Alchemy Partners.
G. C. Hetherington (Chief Financial Officer)	None.
D. Scotland (President, Wines)	Non-Executive Director of Brixton and Photo-Me International.
R. G. Turner (President, Global Operations, ADSW)	None.
P. N. Adams (Non-Executive Director)	Chief Executive of British American Tobacco.
B. F. J. Angelici (Non-Executive Director)	Executive Vice-President, Europe, Japan, Asia Pacific and Latin America at Astra Zeneca.
D. H. Brydon (Senior Independent Non-Executive Director)	Chairman of Axa Investments Managers, Amersham and the London Metal Exchange and a Non-Executive Director of Scottish Power. Non-executive director and chairman designate of Smiths Group.
J. F. Rishton (Non-Executive Director)	Chief Financial Officer of British Airways.

          The business address of each of the above directors is The Pavilions, Bridgwater Road, Bedminster Down, Bristol BS13 8AR.

          The Secretary of Allied Domecq is L.A. Quaranto.

GROUP CAPITALISATION AND INDEBTEDNESS

          The share capital of Allied Domecq as at 31 August 2003 was:

(£ millions)
Authorised
1,600,000,000 ordinary shares of 25p	400

Issued, allotted and fully paid
1,106,570,314	277

          The following table sets out the borrowings of the Group as at 31 August 2003 together with the Capital and Reserves of the Group as at 31 August 2003.

(£ millions)
Borrowings
Bank overdrafts and short term borrowings
Secured	—
Unsecured	772
Loan Capital
Secured	—
Unsecured	1,815

Total Borrowings	2,587

          The analysis of the above borrowings by repayment date is as follows:

(£ millions)
On demand or under one year	772
Over one year and under two years	—
Over two years and under five years	711
Five years or more	1,104

2,587

(£ millions)
Capital and Reserves
Called up share capital	277
Share premium account and other reserves	(658)
Profit and loss account	1,299
Shareholders' Funds	918
Minority interests	76

Total Capital and Reserves	994

Notes:

1.
Assets and liabilities denominated in foreign currencies have been translated into Pounds Sterling at rates of exchange ruling at the close of business on 31 August 2003.

2.
As at 31 August 2003, there were no material guarantees in respect of indebtedness of third parties. There has been no material change since that date.

3.
Commitments in respect of finance leases as at 31 August 2003 amounted to £1 million and are not included in the above borrowings. There has been no material change since that date.

4.
Save as disclosed above and apart from any intra-group liabilities or guarantees in respect of liabilities of group companies, neither Allied Domecq nor any of its subsidiaries had outstanding on 31 August 2003 any loan capital (or had any loan capital created but unissued or term loans or any other borrowings or indebtedness in the nature of borrowings, including bank overdraft and liabilities under acceptances (other than normal trade bills or acceptance credits) or any hire purchases or finance lease entitlements, mortgages, charges or guarantees or other material contingent liabilities.

5.
As at 31 August 2003, Allied Domecq PLC, the ultimate parent company of the Group, had no borrowings, and contingent liabilities of £2,555 million. These contingent liabilities consist of guarantees for its subsidiaries' liabilities. Allied Domecq PLC has no guaranteed indebtedness of its own.

6.
As at 29 February 2004, there was a reduction in Allied Domecq's net debt of approximately £300 million.

7.
As a result of a change in accounting principles the net asset value was reduced by £681 million as at 31 August 2003 on a restated basis (please see note on change in accounting policies on page 54).

8.
The table and notes above do not include intra-group indebtedness.

9.
Save as described above, there has been no material change in capitalisation, indebtedness, contingent liabilities and/or guarantees of the Group since 31 August 2003.

DESCRIPTION OF ALLIED DOMECQ FINANCIAL SERVICES PLC

History and Business

          Allied Domecq Financial Services PLC ("Financial Services") is a wholly-owned indirect subsidiary of Allied Domecq PLC incorporated in England on 13 April 1992. Financial Services has an authorised share capital of £100,000 divided into ordinary shares of £1 each, of which £75,000 has been issued and is fully paid at 31 August 2003.

          The principal activity of Financial Services is to act as a source of financing for its parent company, Allied Domecq PLC, and Allied Domecq PLC's operating subsidiaries, principally in the form of bank borrowings and public debt issues. Financial Services has no subsidiaries.

          The registered office of Financial Services is located at The Pavilions, Bridgwater Road, Bedminster Down, Bristol BS13 8AR.

Board of Directors

          The members of the Board of Directors of Financial Services, all of whom are Executive Directors, and their principal activities outside Financial Services which are significant with respect to Financial Services are as follows:

Name	Principal outside activities significant to Financial Services
G.C. Hetherington	Chief Financial Officer, Allied Domecq PLC
P.J. Lyster	Director of Treasury and Taxation, Allied Domecq PLC
H.P. Orme	Group Financial Controller, Allied Domecq PLC
R.K. Williams	Group Treasurer, Allied Domecq PLC

          The business address of each of the above is located at The Pavilions, Bridgwater Road, Bedminster Down, Bristol BS13 8AR.

          The Secretary of Financial Services is C.B. Brown.

Capitalisation and Indebtedness

          The following table sets out the capitalisation and borrowings of Financial Services as at 31 August 2003:

(£ thousands)
Authorised
100,000 ordinary shares of £1.00	100
Issued, allotted and fully paid
75,000	75
Capitalisation
Issued share capital	75
Share premium account	218,452
Retained earnings	(41,301)

Shareholders' Funds	177,226

Borrowings
Bank overdrafts and short term borrowings	—
Loan Capital	1,829,941

1,829,941

Notes:

1.
All borrowings of Financial Services are unsecured and guaranteed by Allied Domecq PLC and Allied Domecq (Holdings) PLC.

2.
Financial Services is the guarantor of certain Group companies pursuant to an Allied Domecq PLC credit facility, which is currently undrawn. It has no material contingent liabilities as of 31 August 2003.

3.
Loan Capital represents the issuance by Financial Services of the following bonds.

a.
In December 1998, Financial Services issued DM500 million 4.75%. notes due 2005, guaranteed by Allied Domecq (Holdings) PLC.

b.
In April 2001, Financial Services issued €600 million 5.5%. notes due 2006 and £350 million 6.625% notes due 2011 guaranteed by Allied Domecq PLC. Both issues were reopened in June 2001 with €200 million and £100 million raised.

c.
In June 2002, Financial Services issued €600 million 5.875% notes due 2009 and £250 million 6.625% notes due 2014 guaranteed by Allied Domecq PLC.

4.
The table and notes above do not include intra-group indebtedness.

5.
There has been no material change in capitalisation, indebtedness, contingent liabilities and/or guarantees of the Group since 31 August 2003.

DESCRIPTION OF ALLIED DOMECQ (HOLDINGS) PLC

History and Business

          Allied Domecq (Holdings) PLC ("AD Holdings") is a wholly-owned subsidiary of Allied Domecq PLC incorporated in England on 13 April 1961. AD Holdings has an authorised share capital of £343 million divided into ordinary shares of 25p each, of which £275 million has been issued and is fully paid at 31 August 2003.

          The principal activity of AD Holdings is to act as a holding company, including the performance of central administration for the Group. It was formerly the parent company of the Group. As a result, AD Holdings has a large number of subsidiaries.

          The registered office of AD Holdings is located at The Pavilions, Bridgwater Road, Bedminster Down, Bristol BS13 8AR.

Board of Directors

          The members of the Board of Directors of AD Holdings, all of whom are Executive Directors, and their principal activities outside AD Holdings which are significant with respect to AD Holdings are as follows:

Name	Principal outside activities significant to AD Holdings
P. Bowman	Chief Executive, Allied Domecq PLC
G.C. Hetherington	Chief Financial Officer, Allied Domecq PLC
D. Scotland	Director, Allied Domecq PLC
R.G. Turner	Director, Allied Domecq PLC

          The business address of each of the above is located at The Pavilions, Bridgwater Road, Bedminster Down, Bristol BS13 8AR.

          The Secretary of AD Holdings is C.B. Brown.

Capitalisation and Indebtedness

          The following table sets out the capitalisation and borrowings of AD Holdings as at 31 August 2003:

(£ millions)
Authorised
1,372,000 ordinary shares of 25p	343
Issued, allotted and fully paid
1,100,000	275
Capitalisation
Issued share capital	275
Share premium account andother reserves	1,102
Retained earnings	500

Shareholders' Funds	1,877

Borrowings
Bank overdrafts and short term borrowings	429
Loan capital	—

429

Notes:

1.
AD Holdings has guaranteed DM500 million 4.75% notes due 2005 issued by Financial Services. It has no other material contingent liabilities.

2.
All borrowings of AD Holdings are unsecured and guaranteed by Allied Domecq PLC. Its contingent liabilities as of 31 August 2003 consist of guarantees in respect of its subsidiaries consisting of DM500 million (see note 1 above).

3.
As of 29 February 2004, there has been a reduction in AD Holdings' bank overdrafts and short-term borrowings from £429 million to £290 million.

4.
The table and notes above do not include intra-group indebtedness.

5.
Save as set out above, there has been no material change in the capitalisation, indebtedness, contingent liabilities and/or guarantees of AD Holdings since 31 August 2003.

DESCRIPTION OF ALLIED DOMECQ NORTH AMERICA CORP.

History and Business

          Allied Domecq North America Corp. ("AD North America") is a wholly owned indirect subsidiary of Allied Domecq PLC, incorporated with limited liability under the laws of, and registered in, the state of Delaware on 30 March 1964 and whose common stock is owned by Hiram Walker-Gooderham & Worts Limited and whose preferred stock is owned by Allied Domecq International Holdings B.V. AD North America controls the U.S. manufacturing, importing and distributing operations of the Spirits & Wine and Quick Service Restaurants divisions of the Group.

          AD North America has an authorised share capital of 8 million shares divided into 6 million common stock of no par value and 2 million preferred stock of U.S.$1 each, of which 64,053 common stock and 736,193 preferred stock have been issued and fully paid up as at 31 August 2003.

          AD North America has its registered office located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware.

Board of Directors

          The members of the Board of Directors of AD North America, all of whom are Executive Directors, and their principal activities outside AD North America which are significant with respect to AD North America are as follows:

Name	Principal outside activities significant to AD North America
G.C. Hetherington	Chief Financial Officer, Allied Domecq PLC
J. Clerkin	President, Allied Domecq Spirits & Wine America, Inc.
C. Constandis	Senior Vice President, Commercial and Finance Treasurer, North America, ADSW
H.V. Gorman	Senior Vice President, General Counsel, North America, ADSW
M. Kennedy	Regional Tax Manager – North America, Allied Domecq PLC

          The business address of G.C. Hetherington is located at The Pavilions, Bridgwater Road, Bedminster Down, Bristol BS13 8AR.

          The business address for the remaining directors is located at 355 Riverside Avenue, Westport, Connecticut 06880, U.S.A.

Capitalisation and Indebtedness

          The following table sets out the consolidated capitalisation and borrowings of AD North America as at 31 August 2003:

($ millions)
Authorised
6,000,000 ordinary shares of no par value	—
Issued, allotted and fully paid
64,053	102
Capitalisation
Issued share capital	102
Shareholders' deficit and comprehensive income	(234)
Shareholders' Funds	(132)
Borrowings
Bank overdrafts and short term borrowings	164
Loan capital	—

164

Notes:

1.
All borrowings of AD North America are unsecured and $164 million of such borrowings are guaranteed by Allied Domecq PLC.

2.
AD North America has guaranteed the borrowings of franchisees up to a maximum of $8 million. ADNAC also has an outstanding three year $30m purchase agreement for media and services. It has no other material contingent liabilities.

3.
AD North America is a guaranteed borrower under a credit facility of Allied Domecq PLC. As at 31 August 2003, AD North America had not utilised any of these facilities.

4.
Bank overdrafts and short-term borrowings largely represent borrowings by AD North America under a commercial paper programme which is guaranteed by Allied Domecq PLC.

5.
There has been no material change in the borrowings of AD North America since 31 August 2003.

6.
The table and notes above do not include intra-group indebtedness.

7.
There has been no material change in the capitalisation, indebtedness, contingent liabilities and/or guarantees of AD North America since 31 August 2003.

DESCRIPTION OF LIF B.V.

History and Business

          Lif B.V. ("Lif") is a wholly-owned indirect subsidiary of Allied Domecq PLC incorporated with limited liability and registered in The Netherlands on 31 December 1975. Lif has an authorised share capital of €2,724,000 divided into ordinary shares of €454 each, of which €544,800 has been issued and is fully paid at 31 August 2003.

          The principal activity of Lif is to act as a source of financing for the Group, whether through accessing bank borrowings (under the guarantee of Allied Domecq PLC), public debt issues or otherwise. Lif has no subsidiaries.

          Lif has its statutory seat at Breda, The Netherlands, and its business office address is Florijnstraat 1, 4879 AH Etten-Leur, The Netherlands.

Board of Managing Directors

          The Managing Directors of Lif, and their principal activities outside Lif which are significant with respect to Lif are as follows:

Name	Principal outside activities significant to Lif
G.L.L. Goesten	Managing Director of Allied Domecq Spirits and Wine (Benelux) B.V.
P.R. Van Heel	International Tax Manager for Allied Domecq International Holdings B.V.
A.H.C.M. Leijten	Managing Director of Interspirits B.V., a division of Allied Domecq Spirits and Wine (Benelux) B.V.

Capitalisation and Indebtedness

          The following table sets out the capitalisation and borrowings of Lif as at 31 August 2003:

(€ million)
Authorised
6,000 ordinary shares of €454	3
Issued, allotted and fully paid
1,200	1
Capitalisation
Issued share capital	1
Retained earnings	3

Shareholders' Funds	4

Borrowings
Bank overdrafts and short term borrowings	—
Loan Capital	—

—

Notes:

1.
There has been no material change in the borrowings of Lif since 31 August 2003. It has no contingent liabilities as of 31 August 2003.

2.
The table and notes above do not include intra-group indebtedness.

3.
There has been no material change in the capitalisation, indebtedness, contingent liabilities and/or guarantees of Lif since 31 August 2003.

BOOK-ENTRY CLEARANCE SYSTEMS

          The information set out below is subject to any change in or reinterpretation of the rules, regulations and procedures of DTC, Euroclear or Clearstream, Luxembourg (together, the "Clearing Systems") currently in effect. The information in this section concerning the Clearing Systems has been obtained from sources that the Obligors believe to be reliable, but none of the Obligors nor any Dealer takes any responsibility for the accuracy thereof. Investors wishing to use the facilities of any of the Clearing Systems are advised to confirm the continued applicability of the rules, regulations and procedures of the relevant Clearing System. None of the Obligors nor any other party to the Agency Agreement will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Notes held through the facilities of any Clearing System or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Book-entry System

          Registered Notes sold to QIBs in reliance on Rule 144A under the Securities Act, whether as part of the initial distribution of the Notes or in the secondary market, are eligible to be held in book-entry form in DTC. DTC has advised AD North America, Lif and Allied Domecq that it is a limited purpose trust company organised under the New York Banking Law, a "banking organisation" within the meaning of the New York Banking Law, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerised book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organisations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC System is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC makes book-entry transfers of Registered Notes among Direct Participants on whose behalf it acts with respect to Notes accepted into DTC's book-entry settlement system ("DTC Notes") as described below and receives and transmits distributions of principal and interest on DTC Notes.

          Direct Participants and Indirect Participants with which beneficial owners of DTC Notes ("Owners") have accounts with respect to the DTC Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Owners. Accordingly, although Owners who hold DTC Notes through Direct Participants or Indirect Participants will not possess Registered Notes, the Rules, by virtue of the requirements described above, provide a mechanism by which Direct Participants will receive payments and will be able to transfer their interest in respect of the DTC Notes.

          Purchases of DTC Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the DTC Notes on DTC's records. The ownership interest of each actual purchaser of each DTC Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the DTC Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in DTC Notes, except in the event that use of the book-entry system for the DTC Notes is discontinued.

          To facilitate subsequent transfers, all DTC Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of DTC Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the DTC Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such DTC Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices shall be sent to Cede & Co. If less than all of the DTC Notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

          Neither DTC nor Cede & Co. will consent or vote with respect to DTC Notes. Under its usual procedures, DTC mails an Omnibus Proxy to Lif as the relevant Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the DTC Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          Principal and interest payments on the DTC Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the due date for payment in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the due date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, AD North America or Lif, as the case may be, as the relevant Issuer or Allied Domecq, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of AD North America or Lif, as the case may be, as the relevant Issuer, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

          Under certain circumstances, including if there is an Event of Default under the Notes, DTC will exchange the DTC Notes for definitive Registered Notes, which it will distribute to its Participants in accordance with their proportionate entitlements and which, if representing interests in a Rule 144A Global Note, will be legended as set forth under "Subscription and Sale and Transfer and Selling Restrictions".

          Since DTC may only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants, any Owner desiring to pledge DTC Notes to persons or entities that do not participate in DTC, or otherwise take actions with respect to such DTC Notes, will be required to withdraw its Registered Notes from DTC as described below.

Book-entry Ownership of Notes represented by a Registered Global Note

          AD North America or Lif, as the case may be, as the relevant Issuer will apply to DTC in order to have each Tranche of Notes represented by Registered Global Notes accepted in DTC's book-entry settlement system. Upon the issue of any Registered Global Notes, DTC or its custodian will credit, on its internal book-entry system, the respective nominal amounts of the individual beneficial interests represented by such Registered Global Notes to the accounts of persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the relevant Dealer. Ownership of beneficial interests in a Registered Global Note will be limited to Direct Participants or Indirect Participants, including the respective depositaries of Euroclear and Clearstream, Luxembourg. Ownership of beneficial interests in a Registered Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to the interests of Direct Participants) and the records of Direct Participants (with respect to interests of Indirect Participants).

          The custodian with whom a Registered Global Note is deposited (the "Custodian") and DTC will electronically record the nominal amount of Notes represented by a Registered Global Note held within the DTC system. Prior to the expiration of the Distribution Compliance Period applicable to each Tranche of Notes, investors may hold Regulation S Notes represented by a Registered Global Note only through Clearstream, Luxembourg or Euroclear. Thereafter, investors may hold such Notes through Direct Participants and Indirect Participants. Clearstream, Luxembourg and Euroclear will hold Notes represented by a Registered Global Note on behalf of their respective accountholders through customers' securities accounts in the name of their respective depositaries, which in turn will hold such interests in the Registered Global Note in customers' securities accounts in the depositaries' names, as shown in the records of DTC. Investors may hold Notes represented by a Rule 144A Global Note through Direct Participants and Indirect Participants.

          Payments in U.S. dollars of principal and interest in respect of a Registered Global Note registered in the name of DTC's nominee will be made to the order of such nominee as the registered holder of such Note. In the case of any payment in a currency other than U.S. dollars, payment will be made to the Exchange Agent on behalf of DTC's nominee and the Exchange Agent will (in accordance with instructions received by it) remit all or a portion of such payment for credit directly to the beneficial holders of interests in the Registered Global Notes in the currency in which such payment was made and/or cause all or a portion of such payment to be converted into U.S. dollars and credited to the applicable Participants' account.

          DTC customarily credits accounts of Direct Participants on the applicable payment date in accordance with their respective holdings as shown in the records of DTC unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to beneficial owners of Notes are customarily governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers, and will be the responsibility of such Participant and not the responsibility of DTC, the Principal Paying Agent, the Registrar, AD North America or Lif, as the case may be, as the relevant Issuer, or Allied Domecq. Payments of principal, premium, if any, and interest, if any, on Notes to DTC are the responsibility of AD North America or Lif, as the case may be, as the relevant Issuer.

          Application will be made to Euroclear and Clearstream, Luxembourg on behalf of AD North America or Lif, as the case may be, as the relevant Issuer in order to have Tranches of Notes represented by Registered Global Notes accepted in their respective book-entry settlement systems.

Transfers of Notes Represented by Registered Global Notes

          Transfers of any interests in Notes represented by a Registered Global Note will be effected in accordance with the customary rules and operating procedures of DTC, Euroclear and Clearstream, Luxembourg, as the case may be. The laws in some States within the United States require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer Notes represented by a Registered Global Note to such persons may depend upon the ability to exchange such Notes for Notes in definitive form. Similarly, because DTC can only act on behalf of Direct Participants in the DTC system who in turn act on behalf of Indirect Participants, the ability of a person having an interest in Notes represented by a Registered Global Note to pledge such Notes to persons or entities that do not participate in the DTC system or to otherwise take action in respect of such Notes may depend upon the ability to exchange such Notes for Notes in definitive form. The ability of any holder of Notes represented by a Registered Global Note to resell, pledge or otherwise transfer such Notes may be impaired if the proposed transferee of such Notes is not eligible to hold such Notes through a direct or indirect participant in the DTC system.

Secondary Trading, Same-Day Settlement and Payment

          All payments made by any Obligor with respect to Registered Notes registered in the name of Cede & Co., as nominee of DTC, will be passed through to DTC in same-day funds. In relation to any secondary market trading, since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading Within Same Clearing System

Trading within DTC

          If neither the seller nor the purchaser of Notes represented by a Registered Global Note holds or will receive, as the case may be, such Notes through a participant in the DTC system acting on behalf of Euroclear or Clearstream, Luxembourg, the trade will settle in same-day funds and in accordance with the rules, regulations and procedures of DTC.

Trading within Euroclear or Clearstream, Luxembourg

          Transfers between accountholders in Euroclear and Clearstream, Luxembourg will be effected in accordance with their respective rules and customary operating procedures.

Trading between Clearing Systems

Trading between a Euroclear or Clearstream, Luxembourg seller and a DTC purchaser

          Due to time zone differences in their favour, Euroclear and Clearstream, Luxembourg accountholders may employ customary procedures for transactions in which Notes represented by a Registered Global Note are to be transferred by Euroclear or Clearstream, Luxembourg to a participant in the DTC system. The seller will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear or Clearstream, Luxembourg accountholder at least one business day prior to settlement. In these cases, Euroclear or Clearstream, Luxembourg will instruct its respective depositary to deliver interests in a Registered Global Note to a participant's account against payment. Payment will include interest (if any) accrued on such Notes from (and including) the immediately preceding date for the payment of interest to (and excluding) the settlement date. Such payment will then be reflected in the account of the Euroclear or Clearstream, Luxembourg accountholder the following business day, and receipt of cash proceeds in the Euroclear or Clearstream, Luxembourg accountholders' account will be back-valued to the value date (which would be the preceding business day on which settlement occurred in New York). Should the Euroclear or Clearstream, Luxembourg accountholder have a line of credit for its account, the back-valuation will extinguish any overdraft charges incurred during such one-day period. If settlement is not completed on the intended value date (i.e. the trade fails), receipt of cash proceeds in the Euroclear or Clearstream, Luxembourg accountholder's account would be valued instead as of the actual settlement date.

Trading between a DTC seller and a Euroclear or Clearstream, Luxembourg purchaser

          When interests in a Registered Global Note are to be transferred from the account of a participant to the account of a Euroclear or Clearstream, Luxembourg accountholder, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear or Clearstream, Luxembourg accountholder, as the case may be, at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg, as the case may be, will instruct its respective depositary to receive such Notes against payment. Payment will include interest (if any) accrued on such interests in the Notes from (and including) the immediately preceding date for the payment of interest to (and excluding) the settlement date. Payment will then be made by the depositary to the participant's account against delivery of the interests in such Notes. After settlement has been completed, the interests in such Notes will be credited to and by Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with their respective customary procedures, to the appropriate accountholder's account. Such Notes will be credited the next day (European time), and the cash debit will be backvalued to, and any interest on such Notes will accrue from (and including) the value date (which would be the preceding day on which settlement occurred in New York). If settlement is not completed on the intended value date (i.e. the trade fails), the Euroclear or Clearstream, Luxembourg cash debit will instead be valued as of the actual settlement date.

          Day traders that use Euroclear or Clearstream, Luxembourg to purchase interests in a Regulation S Global Note from participants for delivery to Euroclear or Clearstream, Luxembourg accountholders should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

  (i)
  borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with Euroclear's or Clearstream, Luxembourg's customary procedures;

  (ii)
  borrowing such Notes in the United States from a participant no later than one day prior to settlement, which would give such Notes sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg accounts in order to settle the sell side of the trade; or

  (iii)
  staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the participant occurs at least one day prior to the value date for the sale to the Euroclear or Clearstream, Luxembourg accountholder.

          Euroclear or Clearstream, Luxembourg accountholders will need to make available to Euroclear or Clearstream, Luxembourg, as the case may be, the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on-hand or existing lines of credit, as Euroclear or Clearstream, Luxembourg participants would for any settlement occurring within the Euroclear or Clearstream, Luxembourg system. Under this approach, Euroclear or Clearstream, Luxembourg participants may take on credit exposure to Euroclear or Clearstream, Luxembourg, as the case may be, until the Notes are credited to their accounts one day later.

          Alternatively, if Euroclear or Clearstream, Luxembourg has extended a line of credit to a Euroclear or Clearstream, Luxembourg accountholder, as the case may be, such accountholder may elect not to preposition funds and allow such credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream, Luxembourg accountholders purchasing interests in a Registered Global Note held in the DTC system would incur overdraft charges for one day, assuming that they have cleared such overdraft when such interests have been credited to their accounts. However, any interest on such Notes would accrue from the value date. In many cases, the investment income on the Notes held in the DTC system earned during such one-day period may substantially reduce or offset the amount of such overdraft charges.

          Since settlement takes place during New York business hours, participants can employ their customary procedures for transferring Notes represented by a Registered Global Note to respective depositaries of Euroclear or Clearstream, Luxembourg for the benefit of Euroclear or Clearstream, Luxembourg accountholders. The sale proceeds will be available to the DTC seller on the settlement date. To the participants, a cross-market transaction will settle no differently from a trade between participants.

          Secondary trading in long-term notes and debentures of corporate issuers is generally settled using clearing-house or next-day funds. In contrast, Notes represented by a Registered Global Note held through direct or indirect participants will trade through DTC's Same-Day Funds Settlement System until the earliest to occur of the maturity date or the redemption date, and secondary market trading activity in such Notes will therefore settle in immediately available funds. No assurance can be given as to the effect, if any, of settlements in immediately available funds on trading activities in respect of such Notes.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in Registered Global Notes among participants and accountholders of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Obligors, the Agents or any Dealer will be responsible for any performance by DTC, Clearstream, Luxembourg or Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations and none of them will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the Notes represented by Registered Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

          While Registered Global Notes are lodged with DTC or its custodian, Notes evidenced by certificates in definitive form will not be eligible for clearing or settlement through the DTC, Clearstream, Luxembourg or Euroclear system.

TAXATION

1.      U.K. Taxation

          The comments below are of a general nature and are based on the Issuers' understanding of current law and Inland Revenue practice in the United Kingdom relating to the deduction of tax from interest. The comments relate to the position of persons (other than the Dealers) who are the absolute beneficial owners of the Notes and interest thereon but are not exhaustive and may not apply to certain classes of person. Prospective Noteholders who may be subject to tax in a jurisdiction other than the United Kingdom or who have any doubt as to their tax position should seek their own professional advice.

Withholding Tax

(a)     Notes issued by Allied Domecq, Financial Services or AD Holdings

1.
A payment of principal in respect of the Notes will be payable without withholding tax.

2.
Interest payable on Notes which have a maturity of less than one year and are not part of a borrowing which is intended to have a total term of one year or more can be paid without withholding or deduction for or on account of United Kingdom income tax.

3.
Notes not falling within paragraph 2 above and listed on a recognised stock exchange within the meaning of Section 841 of the Income and Corporation Taxes Act 1988 (the "Act") may be made without withholding or deduction for or on account of United Kingdom income tax. This is the case whether such Notes are in global form or definitive form and whether or not payment is made by or through a person in the United Kingdom.

  The London Stock Exchange is a recognised stock exchange. Under an Inland Revenue published practice, securities will be treated as listed on the London Stock Exchange if they are admitted to the Official List by the United Kingdom Listing Authority and admitted to trading by the London Stock Exchange. Provided, therefore, that the Notes remain so listed, interest on the Notes will be payable without withholding or deduction on account of United Kingdom tax.

  Interest on the Notes may also be paid without withholding or deduction on account of United Kingdom tax where interest on the Notes is paid to a person who belongs in the United Kingdom for United Kingdom tax purposes and, at the time the payment is made, the Issuer reasonably believes (and any person by or through whom interest on the Notes is paid reasonably believes) that the beneficial owner is within the charge to United Kingdom corporation tax as regards the payment of interest; provided that the Inland Revenue has not given a direction (in circumstances where it has reasonable grounds to believe that the above exemption is not available in respect of such payment of interest at the time the payment is made) that the interest should be paid under deduction of tax.

  In other cases, an amount must generally be withheld from payments of interest on the Notes on account of United Kingdom income tax at the lower rate (currently 20%). However, where an applicable double tax treaty provides for a lower rate of withholding tax (or for no tax to be withheld) in relation to a Noteholder, or, where a Noteholder is associated with the Issuer, resident in a Member State of the EU and entitled in practice to the benefit of the European Council Directive 2003/49/EC, the Inland Revenue can issue a notice to the Issuer to pay interest to the Noteholder without deduction of tax (or for interest to be paid with tax deducted at the rate provided for in the relevant double tax treaty).

(b)     Notes issued by AD North America or Lif

4.
A payment of principal in respect of the Notes will be payable without United Kingdom withholding tax.

Reporting Requirements

5.
Noteholders who are individuals may wish to note that the Inland Revenue has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays interest to or receives interest for the benefit of an individual, or who after 5 April 2002 either pays amounts payable on the redemption of Notes which are relevant discounted securities for the purposes of the Finance Act 1996 to or receive such amounts for the benefit of an individual. Information so obtained may, in certain circumstances, be exchanged by the Inland Revenue with the tax authorities of other jurisdictions.

  See Section 3 on page 70 for a description of the directive regarding the taxation of savings income.

2.      Netherlands Taxation

          The following is intended as general information only and it does not purport to present any comprehensive or complete picture of all aspects of Netherlands tax laws which could be of relevance to a holder of a Note (hereinafter referred to as the "Noteholder"). Prospective Holders should therefore consult their tax adviser regarding the tax consequences of any purchase, ownership or disposal of Notes.

          Lif B.V. has been advised that under existing Netherlands tax law, subject to any change in law, possibly with retrospective effect, the following treatment will apply to the Notes, provided that the Notes (i) will not carry interest or any other payment which is wholly or partially contingent or deemed contingent on the profits or on the distribution of profits of Lif B.V., or a related party, or if the Notes will carry such interest or other payment, the Notes have a fixed term that does not exceed 10 years, and (ii) will not carry interest or any other payment which becomes only due dependent on the profits, or on a distribution of profits by Lif B.V., or a related party; or if the Notes will carry such interest or other payment the Notes are not subordinated or the Notes have a fixed term that does not exceed 50 years.

Withholding tax

          All payments under the Notes can be made free of withholding or deduction for or on account of any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Income tax

          A Noteholder will not be subject to any Netherlands taxation on income or capital gains in respect of any payment under the Notes or in respect of any gain on the disposal or deemed disposal or redemption of a Note, provided that:

  (i)
  the Noteholder is neither resident nor deemed resident in the Netherlands for Netherlands tax purposes; and

  (ii)
  the Noteholder is not an individual who opts to be taxed as a resident of the Netherlands for Netherlands tax purposes; and

  (iii)
  the Noteholder does not have an enterprise or an interest in an enterprise which is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which Netherlands permanent establishment or permanent representative the Notes are attributable; and

  (iv)
  the Noteholder is not an individual who performs miscellaneous activities in relation to the Notes in the Netherlands, including but not limited to, activities that exceed "regular portfolio investment activities"; and

  (v)
  the Noteholder is not an individual who has a substantial interest in Lif B.V.; and

  (vi)
  the Noteholder is not a corporate entity which has a substantial interest or a deemed substantial interest in Lif B.V. or, if a such Noteholder does have such an interest, it forms part of the assets of an enterprise other than an enterprise in the Netherlands.

          Generally, a Noteholder will have a substantial interest in Lif B.V. if he, or his partner (partner) holds, alone or together, whether directly or indirectly, the ownership of, or certain other rights over, shares representing five per cent. or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of Lif B.V., or rights to directly or indirectly acquire shares, whether or not already issued, that represent at any time (and from time to time) five per cent. or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of Lif B.V. or the ownership of certain profit participating certificates that relate to five per cent. or more of the annual profit of Lif B.V. and/or to five per cent or more of the liquidation proceeds of Lif B.V. A substantial interest is also present if a Noteholder of Notes does not, but his, or his partner's children (including foster children), certain other relatives or certain persons sharing his household do have a substantial interest, or a deemed substantial interest, in Lif B.V. A deemed substantial interest is present if a substantial interest has been disposed of on a non-recognition basis.

Gift, estate or inheritance tax

          Netherlands gift, estate or inheritance taxes will not be levied on the occasion of the acquisition of a Note by way of gift by, or on the death of, a Noteholder unless:

  (i)
  the Noteholder is, or is deemed to be, resident of the Netherlands for the purpose of the relevant provisions; or

  (ii)
  the Noteholder at the time of the gift has, or at the time of his death had an enterprise that is or was, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which Netherlands permanent establishment or permanent representative the Notes are or were attributable; or

  (iii)
  in the case of gift of a Note by any individual who, at the date of gift, was not a resident or deemed resident in the Netherlands, such individual dies within 180 days after the date of gift, while being resident or deemed resident in the Netherlands.

Capital tax

          There is no Netherlands capital tax payable in respect of or in connection with the execution, delivery and enforcement by legal proceedings (including any foreign judgement in the courts of the Netherlands) of the Notes or the performance by Lif B.V. of its obligations under the Notes, other than capital tax that may be due by Lif B.V. on capital contributions made or deemed made to Lif B.V. under the Guarantee.

VAT

          There is no Netherlands value added or turnover tax payable in respect of the payment by the Noteholder in consideration for the issue of the Notes, in respect of any payment by Lif B.V. of interest or principal under the Notes, or the transfer of the Notes or by the Guarantor under the Guarantee.

Other taxes and duties

          There is no Netherlands registration tax, stamp duty or any other similar tax or duty payable in the Netherlands in respect of or in connection with the execution, delivery and enforcement by legal proceedings (including any foreign judgement in the courts of the Netherlands) of the Notes or the performance by Lif B.V. or the Guarantor of their obligations under the Notes or under the Guarantee.

          Subject to the exceptions of the "Income tax" section above, a Noteholder will not become resident, or deemed resident in the Netherlands, or become subject to taxation in the Netherlands by reason only of the holding of a Note or the execution, delivery and/or enforcement of the Notes or performance by Lif B.V. or the Guarantor of their obligations thereunder or under the Notes or under the Guarantee, respectively.

3.      EU Tax Directive

EU Savings Directive

          On 3rd June, 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income under which Member States will be required, if a number of important conditions are met and from a date not earlier than 1st January, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period, Belgium, Luxembourg and Austria will instead be required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

4.      United States Taxation

U.S. holders

          The following is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of Notes by a U.S. Holder (as defined below). This summary does not address the material U.S. federal income tax consequences of every type of Note which may be issued under the Programme, and the relevant Pricing Supplement will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to such type of Note as appropriate. This summary deals only with purchasers of Notes that are U.S. Holders and that will hold the Notes as capital assets. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of Notes by particular investors, and does not address state, local, foreign or other tax laws. In particular, this summary does not address tax considerations applicable to investors that own (directly or indirectly) 10 per cent. or more of the voting stock of the relevant Issuer, nor does this summary discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as banks, insurance companies, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, tax-exempt organisations, dealers in securities or currencies, investors that will hold the Notes as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes or investors whose functional currency is not the U.S. dollar). Moreover, the summary deals only with Notes with a term of 30 years or less. The U.S. federal income tax consequences of owning Notes with a longer term will be discussed in the applicable Pricing Supplement.

          As used herein, the term "U.S. Holder" means a beneficial owner of Notes that is (i) a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, or other entity treated as a corporation, created or organised under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

          The summary is based on the tax laws of the United States including the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.

Payments of Interest

General

          Interest on a Note, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a "foreign currency"), other than interest on a "Discount Note" that is not "qualified stated interest" (each as defined below under "Original Issue Discount – General"), will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. Interest paid by an Issuer other than AD North America on the Notes and OID, if any, accrued with respect to the Notes (as described below under "Original Issue Discount") generally will constitute income from sources outside the United States. Prospective purchasers should consult their tax advisers concerning the applicability of the source of income rules to income attributable to the Notes.

Foreign Currency Denominated Interest

          If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognised by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

          An accrual basis U.S. Holder may determine the amount of income recognised with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years of a U.S. Holder, the part of the period within the taxable year).

          Under the second method, the U.S. Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis U.S. Holder may instead translate the accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and will be irrevocable without the consent of the Internal Revenue Service (the "IRS").

          Upon receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) denominated in, or determined by reference to, a foreign currency, the U.S. Holder will recognise ordinary income or loss measured by the difference between the exchange rate used to accrue interest income pursuant to one of the two above methods and the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

Original Issue Discount

General

          The following is a summary of the principal U.S. federal income tax consequences of the ownership of Notes issued with original issue discount ("OID"). The following summary does not discuss Notes that are characterised as contingent payment debt instruments for U.S. federal income tax purposes. In the event an Issuer issues contingent payment debt instruments the applicable Pricing Supplement will describe the material U.S. federal income tax consequences thereof.

          A Note, other than a Note with a term of one year or less (a "Short-Term Note") will be treated as issued with OID (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price is more than a de minimis amount (0.25 per cent. of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity). An obligation that provides for the payment of amounts other than qualified stated interest before maturity (an "instalment obligation") will be treated as a Discount Note if the excess of the Note's stated redemption price at maturity over its issue price is greater than 0.25 per cent. of the Note's stated redemption price at maturity multiplied by the weighted average maturity of the Note. A Note's weighted average maturity is the sum of the following amounts determined for each payment on a Note (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Note's stated redemption price at maturity. Generally, the issue price of a Note will be the first price at which a substantial amount of Notes included in the issue of which the Note is a part is sold to persons other than bond houses, brokers, or similar persons or organisations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a Note is the total of all payments provided by the Note that are not payments of "qualified stated interest." A qualified stated interest payment is generally any one of a series of stated interest payments on a Note that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), or a variable rate (in the circumstances described below under "Variable Interest Rate Notes"), applied to the outstanding principal amount of the Note. Solely for the purposes of determining whether a Note has OID, an Issuer will be deemed to exercise any call option that has the effect of decreasing the yield on the Note, and a U.S. Holder will be deemed to exercise any put option that has the effect of increasing the yield on the Note.

          U.S. Holders of Discount Notes must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Notes. The amount of OID includible in income by a U.S. Holder of a Discount Note is the sum of the daily portions of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the U.S. Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and the Discount Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Note allocable to the accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the issue price of the Note increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Note that were not qualified stated interest payments.

Acquisition Premium

          A U.S. Holder that purchases a Discount Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount", is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder's adjusted basis in the Note immediately after its purchase over the Note's adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

Market Discount

          A Note, other than a Short-Term Note, generally will be treated as purchased at a market discount (a "Market Discount Note") if the Note's stated redemption price at maturity or, in the case of a Discount Note, the Note's "revised issue price", exceeds the amount for which the U.S. Holder purchased the Note by at least 0.25 per cent. of the Note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the Note's maturity (or, in the case of a Note that is an instalment obligation, the Note's weighted average maturity). If this excess is not sufficient to cause the Note to be a Market Discount Note, then the excess constitutes "de minimis market discount". For this purpose, the "revised issue price" of a Note generally equals its issue price, increased by the amount of any OID that has accrued on the Note and decreased by the amount of any payments previously made on the Note that were not qualified stated interest payments.

          Under current law, any gain recognised on the maturity or disposition of a Market Discount Note (including any payment on a Note that is not qualified stated interest) will be treated as ordinary income to the extent that the gain does not exceed the accrued market discount on the Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Note. This election shall apply to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently will generally be required to defer deductions for interest on borrowings incurred to purchase or carry a Market Discount Note that is in excess of the interest and OID on the Note includible in the U.S. Holder's income, to the extent that this excess interest expense does not exceed the portion of the market discount allocable to the days on which the Market Discount Note was held by the U.S. Holder.

          Under current law, market discount will accrue on a straight-line basis unless the U.S. Holder elects to accrue the market discount on a constant-yield method. This election applies only to the Note with respect to which it is made and is irrevocable.

Election to Treat All Interest as Original Issue Discount

          A U.S. Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under "Original Issue Discount – General," with certain modifications. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortisable bond premium (described below under "Notes Purchased at a Premium") or acquisition premium. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. If the election to apply the constant-yield method to all interest on a Note is made with respect to a Market Discount Note, the electing U.S. Holder will be treated as having made the election discussed above under "Market Discount" to include market discount in income currently over the life of all debt instruments with market discount held or thereafter acquired by the U.S. Holder. U.S. Holders should consult their tax advisers concerning the propriety and consequences of this election.

Variable Interest Rate Notes

          Notes that provide for interest at variable rates ("Variable Interest Rate Notes") generally will bear interest at a "qualified floating rate" and thus will be treated as "variable rate debt instruments" under Treasury regulations governing accrual of OID. A Variable Interest Rate Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total non-contingent principal payments due under the Variable Interest Rate Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

          A "qualified floating rate" is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Note is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless the cap or floor is fixed throughout the term of the Note.

          An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based on objective financial or economic information (e.g., one or more qualified floating rates or the yield of actively traded personal property). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Note will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Note's term. A "qualified inverse floating rate" is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and if the variable rate on the Variable Interest Rate Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

          A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

          If a Variable Interest Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument", then any stated interest on the Note which is unconditionally payable in cash or property (other than debt instruments of the Issuer) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" will generally not be treated as having been issued with OID unless the Variable Interest Rate Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. OID on a Variable Interest Rate Note arising from "true" discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Note.

          In general, any other Variable Interest Rate Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Note. Such a Variable Interest Rate Note must be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Note. In the case of a Variable Interest

Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Note provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Note as of the Variable Interest Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Note is converted into an "equivalent" fixed rate debt instrument in the manner described above.

          Once the Variable Interest Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general OID rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Interest Rate Note will account for the OID and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Note during the accrual period.

          If a Variable Interest Rate Note, such as a Note the payments on which are determined by reference to an index, does not qualify as a "variable rate debt instrument", then the Variable Interest Rate Note will be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of Variable Interest Rate Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement.

Short-Term Notes

          In general, an individual or other cash basis U.S. Holder of a Short-Term Note is not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis U.S. Holders and certain other U.S. Holders are required to accrue OID on Short-Term Notes on a straight-line basis or, if the U.S. Holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. Holder not required and not electing to include OID in income currently, any gain realised on the sale or retirement of the Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to accrue OID on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to Short-Term Notes in an amount not exceeding the deferred income until the deferred income is realised.

          For purposes of determining the amount of OID subject to these rules, all interest payments on a Short-Term Note are included in the Short-Term Note's stated redemption price at maturity. A U.S. Holder may elect to determine OID on a Short-Term Note as if the Short-Term Note had been originally issued to the U.S. Holder at the U.S. Holder's purchase price for the Short-Term Note. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Foreign Currency Notes

          OID for any accrual period on a Discount Note that is denominated in, or determined by reference to, a foreign currency will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder, as described above under "Payments of Interest". Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a Note), a U.S. Holder may recognise exchange gain or loss, which will be ordinary gain or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

          Market Discount on a Note that is denominated in, or determined by reference to, a foreign currency will be accrued by a U.S. Holder in the foreign currency. If the U.S. Holder elects to include market discount in income currently, the accrued market discount will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. Holder's taxable year). Upon the receipt of an amount attributable to accrued market discount, the U.S. Holder will recognise ordinary gain or loss measured in the same manner as for accrued qualified stated interest or OID. A U.S. Holder that does not make this election will recognise, upon the disposition or maturity of the Note, the U.S. dollar value of the amount accrued, calculated at the exchange rate in effect on that date, and no part of this accrued market discount will be treated as exchange gain or loss.

Notes Purchased at a Premium

          A U.S. Holder that purchases a Note for an amount in excess of its principal amount, or for a Discount Note, its stated redemption price at maturity, may elect to treat the excess as "amortisable bond premium", in which case the amount required to be included in the U.S. Holder's income each year with respect to interest on the Note will be reduced by the amount of amortisable bond premium allocable (based on the Note's yield to maturity) to that year. In the case of a Note that is denominated in, or determined by reference to, a foreign currency, bond premium will be computed in units of foreign currency, and amortisable bond premium will reduce interest income in units of the foreign currency. At the time amortised bond premium offsets interest income, exchange gain or loss (taxable as ordinary income or loss) will be realised measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes. Any election to amortise bond premium shall apply to all bonds (other than bonds the interest on which is excludable from gross income for U.S. federal income tax purposes) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and is irrevocable without the consent of the IRS. See also "Original Issue Discount – Election to Treat All Interest as Original Issue Discount".

Purchase, Sale and Retirement of Notes

          A U.S. Holder's tax basis in a Note will generally be its U.S. dollar cost (as defined below) increased by the amount of any OID or market discount included in the U.S. Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. Holder's income with respect to the Note, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortisable bond premium applied to reduce interest on the Note. The U.S. dollar cost of a Note purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), on the settlement date for the purchase.

          A U.S. Holder will generally recognise gain or loss on the sale or retirement of a Note equal to the difference between the amount realised on the sale or retirement and the tax basis of the Note. The amount realised on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of this amount on the date of sale or retirement or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), on the settlement date for the sale. Such an election by an accrual basis U.S. Holder must be applied consistently from year to year and cannot be revoked without the consent of the IRS. A holder of a Bearer Note who is a U.S. person will be subject to the following special rules unless an exemption applies: If a Bearer Note is paid, sold or otherwise disposed of in a transaction that results in a taxable gain or loss for U.S. federal income tax purposes, the gain will be treated as ordinary income and not as capital gain, and no deduction will be allowed in respect of the loss. With respect to Registered Notes, except to the extent described above under "Original Issue Discount – Market Discount" or "Original Issue Discount – Short Term Notes" or attributable to accrued but unpaid interest or changes in exchange rates, gain or loss recognised on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder's holding period in the Notes exceeds one year. For a non-corporate U.S. Holder, the maximum long-term capital gains rate is 20 per cent., which is further reduced to 18 per cent. if the Notes have been held for more than five years.

          Gain or loss recognised by a U.S. Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realised on the transaction. Gain or loss realised by a U.S. Holder on the sale or retirement of a Note generally will be U.S. source.

Exchange of Amounts in other than U.S. Dollars

          Foreign currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time the interest is received or at the time of the sale or retirement. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognised on a sale or other disposition of a foreign currency (including its use to purchase Notes or an exchange for U.S. dollars) will be ordinary income or loss.

Backup Withholding and Information Reporting

          In general, payments of interest and accrued OID on, and the proceeds of a sale, redemption or other disposition of, the Notes, payable to a U.S. Holder by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding may apply to these payments and to accruals of OID if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns. Certain U.S. Holders (including, among others, corporations) are not subject to backup withholding. U.S. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Non-U.S. Holders

          The summary of U.S. federal income tax considerations set out below applies only to Notes issued by AD North America.

          Subject to the discussion of backup withholding in the following section:

  (a)
  Payments of principal, original issue discount ("OID"), and interest by AD North America or any paying agent to any holder of a Note who is a United States Alien (as defined below) will not be subject to U.S. federal withholding tax, provided that, in the case of amounts treated as interest or OID with respect to Notes with a maturity of more than 183 days, (i) the amount of the payment is not determined by reference to any receipts, sales or other cash flow, income or profits, change in value of any property of, or dividend or similar payment made by, AD North America or a person related to AD North America (a "Contingent Payment"), (ii) the holder does not actually or constructively own 10 per cent. or more of the total combined voting power of all classes of stock of AD North America entitled to vote, (iii) the holder is not for U.S. federal income tax purposes a controlled foreign corporation related to AD North America through stock ownership, and (iv) in the case of Registered Notes, the holder provides AD North America or its paying agent with a U.S. Internal Revenue Service ("IRS") Form W-8.

  (b)
  A United States Alien holder of a Note or coupon will not be subject to U.S. federal income tax on any gain or income realised upon the sale, exchange, retirement or other disposition of a Note or coupon, provided that (i) in the case of Notes with a maturity of more than 183 days, the Notes do not provide for any Contingent Payments, (ii) in the case of Registered Notes, the holder has provided AD North America or its paying agent with an IRS Form W-8, and (iii) neither the holder, nor a partner, fiduciary, settlor or beneficiary of the holder if the holder is a partnership or an estate or trust, or a person holding a power over an estate or trust administered by a fiduciary holder, is considered as:

  (i)
  being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment therein;

  (ii)
  having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

  (iii)
  being or having been for U.S. federal income tax purposes a foreign or domestic personal holding company, a passive foreign investment company, a controlled foreign corporation or a corporation that has accumulated earnings to avoid U.S. federal income tax; or

  (iv)
  in the case of Notes with a maturity of more than 183 days, (a) actually or constructively owning or having owned 10 per cent. or more of the total combined voting power of all classes of stock of AD North America entitled to vote or (b) being a controlled foreign corporation related to AD North America through stock ownership.

  (c)
  A Note or coupon held by an individual who is a United States Alien at the time of death will not be subject to U.S. federal estate tax as a result of the individual's death if (i) at the time of the individual's death payments with respect to the Note would not have been effectively connected with a U.S. trade or business of the individual, (ii) with respect to Notes with a maturity of more than 183 days, (A) the holder does not own, actually or constructively, 10 per cent. or more of the total combined voting power of all classes of stock of AD North America entitled to vote and (B) the Note does not provide for any Contingent Payments.

  (d)
  A beneficial owner of a Bearer Note or coupon that is a United States Alien will not be required to disclose its nationality, residence, or identity to AD North America, a paying agent, or any U.S. governmental authority in order to receive payment on the Note or coupon from the Issuer or a paying agent outside the United States (although the beneficial owner of an interest in the Temporary Bearer Global Note will be required to provide a Certificate of Non-U.S. Beneficial Ownership to Euroclear or Clearstream, Luxembourg in order to receive a beneficial interest in a Permanent Bearer Global Note or definitive Notes and coupons and interest thereon.

          For purposes of this discussion, "United States Alien" means any corporation, partnership, individual or estate or trust that, for U.S. federal income tax purposes, is (i) a foreign corporation, (ii) a foreign partnership all of whose partners are United States Aliens, (iii) a non-resident alien individual or (iv) a foreign estate or trust all of whose beneficiaries are United States Aliens.

Backup Withholding and Information Reporting

          Unless AD North America or the paying agent has actual knowledge or reason to know that the holder or beneficial owner, as the case may be, is a U.S. person (as defined in the Internal Revenue Code of 1986, as amended (the "Code")), payments of principal, OID, and interest on Registered Notes made to a United States Alien will not be subject to backup withholding, provided the United States Alien provides the payor with an IRS Form W-8, but interest and OID paid on Registered Notes with a maturity of more than 183 days will be reported to the IRS as required under applicable regulations.

          Payments of principal, OID and interest on Bearer Notes made outside the United States to a United States Alien by a non-U.S. payor will not be subject to information reporting and backup withholding.

          In addition, except as provided in the following sentence, if principal, OID or interest payments made with respect to Bearer Notes are collected outside the United States on behalf of a beneficial owner of a Bearer Note by a foreign office of a custodian, nominee or other agent who is not a U.S. Controlled Person, (as defined below), the custodian, nominee or other agent will not be required to apply backup withholding to these payments when remitted to the beneficial owner and will not be subject to information reporting. However, if the custodian, nominee or other agent is a U.S. Controlled Person, payments collected by its United States or foreign office may be subject to information reporting and backup withholding unless the custodian, nominee or other agent has in its records documentary evidence that the beneficial owner is not a U.S. person or is otherwise exempt from information reporting, and it has no actual knowledge or reason to know that any of the information or certifications associated with this documentation is incorrect.

          Payments on the sale, exchange or other disposition of a Bearer Note made to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, if the broker is a U.S. Controlled Person, payments on the sale, exchange or other disposition of the Bearer Note made to or through a United States or foreign office of the broker will be subject to information reporting unless the beneficial owner has furnished the broker with documentation upon which the broker can rely to treat the payment as made to a beneficial owner that is a foreign person, and the broker has no actual knowledge or reason to know that any of the information or certifications associated with this documentation is incorrect.

          For purposes of this discussion, a "U.S. Controlled Person" means (i) a U.S. person (as defined in the Code), (ii) a controlled foreign corporation for U.S. federal income tax purposes, (iii) a foreign person 50 per cent. or more of whose gross income was effectively connected with the conduct of a United States trade or business for a specified three-year period, or (iv) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons who, in the aggregate, hold more than 50 per cent. of the partnership's income or capital interest or if, at any time during its tax year, it is engaged in the conduct of a trade or business in the United States.

          Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder's U.S. federal income tax liability, and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

          Holders should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

          THE SUMMARY OF U.S. FEDERAL INCOME AND ESTATE TAX SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING NOTES OR COUPONS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

SUBSCRIPTION AND SALE AND TRANSFER AND SELLING RESTRICTIONS

          The Dealers have in an amended and restated programme agreement (such programme agreement as amended and/or supplemented and/or restated from time to time, the "Programme Agreement") dated 29 April 2004 agreed with the Issuers a basis upon which they or any of them may from time to time agree to purchase Notes. Any such agreement will extend to those matters stated under "Form of the Notes" and "Terms and Conditions of the Notes". In the Programme Agreement, the Issuers have agreed to reimburse the Dealers for certain of their expenses in connection with the establishment and any future update of the Programme and the issue of Notes under the Programme and to indemnify the Dealers against certain liabilities incurred by them in connection therewith.

          In order to facilitate the offering of any Tranche of the Notes, certain persons participating in the offering of the Tranche may engage in transactions that stabilise, maintain or otherwise affect the market price of the relevant Notes during and after the offering of the Tranche. Specifically such persons may over-allot or create a short position in the Notes for their own account by selling more Notes than have been sold to them by the relevant Issuer. Such persons may also elect to cover any such short position by purchasing Notes in the open market. In addition, such persons may stabilise or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering of the Notes are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilisation transactions or otherwise. The effect of these transactions may be to stabilise or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any such stabilising or other transactions. Such transactions, if commenced, may be discontinued at any time. Under U.K. laws and regulations stabilising activities may only be carried on by the Stabilising Manager named in the applicable Pricing Supplement and only for a period of 30 days following the Issue Date of the relevant Tranche of Notes.

Transfer Restrictions

          As a result of the following restrictions, purchasers of Notes in the United States are advised to consult legal counsel prior to making any purchase, offer, sale, resale or other transfer of such Notes.

          Each purchaser of Registered Notes or person wishing to transfer an interest from one Registered Global Note to another or from global to definitive form or vice versa, will be required to acknowledge, represent and agree as follows (terms used in this paragraph that are defined in Rule 144A or in Regulation S are used herein as defined therein):

  (i)
  that either: (a) it is a QIB, purchasing (or holding) the Notes for its own account or for the account of one or more QIBs and it is aware that any sale to it is being made in reliance on Rule 144A or (b) it is an Institutional Accredited Investor which has delivered an IAI Investment Letter or (c) it is outside the United States and is not a U.S. person;

  (ii)
  that the Notes are being offered and sold in a transaction not involving a public offering in the United States within the meaning of the Securities Act, and that the Notes have not been and will not be registered under the Securities Act or any other applicable U.S. State securities laws and may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

  (iii)
  that, unless it holds an interest in a Regulation S Global Note and either is a person located outside the United States or is not a U.S. person, if in the future it decides to resell, pledge or otherwise transfer the Notes or any beneficial interests in the Notes, it will do so, prior to the date which is two years after the later of the last Issue Date for the Series and the last date on which the relevant Issuer or an affiliate of the relevant Issuer was the owner of such Notes, only (a) to the relevant Issuer or any affiliate thereof, (b) inside the United States to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A and which takes delivery in the form of an interest in the Rule 144A Global Note, (c) inside the United States, in a transaction not involving a public offering, to a person who is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and who has delivered an IAI Investment Letter to the Principal Paying Agent and Registrar, (d) outside the United States in compliance with Rule 903 or Rule 904 under the Securities Act, (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (f) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable U.S. State securities laws;

  (iv)
  it will, and will require each subsequent holder to, notify any purchaser of the Notes from it of the resale restrictions referred to in paragraph (iii) above, if then applicable;

  (v)
  that Notes initially offered in the United States to QIBs will be represented by one or more Rule 144A Global Notes, that Notes offered to Institutional Accredited Investors will be in the form of Definitive IAI Registered Notes and that Notes offered outside the United States in reliance on Regulation S will be represented by one or more Regulation S Global Notes;

  (vi)
  that the Notes, other than the Regulation S Global Notes, will bear a legend to the following effect and addressing certain other matters unless otherwise agreed to by the relevant Issuer:

    "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT (1) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS OR (2) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"); (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE LAST ISSUE DATE FOR THE SERIES AND THE LAST DATE ON WHICH THE ISSUER OR AN AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITIES OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (3) INSIDE THE UNITED STATES TO A PERSON WHO IS AN INSTITUTIONAL ACCREDITED INVESTOR AND WHO HAS DELIVERED AN IAI INVESTMENT LETTER TO THE PRINCIPAL PAYING AGENT AND REGISTRAR, (4) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (5) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT FOR RESALE OF THIS SECURITY.

    THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS SECURITY AND

    ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).";

  (vii)
  if it is outside the United States and is not a U.S. person, that if it should resell or otherwise transfer the Notes prior to the expiration of the 40-day distribution compliance period (which commences upon completion of the distribution of all the Notes of the Tranche of which the Notes being resold or otherwise transferred form part), it will do so only (a)(i) outside the United States in compliance with Rule 903 or 904 under the Securities Act or (ii) within the United States to a QIB in compliance with Rule 144A which takes delivery in the form of an interest in the Rule 144A Global Note or (iii) inside the United States to a person who is an institutional "accredited investor" (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act who has delivered an IAI Investment Letter to the Principal Paying Agent and Registrar and which takes delivery in the form of a Definitive IAI Registered Note and (b) in accordance with all applicable U.S. State securities laws; and it acknowledges that the Regulation S Global Notes will bear a legend to the following effect unless otherwise agreed to by the relevant Issuer:

    "THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART."; and

  (viii)
  that the relevant Issuer and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of such acknowledgements, representations or agreements made by it are no longer accurate, it shall promptly notify the relevant Issuer; and if it is acquiring any Notes as a fiduciary or agent for one or more accounts it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

          Institutional Accredited Investors who purchase Registered Notes in definitive form offered and sold in the United States in transactions not involving a public offering are required to execute and deliver to the Registrar an IAI Investment Letter. Upon execution and delivery of an IAI Investment Letter by an Institutional Accredited Investor, Notes will be issued in definitive registered form, see "Form of the Notes".

          The IAI Investment Letter will state, among other things, the following:

  (i)
  that the Institutional Accredited Investor has received a copy of this Offering Circular and such other information as it deems necessary in order to make its investment decision;

  (ii)
  that the Institutional Accredited Investor understands that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in this Offering Circular and the Notes (including those set out above) and that it agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act;

  (iii)
  that the Institutional Accredited Investor understands that the offer and sale of Notes have not been registered under the Securities Act and that the Notes may not be offered or sold except as permitted by the terms of the IAI Investment Letter;

  (iv)
  that the Institutional Accredited Investor understands that, on any proposed resale of any Notes, it will be required to furnish to the Issuer such certifications, legal opinions, and other information (including a letter substantially similar to the IAI Investment Letter from any purchaser who is an Institutional Accredited Investor) as it may reasonably require to confirm that the proposed sale complies with the restrictions contained in the IAI Investment Letter, and that the Institutional Accredited Investor further understands that the Notes purchased by it will bear a legend substantially to the foregoing effect;

  (v)
  that, in the event that the Institutional Accredited Investor purchases Notes, it will purchase Notes having an aggregate principal amount of not less than U.S.$500,000 (or the approximate equivalent in another Specified Currency) and with respect to each account (if any) for which it is purchasing Notes, it will purchase Notes having an aggregate principal amount of not less than U.S.$500,000 (or its appropriate Specified Currency);

  (vi)
  that the Institutional Accredited Investor is an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is an institution and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and it and any accounts for which it is acting are each able to bear the economic risk of its or any such accounts' investment for an indefinite period of time;

  (vii)
  that the Institutional Accredited Investor is acquiring the Notes purchased by it for its own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which it exercises sole investment discretion and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control; and

  (viii)
  that, in the normal course of its business, the Institutional Accredited Investor invests in or purchases securities similar to the Notes.

          No sale of Legended Notes in the United States to any one purchaser will be for less than U.S.$100,000 (or its foreign currency equivalent) principal amount (or U.S.$500,000 in the case of Legended Notes sold to Institutional Accredited Investors) and no Legended Note will be issued in connection with such a sale in smaller respective principal amounts. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S.$100,000 (or its foreign currency equivalent) (or U.S.$500,000 in the case of Legended Notes sold to Institutional Accredited Investors) of Registered Notes.

Selling Restrictions

United States

          Neither the Notes nor any guarantee of the Notes have been, nor will they be, registered under the Securities Act and the Notes will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

          The Notes in bearer form are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a United States person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986 and regulations thereunder.

          In connection with any Notes which are offered or sold outside the United States in reliance on an exemption from the registration requirements of the Securities Act provided under Regulation S ("Regulation S Notes"), each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that except as permitted by the Programme Agreement it will not offer, sell or, in the case of Bearer Notes, deliver such Regulation S Notes (i) as part of their distribution at any time or (ii) otherwise until 40 days after the completion of the distribution, as determined and certified by the relevant Dealer or, in the case of an issue of Notes on a syndicated basis, the relevant lead manager, of all Notes of the Tranche of which such Regulation S Notes are a part, within the United States or to, or for the account or benefit of, U.S. persons. Each Dealer has further agreed, and each further Dealer appointed under the Programme will be required to agree, that it will send to each dealer to which it sells any Regulation S Notes (other than a sale pursuant to Rule 144A) during the distribution compliance period a confirmation or other notice setting forth the restrictions on offers and sales of the Regulation S Notes within the United States or to, or for the account or benefit of, U.S. persons.

          Dealers, directly or through their respective U.S. broker dealer affiliates, may arrange for the resale of Notes to QIBs pursuant to Rule 144A and each such purchaser of Notes is hereby notified that the Dealers may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A. The minimum aggregate principal amount of Notes which may be purchased by a QIB pursuant to Rule 144A is U.S.$100,000 (or the approximate equivalent thereof in any applicable Specified Currency). To the extent that the relevant Issuer and Allied Domecq are not subject to or do not comply with the reporting requirements of Section 13 or 15(d) of the Exchange Act or the information furnishing requirements of Rule 12g3-2(b) thereunder, the relevant Issuer and Allied Domecq have agreed to furnish to holders of Notes and to prospective purchasers designated by such holders, upon request, such information as may be required by Rule 144A(d)(4) under the Securities Act, so long as the Notes are considered "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act. Institutional Accredited Investors which are not QIBs will receive Notes in definitive form only.

          Until 40 days after the commencement of the offering of any Series of Notes, an offer or sale of such Notes within the United States by any dealer (whether or not participating in the offering) may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with an available exemption from registration under the Securities Act.

          Each issuance of Index Linked Notes or Dual Currency Notes shall be subject to such additional U.S. selling restrictions as the relevant Issuer and the relevant Dealer may agree as a term of the issuance and purchase of such Notes, which additional selling restrictions shall be set out in the applicable Pricing Supplement.

United Kingdom

          Each Dealer has represented, warranted and agreed and each further Dealer appointed under the Programme will be required to represent, warrant and agree that:

  (i)
  in relation to Notes which have a maturity of one year or more and which are to be admitted to the Official List, it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to admission of such Notes to listing in accordance with Part VI of the Financial Services and Markets Act 2000 (the "FSMA") except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) or the FSMA;

  (ii)
  in relation to Notes which have a maturity of one year or more and which are not to be admitted to the Official List, it has not offered or sold and, prior to the expiry of the period of six months from the issue date of such Notes, will not offer or sell any such Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

  (iii)
  in relation to any Notes having a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the relevant Issuer;

  (iv)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the relevant Issuer or Allied Domecq; and

  (v)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Japan

          The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and each Dealer has agreed and each further Dealer appointed under the Programme will be required to agree that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

France

          Each of the Dealers and each Issuer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, Notes to the public in the Republic of France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in the Republic of France, the Offering Circular or any other offering material relating to the Notes, and that such offers, sales and distributions have been and shall only be made in the Republic of France to qualified investors (investisseurs qualifiés) acting for their own account as defined in and in accordance with Article L.411-1 and L.411-2 of the Code Monétaire et Financier and Decree no 98-880 dated 1 October 1998.

Germany

          In connection with the initial placement of any Notes in Germany, each Dealer has agreed and each further Dealer appointed under the Programme will be required to agree that it will offer and sell such Notes (i) unless otherwise provided in the relevant subscription agreement or the applicable Pricing Supplement in the case of an issue made on a syndicated basis, only for an aggregate purchase price per purchaser of at least €40,000 (or the equivalent in any other currency) or such other amount as may be stipulated from time to time by applicable German law or (ii) as may otherwise be permitted in accordance with applicable German law.

The Netherlands

          Notes will and may only be offered in the Netherlands or by Lif anywhere in the world, and such an offer will and may only be announced:

  (a)
  to persons who trade or invest in securities in the conduct of their profession or trade (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities), provided that the offer, the applicable Pricing Supplement and each announcement of the offer states that the offer is exclusively made to those persons; or

  (b)
  if those Notes have a denomination of at least EUR 50,000 (or its foreign currency equivalent); or

  (c)
  if:

  (i)
  those Notes qualify as Euro-securities (Euro-effecten) (which they do if (A) they are subscribed for and placed by a syndicate of which at least two members are established according to their constitutional documents in different States party to the Agreement on the European Economic Area, (B) at least 60% of those Notes are offered in one or more states other than the state where the relevant Issuer is established according to its constitutional documents, and (C) the Notes may only be subscribed for or initially be purchased through a credit institution or another institution which in the conduct of its business or profession provides one or more of the services referred to under 7 and 8 of Annex 1 to EC Directive 2000/12/EC); and

  (ii)
  no general advertising or canvassing campaign is conducted in respect of the Notes anywhere in the world; or

  (d)
  otherwise in accordance with the Dutch 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995).

          In addition, Bearer Zero Coupon Notes and other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen) may only be transferred or accepted through the mediation of either the relevant Issuer or a Member of Euronext Amsterdam N.V. with due observance of the Savings Certificates Act (including registration requirements), provided that no mediation is required in respect of (i) the initial issue of those Notes to the first holders thereof, (ii) any transfer or acceptance by individuals who do not act in the conduct of a profession or trade, and (iii) the transfer or acceptance of those Notes, if they are physically issued outside the Netherlands and are not distributed in the Netherlands in the course of primary trading or immediately thereafter.

General

          Each Dealer has agreed and each further Dealer appointed under the Programme will be required to agree that it will comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers Notes or possesses or distributes this Offering Circular, any other offering material or any Pricing Supplement and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither the Obligors nor any of the other Dealers shall have any responsibility therefor.

          None of the Obligors and none of the Dealers represents that Notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assumes any responsibility for facilitating such sale.

          With regard to each Tranche, the relevant Dealer will be required to comply with such other restrictions as the relevant Issuer and the relevant Dealer shall agree and as shall be set out in the applicable Pricing Supplement.

          These selling restrictions may be modified by the agreement of the relevant Issuer and the Dealers following a change in a relevant law, regulation or directive. Any such modification will be set out in the Pricing Supplement issued in respect of the issue of Notes to which it relates or in a supplement to this Offering Circular.

GENERAL INFORMATION

Authorisation

          The establishment and update of the Programme, the issue of Notes and the giving of the Guarantee have been duly authorised by resolutions of the Board of Directors of Allied Domecq dated 19 October 1999 and 2 March 2001 and by resolutions of a Financing Committee of the Board of Directors of Allied Domecq dated 15 November 1999, 5 March 2001, 7 March 2002, 25 February 2003 and 23 April 2004 and such establishment and issue have been duly authorised by resolutions of the Board of Directors of Financial Services dated 29 October 1999, 5 March 2001, 7 March 2002, 25 February 2003 and 26 April 2004, a resolution of the Board of Directors of AD Holdings dated 5 March 2001, 7 March 2002, 25 February 2003 and 23 April 2004, a resolution of the Board of Directors of AD North America dated 2 March 2001, 6 March 2002, 24 February 2003 and 26 April 2004 and resolutions of the Board of Managing Directors of Lif dated 22 October 1999, 2 March 2001, 11 March 2002, 19 February 2003 and 26 April 2004.

Listing of Notes

          The listing of Notes on the Official List will be expressed as a percentage of their nominal amount (excluding accrued interest). It is expected that each Tranche of Notes which is to be admitted to the Official List and admitted to trading on the London Stock Exchange's market for listed securities will be admitted separately as and when issued, subject only to the issue of a Global Note or Notes initially representing the Notes of such Tranche. The listing of the Programme in respect of Notes is expected to be granted on or around 29 April 2004.

Documents Available

          So long as Notes are capable of being issued under the Programme, copies of the following documents will, when published, be available for inspection from the registered office of each Obligor and from the specified office of the Paying Agent for the time being in London:

  (i)
  the constitutional documents (with an English translation thereof in the case of Lif) of each Obligor;

  (ii)
  the consolidated audited financial statements of Allied Domecq, AD North America, Financial Services, AD Holdings and Lif in each case in respect of the financial years ended 31 August 2002 and 2003;

  (iii)
  the most recently published audited annual financial statements of each Obligor and the most recently published unaudited interim financial statements (if any) of each Obligor;

  (iv)
  the Programme Agreement, the Agency Agreement, the Trust Deed, the Deed Poll and the forms of the Global Notes, the Notes in definitive form, the Receipts, the Coupons and the Talons;

  (v)
  a copy of this Offering Circular;

  (vi)
  any future offering circulars, prospectuses, information memoranda and supplements including Pricing Supplements (save that a Pricing Supplement relating to an unlisted Note will only be available for inspection by a holder of such Note and such holder must produce evidence satisfactory to the Paying Agent as to its holding of Notes and identity) to this Offering Circular and any other documents incorporated herein or therein by reference; and

  (vii)
  in the case of each issue of listed Notes subscribed pursuant to a subscription agreement, the subscription agreement (or equivalent document).

Clearing Systems

          The Notes in bearer form have been accepted for clearance through Euroclear and Clearstream, Luxembourg. The appropriate Common Code and ISIN for each Tranche of Bearer Notes allocated by Euroclear and Clearstream, Luxembourg will be specified in the applicable Pricing Supplement. In addition, the relevant Issuer may make an application for any Notes in registered form to be accepted for trading in book-entry form by DTC. The CUSIP and/or CINS numbers for each Tranche of Registered Notes, together with the relevant ISIN and common code, will be specified in the applicable Pricing Supplement. If the Notes are to clear through an additional or alternative clearing system (including Sicovam) the appropriate information will be specified in the applicable Pricing Supplement.

Significant or Material Change

          Save as disclosed in this Offering Circular, there has been no significant change in the financial or trading position of the Obligors, their subsidiaries or the Group since 29 February 2004 and there has been no material adverse change in the financial position or prospects of the Obligors, the Group or their subsidiaries since 31 August 2003.

Litigation

          No Obligor and no other member of the Group or their subsidiaries is or has been involved in any legal or arbitration proceedings (including any proceedings which are pending or threatened of which any Obligor is aware) which may have or have had in the 12 months preceding the date of this document a significant effect on the financial position of any Obligor, the Group or their subsidiaries.

Auditors

          The auditors of the Obligors are (i) in the case of Allied Domecq, KPMG Audit Plc, Chartered Accountants and Registered Auditor, who have audited its accounts, without qualification, in accordance with generally accepted auditing standards in the United Kingdom for each of the three financial years ended 31 August 2003, 31 August 2002 and 31 August 2001; (ii) in the case of Financial Services, KPMG Audit Plc, Chartered Accountants and Registered Auditor, who have audited its accounts, without qualification, in accordance with generally accepted auditing standards in the United Kingdom for each of the three financial years ended on 31 August 2003, 31 August 2002 and 31 August 2001; (iii) in the case of AD Holdings, KPMG Audit Plc, Chartered Accountants and Registered Auditor, who have audited its accounts, without qualification, in accordance with generally accepted auditing standards in the United Kingdom for each of the three financial years ended 31 August 2003, 31 August 2002 and 31 August 2001; (iv) in the case of AD North America, KPMG LLP, who have audited its consolidated accounts, without qualification, in accordance with generally accepted auditing standards in the United States for each of the three financial years ended 31 August 2003, 31 August 2002 and 31 August 2001 and (v) in the case of Lif, KPMG Accountants N.V., Registered Accountants, who have audited its accounts, without qualification, in accordance with generally accepted auditing standards in The Netherlands for each of the three financial years ended on 31 August 2003, 31 August 2002 and 31 August 2001.

Trademarks

          All brands referred to in this Offering Circular with a symbol ™ or ® are trademarks and are registered and/or otherwise protected in accordance with applicable law.

ALLIED DOMECQ PLC The Pavilions Bridgwater Road Bedminster Down Bristol BS13 8AR	ALLIED DOMECQ FINANCIAL SERVICES PLC The Pavilions Bridgwater Road Bedminster Down Bristol BS13 8AR
ALLIED DOMECQ (HOLDINGS) PLC The Pavilions Bridgwater Road Bedminster Down Bristol BS13 8AR	ALLIED DOMECQ NORTH AMERICA CORP. Corporation Trust Center 1209 Orange Street Wilmington County of New Castle Delaware
LIF B.V. Florijnstraat 1 4879 AH Etten-Leur The Netherlands
TRUSTEE The Law Debenture Trust Corporation p.l.c. Fifth Floor 100 Wood Street London EC2V 7EX
PRINCIPAL PAYING AGENT Citibank, N.A. 5 Carmelite Street London EC4Y 0PA
REGISTRAR, TRANSFER AGENT AND EXCHANGE AGENT Citibank, N.A. 5 Carmelite Street London EC4Y 0PA
PAYING AGENT AND TRANSFER AGENT Dexia Banque Internationale à Luxembourg, société anonyme 69, route d'Esch L-2953 Luxembourg
LEGAL ADVISERS
To the Obligors as to English and United States federal law	To the Obligors as to Netherlands law
Linklaters One Silk Street London EC2Y 8HQ	De Brauw Blackstone Westbroek London B.V. 2nd Floor, Triton Court 14 Finsbury Square London EC2A 1BR
To the Dealers and the Trustee as to English and United States federal law Allen & Overy One New Change London EC4M 9QQ

AUDITORS
To Allied Domecq PLC, Allied Domecq Financial Services PLC and Allied Domecq (Holdings) PLC	To Lif B.V.
KPMG Audit Plc Chartered Accountants and Registered Auditor 8 Salisbury Square London EC4Y 8BB	KPMG Accountants N.V. Registered Accountants Brainpark K.P.v.d. Mandeleln 41-43 3062 MB Rotterdam
To Allied Domecq North America Corp. KPMG LLP 618-3200 Deziel Dr. Windsor, Ontario Canada
DEALERS
BNP Paribas 10 Harewood Avenue London NW1 6AA	Citigroup Global Markets Limited Citigroup Centre Canada Square Canary Wharf London E14 5LB
Goldman Sachs International Peterborough Court 133 Fleet Street London EC4A 2BB	HSBC Bank plc 8 Canada Square Canary Wharf London E14 5HQ
ING Bank N.V. Foppingadreef 7 1102 BD Amsterdam Zuid-Oost The Netherlands	J.P. Morgan Securities Ltd. 125 London Wall London EC2Y 5AJ
The Royal Bank of Scotland plc 135 Bishopsgate London EC2M 3UR
AUTHORISED ADVISER Goldman Sachs International Peterborough Court 133 Fleet Street London EC4A 2BB